                                                                   EXHIBIT 10.20

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

                                                                     PAGE 1 OF 1

1. AMENDMENT NO.:  2. CONTRACT NO.:  3. EFFECTIVE DATE OF MODIFICATION:  4. PROGRAM:
       04            YH04-0001-03               OCTOBER 1, 2003            DHCM-ACUTE

5. CONTRACTOR/PROVIDER NAME AND ADDRESS:
                                            HEALTH CHOICE ARIZONA
                                       1600 WEST BROADWAY, SUITE 260
                                         TEMPE, ARIZONA 85282-1136
6. PURPOSE:

         To change specific sections of the Contract.

7.       THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

The primary purpose of this amendment is to incorporate the BBA changes as summarized in the attached Summary of Changes and pursuant to the attachments to this Amendment.

All other terms and conditions of the contract remains the same.

Note: Please sign, date and return one
      original to:                         Michael Veit
                                           Contracts & Purchasing Administrator
                                           AHCCCS Contracts and Purchasing
                                           701 E. Jefferson, MD5700
                                           Phoenix, Arizona 85034

8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

   IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

9. NAME OF CONTRACTOR:                  10. ARIZONA HEALTH CARE COST CONTAINMENT
                                            SYSTEM
         HEALTH CHOICE ARIZONA

SIGNATURE OF AUTHORIZED INDIVIDUAL:     SIGNATURE: -s- MICHAEL VEIT

       -s- Carolyn Rose

TYPED NAME:                             TYPED NAME:
         Carolyn Rose                               MICHAEL VEIT

TITLE:                                  TITLE:
         CHIEF EXECUTIVE OFFICER                CONTRACTS AND PURCHASING
                                                ADMINISTRATOR

DATE                                    DATE:
                                                 SEPTEMBER 15, 2003

                REVISED SUMMARY OF CHANGES -RFP 10/1/03-9/30/04

This summary is provided as a convenience to highlight the changes to the Acute Care Contract that have taken place primarily based on responses received from CMS during their review of the document. Any conflict between the summary and the text will be resolved in favor of the text.

All text revisions summarized below are considered either an actual change to contract requirements or a clarification of existing requirements. Finally, punctuation, grammar and style changes have been made throughout the revised text which have no effect on the contract requirements and which may not be otherwise identified.

Para #:     PARAGRAPH TITLE:    SUMMARY OF CHANGE OR CLARIFICATION:                                             Pg.#
Sect.                           See detail below

Various     Various             All references to OMM or OMC were changed to refer to                           Various
                                the Division of Health Care Management

C           Definitions         Removed "The services must be provided at the                                   7-
                                site where the member was treated for the emergency
                                medical condition." from the definition of
                                Post-stabilization services.

D-3         Enrollment and      Add the following after the 3rd sentence of the first paragraph of              17
            Disenrollment       Paragraph 3., "The Contractor may not request disenrollment because of an adverse change in the enrollee's health status, or because of the enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs. An AHCCCS member may request disenrollment from the contractor for cause at any time. Please refer those requests due to situations defined in Section A (1) of the AHCCCS Change of Plan policy to the AHCCCS
                                Verification Unit via mail or at (602) 417-4000 or (800) 962-6690. For medical continuity requests, the contractor shall follow the procedures outlined in the AHCCCS Change of Plan Policy page 5, 2.b., before notifying the AHCCCSA."

D-3         Enrollment and      Add ...during the member's open enrollment/annual enrollment                    17
            Disenrollment       choice period, "the Contractor does not, because of moral or religious objections, cover the service the member seeks " or when approved for ..."

                                Also added "Grievance Rights: Members may submit plan change requests to the Contractor or the AHCCCS Administration. A denial of any plan change request must include a description of the member's right to appeal the denial."

D-10        Scope of Services   After the first paragraph, insert the following:                                22

                                'Authorization of Services: For the processing of requests for initial and continuing authorizations of services, the Contractor shall have in place, and follow, written policies and procedures; The Contractor shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, shall be made by a health care professional who has appropriate clinical expertise in treating the member's condition or disease.

                                Notice of Adverse Action: The Contractor shall notify the requesting provider, and give the member written notice of any decision by the
                                Contractor to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice shall meet the requirements of Sec. 438.404, except that the notice to the provider need not be in writing."

D-10        Scope of Services   Change "Except for behavioral health and children's preventive dental           21
                                services, covered services must be provided by, or coordinated with, a primary care provider. Services must be rendered ......" to read as follows: "Except for behavioral health and children's preventive dental services, covered services must be provided by, or coordinated with, a primary care provider. The Contractor must ensure the coordination of services it provides with services the member receives from other entities. The Contractor must ensure that, in the process of coordinating care, each member's privacy is protected in accordance with the privacy requirements in 45 CFR Parts 160 and 164 Subparts A and E, to the extend that they are applicable. Services must be rendered......"

                                Change "The Contractor may not arbitrarily deny or reduce the amount,           22
                                duration, or scope of a required service solely because of the diagnosis, type of illness, or condition." to read as follows: "The Contractor must ensure that the services are sufficient in amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished. The Contractor may not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the enrollee."

D-10        Scope of Services   Pregnancy Termination, replace entire paragraph with the following:             28

                                AHCCCS covers pregnancy termination if the pregnant member suffers from a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by, or arising from, the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated; the pregnancy is a result of rape or incest.

                                The attending physician must acknowledge that a pregnancy termination has been determined medically necessary by submitting the Certificate of
                                Necessity for Pregnancy Termination. This form must be submitted to the appropriate assigned Health Plan Medical Director. The Certificate must certify that, in the physician's professional judgment, one or more of the previously mentioned criteria have been met.

D-11        Special Health      Delete "The Contractor must implement mechanisms to identify persons with       29
            Care Needs          special health care needs in accordance with the guidelines provided in the AMPM."

                                Also, in the sentence "The Contractor must implement mechanisms to assess each member identified as having special health care needs, in order to identify any ongoing special conditions of the member which require a course of treatment or regular care monitoring in accordance with the guidelines provided in the AMPM." delete "in accordance with the guidelines provided in the AMPM" so the sentence will read as follows:
                                "The Contractor must implement mechanisms to assess each member identified as having special health care needs, in order to identify any ongoing special conditions of the member which require a course of treatment or regular care monitoring." Immediately following the revised sentence, insert "The assessment mechanisms must use appropriate health care professionals. The Contractor shall share with other entities providing services to that member the results of its identification and assessment of that member's needs."

D-12        Behavioral Health   Change Section D, "AHCCCS members are eligible for comprehensive behavioral     29
            Services            health services." to read as follows: "AHCCCS members, except for SOBRA
                                Family Planning members, are eligible for comprehensive behavioral health services."

D-16        Staff Requirements  Added the italicized language: "For the purposes of this contract, the          32
            Support Services    Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity or from participating in non-procurement activities under regulations issued under Executive Order
                                No. 12549 or under guidelines implementing Executive Order 12549. The
                                Contractor is responsible for maintaining a significant local (within the
                                State of Arizona) presence. This presence would include staff as described below. After contract award, the Contractor must obtain approval from AHCCCS prior to moving functions outside the State of
                                Arizona. Such a request for approval must include a description of the processes in place that assure rapid responsiveness to effect changes for contract compliance.

                                The Contractor shall be responsible for any additional costs associated with on-site audits or other oversight activities which result from required system located outside of the State of Arizona."

D-18        Member Information  Added "The Contractor will, on an annual basis, inform all members of their     35
                                right to request the following information:

                                               a. An updated member handbook
                                               b. The network description as described in the AHCCCS
                                                  Division of Health Care Management Member Information
                                                  Policy

                                This information may be sent in a separate written communication or included with other written information such as in a member newsletter."

D-22        Advance Directives  Section D, add the word "law" to item c. (4) so it will read: (4)               37
                                Changes to State law as soon as possible, but no later than 90 days after the effective date of the change.

D-22        Advance Directives  In item c. 3), change the word state to AHCCCSA.                                37

D-23        Quality Management  Replace entire paragraph with the following:                                    37
            and Utilization
            Management          See Attached

D-24        Performance         Replace the Minimum Performance Standards, Goals and Benchmarks table and       38
            Indicators          language below with the following:

                                See Attached

D-25        Grievance System    See revised language                                                            41

D-27        Network             Add the italicized language:                                                    42
            Development

                                The plan shall identify the current status of the Contractor's network, and project future needs based upon, at a minimum, membership growth; the number and types (in terms of training, experience and specialization) of providers that exist in the Contractor's service area, as well as the number of physicians who have privileges with and practice in hospitals; the expected utilization of services.....

D-37        Subcontracts        Add the following italicized language:                                          49

                                The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS Contractor. In addition, except for cost sharing requirement, the Contractor shall not enter into subcontracts that contain compensation terms that differ depending upon a member's eligibility category.

                                If the Contractor delegates duties or responsibilities such as utilization management or claims processing to a subcontractor, then the
                                Contractor shall establish a written agreement that specifies the activities and reporting responsibilities delegated to the subcontractor.
                                The written agreement shall also provide for revoking delegation or imposing other sanctions if the subcontractor's performance is inadequate. In order to determine adequate performance, the Contractor shall monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to a periodic schedule. The schedule for review shall be submitted to AHCCCSA Division of Health Care
                                Management for prior approval. As a result of the performance review, any deficiencies must be communicated to the subcontractor in order to establish a corrective action plan. The results of the performance review and the correction plan shall be communicated to AHCCCS.

D-38        Claims Payment      Change the title of the Paragraph to "Claims Payment/Health                     50
            System              Information System" and insert last paragraph as follows "The Contractor shall develop and maintain a health information system that collects, analyzes, integrates, and reports data. The system shall provide information on areas including, but not limited to, service utilization and grievance and appeals."

D-40        Hospital            Replace the first four sentences with the following:                            51
            Subcontracting and  "Effective October 1, 2003, legislation authorizes the
            Reimbursement       Inpatient Hospital Reimbursement Program (Program). The Program, as
                                defined in the Arizona Revised Statutes 36-2905.01, replaces the previous
                                Hospital Reimbursement Pilot Program, which expires September 30, 2003.
                                The program requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions."

D-59        Copayments          Revised entire paragraph.                                                       66

D-72        Sanctions           Delete "such as termination of the contract" from item f. of the listing of     72
                                intermediate sanctions.

D-75        Pending             Remove Prescription Drug paragraph, Hospice paragraph.                          73
            Legislative/Other
            Issues

D-76        Balanced Budget     Change paragraph to read as follows:                                            74
            Act of 1997 (BBA)

                                "In August of 2002, CMS issued final regulations for the implementation of the BBA. AHCCCS is currently reviewing all areas of the regulations to ensure full compliance with the BBA; however, there are some issues that require further clarification from CMS. Any program changes due to the resolution of the issues will be reflected in amendments to the RFP.
                                Final awarded capitation rates may be also be adjusted to reflect the financial impact of the program changes.

                                AHCCCSA is currently revising policies, as needed, to reflect the BBA regulations. As the policies are updated, they will be issued to all
                                Contractors, both via the AHCCCS website and in hard copy."

E-10        Compliance with     Changed "the Rehabilitation Act of 1972" to "the Rehabilitation Act of          76
            Applicable          1973"
            Laws, Rules
            and Regulations

E-17        Suspension or       Added the italicized language: "The Contractor shall not employ, consult,       77
            Debarment           subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from
                                Federal procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549."

Section I   Instructions to     Remove the words "and benchmarked" from item #22.                               103
            Offerors

Section I   Instructions to     Item 40, claims aging reports, has been eliminated - note in final              105
            Offerors            document (do not remove as the numbering system would change).

Attachment  Item 13, Fraud and  Delete "Incidents involving potential member eligibility fraud should           114
A           Abuse               be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit."
                                and change "All other incidents of potential fraud should be reported to
                                AHCCCSA, Office of the Director, Office of Program Integrity. (ARS
                                36-2918.01; AAC R9-22-511.)" to read as follows: "All incidents of potential fraud should be reported to AHCCCSA, Office of the Director,
                                Office of Program Integrity. (ARS 36-2918.01; AAC R9-22-511.)"

Attachment  Geographic Service  Add "95% of" to the first sentence of the second paragraph after                117
B           Area Minimum        the zip code table so it will read as follows:
            Network
            Requirements

                                In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Contractor must demonstrate its ability to provide PCP, dental and pharmacy services so that 95% of members do not have to travel more than 5 miles from their residence.

Attachment                      Change second paragraph, second sentence "In the event that                     152
E                               the Web application bid submission differs from the bid submission included with Section B of the RFP, the bid submitted via the Web application will prevail." to read as follows "In the event that the Web application bid submission differs from the bid submission included with
                                Section B of the RFP, the bid submitted with Section B of the RFP will prevail."

H (1)       Enrollee and        See revised language.                                                           159-165
H(2)        Provider Grievance
            System Standards
            and Policy

L           Cost Sharing        Added attachment                                                                175
            Copayments

23. QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

QUALITY MANAGEMENT (QM): The Contractor shall provide quality medical care to members, regardless of payer source or eligibility category. The Contractor shall use and disclose medical records and any other health and enrollment information that identifies a particular member in accordance with Federal and State privacy requirements. The Contractor shall execute processes to assess, plan, implement and evaluate quality management and performance improvement activities, as specified in the AMPM, that include at least the following:

1.   Conducting Performance Improvement Projects (PIPs);

2.   QM monitoring and evaluation activities;

3. Investigation, analysis, tracking and trending of quality of care issues, abuse and/or complaints;

4.   AHCCCS mandated performance indicators; and

5.   Credentialing and recredentialing processes.

AHCCCS has established a uniform credentialing and recredentialing policy. The Contractor shall demonstrate that its providers are credentialed and:

     a. Shall follow a documented process for credentialing and recredentialing of providers who have signed contracts or participation agreements with the Contractor;

     b. Shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment; and

     c. Shall not employ or contract with providers excluded from participation in Federal health care programs.

The Contractor shall submit, within timelines specified in Attachment F, a written QM plan that addresses its strategies for performance improvement and conducting the quality management activities described in this section. The Contractor shall conduct performance improvement projects as required by the AMPM.

The Contractor may combine its quality management plan with the plan that addresses utilization management as described below.

UTILIZATION MANAGEMENT (UM): The Contractor shall execute processes to assess, plan, implement and evaluate utilization management activities, as specified in the AMPM, that include at least the following:

1. Pharmacy Management;

2. Prior authorization;

     a. For the processing of requests for initial and continuing authorizations of services the Contractor shall:

               1) Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions; and

               2)   Consult with the requesting provider when appropriate

     b.   Adoption of Practice Guidelines, that

               1) Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;

               2)   Consider the needs of the Contractor's members;

               3) Are adopted in consultation with contracting health care professionals;

               4) Are disseminated by Contractors to all affected providers and, upon request, to enrollees and potential enrollees; and

               5) Provide a basis for consistent decisions for utilization management, member education, coverage of services, and other areas to which the guidelines apply

3. Concurrent review;

4. Continuity and coordination of care;

5.   Monitoring and evaluation of over and/or under utilization of services;

6. Evaluation of new medical technologies, and new uses of existing technologies;

7.   Development and/or adoption of practice guidelines; and

8.   Consistent application of review criteria.

The Contractor shall maintain a written UM plan that addresses its plan for monitoring UM activities described in this section. The plan must be submitted for review by AHCCCS Division of Health Care Management (DHCM) within timelines specified in Attachment F.

24. PERFORMANCE STANDARDS

All Performance Standards described below apply to all member populations.

Contractors must meet AHCCCS stated Minimum Performance Standards. However, it is equally important that Contractors continually improve their performance indicator outcomes from year to year. Contractors shall strive to meet the ultimate standard, or benchmark, established by AHCCCS.

Any statistically significant drop in the Contractor's performance level for any indicator must be explained by the Contractor in its annual quality management program evaluation. If a Contractor has a significant drop in any indicator without a justifiable explanation, it will be required to submit a corrective action plan and may be subject to sanctions.

AHCCCS has established three levels of performance:

     MINIMUM PERFORMANCE STANDARD - A Minimum Performance Standard is the minimal expected level of performance by the Contractor. If a Contractor does not achieve this standard, or any indicator decline; to a level below the AHCCCS Minimum Performance, the Contractor will be required to submit a corrective action plan and may be subject to sanctions.

     GOAL - A Goal is a reachable standard for a given performance indicator for the Contract Year. If the Contractor has already met or exceeded the AHCCCS Minimum Performance Standard for any indicator, the Contractor must strive to meet the established Goal for the indicator(s).

     BENCHMARK - A Benchmark is the ultimate standard to be achieved. Contractors that have already achieved or exceeded the Goal for any performance indicator must strive to meet the Benchmark for the indicator(s). Contractors that have achieved the Benchmark are expected to maintain this level of performance for future years.

A Contractor that has not shown demonstrable and sustained improvement toward meeting AHCCCS Performance Standards shall develop a corrective action plan. The corrective action plan must be received by AHCCCS, Division of Health Care Management within 30 days of receipt of notification from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up onsite reviews to verify compliance with a corrective action plan. Failure to achieve adequate improvement may result in sanction imposed by AHCCCS.

PERFORMANCE INDICATORS: The Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the Technical Specifications section of the most recently published Health Plan Performance Standards Results and Analysis documents for perinatal, pediatric and adult/adolescent services. The indicators for postpartum visits and low birth weight have been eliminated as contractual performance standards. The Contractor shall continue to monitor rates for postpartum visits and low birth weights and implement interventions as necessary to improve or sustain these rates. These activities will be monitored by AHCCCSA during the Operational and Financial Review.

CMS has been working in partnership with states in developing core performance measures for Medicaid and SCHIP programs. The current AHCCCS established performance indicators may be subject to change when these core measures are finalized and implemented.

In addition, AHCCCS has established standards for the following indicators:

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program. The participation rate is the number of children younger than 21 years receiving at least one medical screen during the contract year, compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the AHCCCS EPSDT periodicity schedule and the average period of eligibility.

PEDIATRIC IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM.

The Contractor shall participate in immunization audits, at intervals specified by AHCCCSA, based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCS will provide the Contractor the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA, in the required format, all immunization data for the two-year-old children sampled. If medical records are missing for more than 5 percent of the sample group, the Contractor is subject to sanctions by AHCCCSA. An External Quality Review Organization
(EQRO) may conduct a study to validate the Contractor's reported rates.

The following table identifies the Minimum Performance Standards, Goals and Benchmarks for each indicator:

                                                  CYE 04 Minimum   CYE 04    Benchmark *
                                                    Performance     Goal     (Healthy       Reporting
        Performance Indicator                        Standard               People Goals)   Frequency
---------------------------------------           --------------   ------   -------------   ----------
Immunization of two-year-olds 3 antigen                 78%         82%          90%        Odd years
series (4:3:1)
Immunization of two-year-olds 5 antigen                 67%         73%          90%        Odd years
series (4:3:1:2:3)
Immunizations of two-year-olds                                                              Odd years
    DtaP        4 doses                                 82%         85%          90%        Odd years
    Polio       3 doses                                 88%         90%          90%        Odd years
    MMR -       1 dose                                  88%         90%          90%        Odd years
    Hib         2 doses                                 85%         90%          90%        Odd years
    HBV         3 doses                                 81%         87%          90%        Odd years
Varicella 1 dose                                        73%         80%          90%        Odd years
Dental visits                                           45%         55%          56%        Odd years
Well-child Visits 15 Months                             58%         64%          90%        Odd years
Well-child Visits 3-6 Years                             48%         64%          80%        Odd years
EPSDT Participation                                     58%         80%          80%        Annually
Children's Access-to PCP's                              77%         80%          97%        Annually
Cervical Cancer Screening (3-yr period)                 57%         60%          90%        Even years
Breast Cancer Screening                                 55%         60%          70%        Even years

Adolescent Well-care Visits                             48%         49%          50%        Odd years
Adult Ambulatory/Preventive Care                        78%         80%          96%        Annually
Timeliness of Prenatal Care                             59%         65%          90%        Even years

*Benchmarks for each performance indicator are based on Healthy People 2000 or 2010 goals for health promotion and disease prevention, as determined by the U.S. Department of Health and Human Services.

Contractors shall implement an ongoing quality assessment and performance improvement programs for the services it furnishes to members. Basic elements of the Contractor quality assessment and performance improvement programs, at a minimum, shall comply with the following requirements:

QUALITY ASSESSMENT PROGRAM

The Contractor shall have an ongoing quality assessment program for the services it furnishes to members that includes the following: \

1. The program shall be designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in clinical care and non-clinical care areas that are expected to have a favorable effect on health outcomes and member satisfaction. '

2.   Annually, the Contractor shall:

     a. If required, measure and report to the State its performance, using standard measures required by the State, or

     b. Submit to the State, data specified by the State, that enables the State to measure the Contractor's performance; or

     c.   Perform a combination of the activities.

3. The Contractor shall have in effect mechanisms to detect both underutilization and overutilization of services.

4. The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs.

PERFORMANCE IMPROVEMENT PROGRAM

The Contractor shall have an ongoing program of performance improvement projects that focus on clinical and non-clinical areas, and that involve the following:

1.   Measurement of performance using objective quality indicators.

2.   Implementation of system interventions to achieve improvement in quality

3.   Evaluation of the effectiveness of the interventions.

4. Planning and initiation of activities for increasing or sustaining improvement.

The Contractor shall report the status and results of each project to the AHCCCSA as requested. Each performance improvement project must be completed in a reasonable time period so as to generally allow information on the success of performance improvement projects in the aggregate to produce new information on quality of care every year.

                                                      CONTRACT/RFP NO. YH04-0001

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                         SOLICITATION, OFFER AND AWARD
                      REQUEST FOR PROPOSAL NUMBER YH04-0001

DATE ISSUED: FEBRUARY 3, 2003          ISSUED BY:     AHCCCSA
                                                      CONTRACTS AND PURCHASING
SUBJECT OF SOLICITATION:                              701 E. JEFFERSON AVE.
ACUTE CARE SERVICES                                   PHOENIX, AZ 85034
TERM OF CONTRACT: 10/1/03- 9/30/06

QUESTIONS CONCERNING THIS SOLICITATION SHALL BE SUBMITTED TO MICHAEL VEIT, (602)
                                   417-4762 OR
                       E-MAIL OF MJVeit@ahcccs.state.az.us

I.   SOLICITATION

In accordance with A.R.S. Section 36-2901, which is incorporated herein by reference, competitive sealed proposals will be received at the address above, until 3:00 p.m. local time, March 31, 2003. Proposals must be in the actual possession of AHCCCSA on or prior to the time and date and at the location indicated above. LATE PROPOSALS WILL NOT BE CONSIDERED. Proposals must be submitted in a sealed envelope or package (original and 7 copies) with the Solicitation Number and the offeror's name and address clearly indicated on the envelope or package. All proposals must be completed in ink or typewritten. Additional instructions for preparing a proposal are included in this solicitation document.

                                TABLE OF CONTENTS

A.  SOLICITATION, OFFER AND AWARD ...........................            1
B.  RATES ............................. ..... ...............            6
C.  DEFINITIONS .............................................            7
D.  PROGRAM REQUIREMENTS ....................................           15
E.  CONTRACT CLAUSES ........................................           75
F.  INDEX ...................................................           83
G.  REPRESENTATIONS & CERTIFICATIONS ........................           86
H.  EVALUATION FACTORS ......................................           95
I.  INSTRUCTIONS TO OFFERORS ................................           98
J.  ATTACHMENTS .............................................          112

II.  OFFER (Must be My completed by Offeror)

The undersigned Offeror hereby agrees, if this offer is accepted within 120 days of receipt of proposals, to provide all services in accordance with the terms and requirements stated herein, including all attachments, amendments, and Best-and-Final Offers (if any).

Name of Offeror: _______________________________ Phone:_________________________

Address: _______________________________________ Fax: __________________________

City/State/Zip: ________________________________ Email: ________________________

Printed Name of Person Authorized to Sign Offer: _______________________________

Offerer's Signature: ___________________________ Date: _________________________

III. AWARD (To be completed by AHCCCSA)

The offer, including all attachments, amendments and Best-and-Final Offers (if any), contained herein, is accepted. Awarded this ___________day of ___________, 2003.

_________________________________________________
Michael Veil, as AHCCCS Contracting Officer

                                                            Final Acute Care RFP
                                                              September 15, 2003

                                                      CONTRACT/RFP NO. YH04-0001

                                TABLE OF CONTENTS

SOLICITATION, OFFER AND AWARD.................................................................................         1

SECTION B: CAPITATION RATES...................................................................................         6

SECTION C: DEFINITIONS........................................................................................         7

SECTION D: PROGRAM REQUIREMENTS...............................................................................        15

   1.     TERM OF CONTRACT AND OPTION TO RENEW ...............................................................        15
   2.     ELIGIBILITY CATEGORIES .............................................................................        16
   3.     ENROLLMENT AND DISENROLLMENT .......................................................................        17
   4.     ANNUAL ENROLLMENT CHOICE ...........................................................................        19
   5.     OPEN ENROLLMENT ........................................... ........................................        20
   6.     AUTO-ASSIGNMENT ALGORITHM ..........................................................................        20
   7.     AHCCCS MEMBER IDENTIFICATION CARDS .................................................................        20
   8.     MAINSTREAMING OF AHCCCS MEMBERS ....................................................................        20
   9.     TRANSITION OF MEMBERS ..............................................................................        21
   10.    SCOPE OF SERVICES ..................................................................................        21
   11.    SPECIAL HEALTH CARE NEEDS ..........................................................................        29
   12.    BEHAVIORAL HEALTH SERVICES ......................... ...............................................        29
   13.    AHCCCS MEDICAL POLICY MANUAL .......................................................................        31
   14.    MEDICAID IN THE PUBLIC SCHOOLS (MIPS) ..............................................................        31
   15.    PEDIATRIC IMMUNIZATIONS AND THE VACCINE FOR CHILDREN PROGRAM .......................................        32
   16.    STAFF REQUIREMENTS AND SUPPORT SERVICES ............................................................        32
   17.    WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS ..................................................        34
   18.    MEMBER INFORMATION .................................................................................        34
   19.    MEMBER SURVEYS .....................................................................................        35
   20.    CULTURAL COMPETENCY ................................................................................        35
   21.    MEDICAL RECORDS ....................................................................................        36
   22.    ADVANCE DIRECTIVES .................................................................................        36
   23.    QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM) ..............................................        37
   24.    PERFORMANCE STANDARDS ..............................................................................        38
   25.    GRIEVANCE SYSTEM ...................................................................................        41
   26.    QUARTERLY GRIEVANCE REPORT .........................................................................        42
   27.    NETWORK DEVELOPMENT ................................................................................        42
   28.    PROVIDER AFFILIATION TRANSMISSION ..................................................................        43
   29.    NETWORK MANAGEMENT .................................................................................        43
   30.    PRIMARY CARE PROVIDER STANDARDS ....................................................................        44
   31.    MATERNITY CARE PROVIDER STANDARDS ..................................................................        45
   32.    REFERRAL PROCEDURES AND STANDARDS ..................................................................        45
   33.    APPOINTMENT STANDARDS ..............................................................................        46
   34.    FEDERALLY QUALIFIED HEALTH CENTERS (FQHC) ..........................................................        47
   35.    PROVIDER MANUAL ....................................................................................        48
   36.    PROVIDER REGISTRATION ..............................................................................        49
   37.    SUBCONTRACTS .......................................................................................        49
   38.    CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM ...........................................................        50
   39.    SPECIALTY CONTRACTS ................................................................................        51
   40.    HOSPITAL SUBCONTRACTING AND REIMBURSEMENT ..........................................................        51
   41.    NURSING FACILITY REIMBURSEMENT .....................................................................        52
   42.    PHYSICIAN INCENTIVES ...............................................................................        52

                                                            Final Acute Care RFP
                                                              September 15, 2003

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                                                      CONTRACT/RFP NO. YH04-0001

  43.     MANAGEMENT SERVICES SUBCONTRACTORS ..................................................................       53
  44.     MANAGEMENT SERVICES SUBCONTRACTOR AUDITS ............................................................       53
  45.     MINIMUM CAPITALIZATION REQUIREMENTS .................................................................       53
  46.     PERFORMANCE BOND OR BOND SUBSTITUTE .................................................................       54
  47.     AMOUNT OF PERFORMANCE BOND ..........................................................................       55
  48.     ACCUMULATED FUND DEFICIT ............................................................................       55
  49.     ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS ......................................................       55
  50.     FINANCIAL VIABILITY STANDARDS / PERFORMANCE GUIDELINES ..............................................       56
  51.     SEPARATE INCORPORATION ..............................................................................       57
  52.     MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP ......................................................       57
  53.     COMPENSATION ........................................................................................       57
  54.     PAYMENTS TO CONTRACTORS .............................................................................       59
  55.     CAPITATION ADJUSTMENTS ..............................................................................       60
  56.     INCENTIVES ..........................................................................................       60
  57.     REINSURANCE .........................................................................................       61
  58.     COORDINATION OF BENEFITS / THIRD PARTY LIABILITY ....................................................       64
  59.     COPAYMENTS ..........................................................................................       66
  60.     MEDICARE SERVICES AND COST SHARING ..................................................................       66
  61.     MARKETING ...........................................................................................       66
  62.     CORPORATE COMPLIANCE ................................................................................       67
  63.     RECORDS RETENTION ...................................................................................       67
  64.     DATA EXCHANGE REQUIREMENTS ..........................................................................       68
  65.     ENCOUNTER DATA REPORTING ............................................................................       69
  66.     ENROLLMENT AND CAPITATION TRANSACTION UPDATES .......................................................       69
  67.     PERIODIC REPORT REQUIREMENTS ........................................................................       70
  68.     REQUESTS FOR INFORMATION ............................................................................       70
  69.     DISSEMINATION OF INFORMATION ........................................................................       71
  70.     OPERATIONAL AND FINANCIAL READINESS REVIEWS .........................................................       71
  71.     OPERATIONAL AND FINANCIAL REVIEWS ...................................................................       71
  72.     SANCTIONS .............................. ............................................................       72
  73.     BUSINESS CONTINUITY PLAN ............................................................................       73
  74.     TECHNOLOGICAL ADVANCEMENT.. .........................................................................       73
  75.     PENDING LEGISLATIVE / OTHER ISSUES ..................................................................       73
  76.     BALANCED BUDGET ACT OF 1997 (BBA) ...................................................................       74
  77.     HEALTHCARE GROUP OF ARIZONA .........................................................................       74

SECTION E: CONTRACT CLAUSES....................................................................................       75

  1)      APPLICABLE LAW ......................................................................................       75
  2)      AUTHORITY ...........................................................................................       75
  3)      ORDER OF PRECEDENCE .................................................................................       75
  4)      CONTRACT INTERPRETATION AND AMENDMENT ...............................................................       75
  5)      SEVERABILITY ........................................................................................       75
  6)      RELATIONSHIP OF PARTIES... ..........................................................................       75
  7)      ASSIGNMENT AND DELEGATION .......................... ................................................       75
  8)      GENERAL INDEMNIFICATION .............................................................................       75
  9)      INDEMNIFICATION - PATENT AND COPYRIGHT ..............................................................       76
  10)     COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS ..............................................       76
  11)     ADVERTISING AND PROMOTION OF CONTRACT ...............................................................       76
  12)     PROPERTY OF THE STATE ...............................................................................       76
  13)     THIRD PARTY ANTITRUST VIOLATIONS ....................................................................       76
  14)     RIGHT TO ASSURANCE ..................................................................................       76

                                                            Final Acute Care RFP
                                                              September 15, 2003

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                                                      CONTRACT/RFP NO. YH04-0001

  15)     TERMINATION FOR CONFLICT OF INTEREST ................................................................       76
  16)     GRATUITIES ..........................................................................................       77
  17)     SUSPENSION OR DEBARMENT .............................................................................       77
  18)     TERMINATION FOR CONVENIENCE .........................................................................       77
  19)     TERMINATION FOR DEFAULT .............................................................................       77
  20)     TERMINATION - AVAILABILITY OF FUNDS .................................................................       78
  21)     RIGHT OF OFFSET .....................................................................................       78
  22)     NON-EXCLUSIVE REMEDIES ..............................................................................       78
  23)     NON-DISCRIMINATION ..................................................................................       78
  24)     EFFECTIVE DATE ......................................................................................       78
  25)     INSURANCE ...........................................................................................       78
  26)     DISPUTES ............................................................................................       79
  27)     RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS .........................................................       79
  28)     INCORPORATION BY REFERENCE ..........................................................................       79
  29)     COVENANT AGAINST CONTINGENT FEES ....................................................................       79
  30)     CHANGES .............................................................................................       79
  31)     TYPE OF CONTRACT ....................................................................................       79
  32)     AMERICANS WITH DISABILITIES ACT .....................................................................       79
  33)     WARRANTY OF SERVICES ................................................................................       80
  34)     NO GUARANTEED QUANTITIES ............................................................................       80
  35)     CONFLICT OF INTEREST ................................................................................       80
  36)     DISCLOSURE OF CONFIDENTIAL INFORMATION ..............................................................       80
  37)     COOPERATION WITH OTHER CONTRACTORS ..................................................................       80
  38)     ASSIGNMENT OF CONTRACT AND BANKRUPTCY ...............................................................       80
  39)     OWNERSHIP OF INFORMATION AND DATA ...................................................................       80
  40)     AHCCCSA RIGHT TO OPERATE CONTRACTOR .................................................................       81
  41)     AUDITS AND INSPECTIONS ..............................................................................       81
  42)     LOBBYING ............................................................................................       81
  43)     CHOICE OF FORUM .....................................................................................       82

SECTION F: INDEX - PROGRAM REQUIREMENTS AND CONTRACT CLAUSES...................................................       83

SECTION G: REPRESENTATIONS AND CERTIFICATIONS OF OFFEROR.......................................................       86

SECTION H: EVALUATION FACTORS AND SELECTION PROCESS............................................................       95

SECTION I: INSTRUCTIONS TO OFFERORS............................................................................       98

SECTION J: LIST OF ATTACHMENTS.................................................................................      112

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS...................................................................      113

  1)      ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES ............................................      113
  2)      AWARDS OF OTHER SUBCONTRACTS ........................................................................      113
  3)      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING ..................................      113
  4)      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION .....................................................      113
  5)      CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988 ..................................................      113
  6)      COMPLIANCE WITH AHCCCSA RULES RELATING TO AUDIT AND INSPECTION ......................................      113
  7)      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS .........................................................      114
  8)      CONFIDENTIALITY REQUIREMENT .........................................................................      114
  9)      CONFLICT IN INTERPRETATION OF PROVISIONS ............................................................      114
  10)     CONTRACT CLAIMS AND DISPUTES ........................................................................      114
  11)     ENCOUNTER DATA REQUIREMENT ..........................................................................      114

                                                            Final Acute Care RFP
                                                              September 15, 2003

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                                                      CONTRACT/RFP NO. YH04-0001

  12)     EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES ...................................      114
  13)     FRAUD AND ABUSE .....................................................................................      114
  14)     GENERAL INFORMATION .................................................................................      114
  15)     INSURANCE ...........................................................................................      114
  16)     LIMITATIONS ON BILLING AND COLLECTION PRACTICES .....................................................      115
  17)     MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES .....................................      115
  18)     NON-DISCRIMINATION REQUIREMENTS .....................................................................      115
  19)     PRIOR AUTHORIZATION AND UTILIZATION REVIEW ..........................................................      115
  20)     RECORDS RETENTION ...................................................................................      115
  21)     SEVERABILITY ........................................................................................      116
  22)     SUBJECTION OF SUBCONTRACT ...........................................................................      116
  23)     TERMINATION OF SUBCONTRACT ..........................................................................      116
  24)     VOID ABILITY OF SUBCONTRACT .........................................................................      116
  25)     WARRANTY OF SERVICES ................................................................................      116

ATTACHMENT B: MINIMUM NETWORK STANDARDS........................................................................      117

ATTACHMENT C: MANAGEMENT SERVICES SUBCONTRACTOR STATEMENT......................................................      128

ATTACHMENT D (1): SAMPLE LETTER OF INTENT......................................................................      134

ATTACHMENT D (2): NETWORK SUBMISSION REQUIREMENTS..............................................................      138

ATTACHMENT E: INSTRUCTIONS FOR PREPARING CAPITATION PROPOSAL...................................................      152

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS.....................................................................      154

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM........................................................................      156

ATTACHMENT H (1): ENROLLEE GRIEVANCE SYSTEM STANDARDS AND POLICY...............................................      159

ATTACHMENT H(2) PROVIDER GRIEVANCE SYSTEM STANDARDS AND POLICY.................................................      164

ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS................................................................      166

ATTACHMENT J: EPSDT PERIODICITY SCHEDULE.......................................................................      169

ATTACHMENT K: OFFEROR'S CHECKLIST..............................................................................      172

ATTACHMENT L: COST SHARING COPAYMENTS..........................................................................      175

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

CAPITATION RATES                                      CONTRACT/RFP NO. YH04-0001

SECTION B: CAPITATION RATES

PRE-CONTRACT AWARD

     1. The Contractor shall assume in the capitation rate calculation that services will be provided as described in this solicitation.

     2. The first page following this page must be a certification that the capitation rates submitted by the Offeror are actuarially sound by an actuary who is a member of the American Academy of Actuaries.

     3. The Capitation Rate Calculation Sheets (CRCS) will be generated by the Web application, described in Attachment E. The Offeror must complete two such CRCS for each risk group and Geographical Service Area (GSA) it is bidding. One CRCS is to be bid with Prescription Drug expenditures included and one CRCS is to be bid without Prescription Drug expenditures. The Offeror should insert a print out of the CRCS bid sheets after the actuarial certification.

     4. In the event that the Web application bid submission differs from the bid submission included with this section, the bid submitted via the Web application will prevail.

POST-CONTRACT AWARD

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid the attached Contractor specific rates for the term October 1,2003 through September 30, 2004.

SEE ATTACHED.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

SECTION C: DEFINITIONS

1931 Eligible individuals and families under the 1931 provision of the Social Security Act, with household income levels at or below 100% of the FPL.

ADHS Arizona Department of Health Services, the state agency mandated to serve the public health needs of all Arizona citizens.

ADHS BEHAVIORAL               A Title XIX or Title XXI acute care member who is
HEALTH RECIPIENT              eligible for, and is receiving, behavioral health
                              services through ADHS and its subcontractors.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System, which is composed of the Administration, Contractors, and other arrangements through which health care services are provided to an eligible person, as defined by A.R.S. Section 36-2902, et seq.

AHCCCS BENEFITS               See "COVERED SERVICES".

AHCCCS MEMBER                 See "MEMBER".

AHCCCSA                       Arizona Health Care Cost Containment System
                              Administration.

ALTCS The Arizona Long Term Care System, a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by A.R.S. Section 36-2932.

AMBULATORY                    Preventive, diagnostic and treatment services
CARE                          provided on an outpatient basis by physicians,
                              nurse practitioners, physician assistants and other health care providers.

AMPM                          AHCCCS Medical Policy Manual.

ANNUAL                        The opportunity, given each member annually, to
ENROLLMENT                    change to another Contractor in their GSA.
CHOICE (AEC)

ARIZONA                       State regulations established pursuant to relevant
ADMINISTRATIVE                statutes. For purposes of this solicitation, the
CODE (A.A.C.)                 relevant sections of the AAC are referred to
                              throughout this document as "AHCCCS Rules".

A.R.S.                        Arizona Revised Statutes.

BBA                           The Balanced Budget Act of 1997.

BCCTP Breast and Cervical Cancer Treatment Program, a Title XIX eligibility expansion program for women who are not otherwise Title XIX eligible and are diagnosed as needing treatment for breast and/or cervical cancer or lesions.

BIDDER'S LIBRARY              A repository of manuals, statutes, rules and other
                              reference material located at the AHCCCS Central office in Phoenix. A limited, virtual library is located on the AHCCCS website at www.ahcccs.state.az.us.

BOARD CERTIFIED               An individual who has successfully completed all
                              prerequisites of the respective specialty board and successfully passed the required examination for certification.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

CAPITATION                    Payment to Contractor by AHCCCSA of a fixed
                              monthly payment per person in advance for which the Contractor provides a full range of covered services as authorized under A.R.S. Section
                              36-2904 and Section 36-2907.

CATEGORICALLY                 Member eligible for Medicaid under Title XIX of
LINKED TITLE XIX              the Social Security Act including those eligible
MEMBER                        under 1931 provisions of the Social Security Act,
                              Sixth Omnibus Budget Reconciliation Act (SOBRA),
                              Supplemental Security Income (SSI), SSI-related groups. To be categorically linked, the member must be aged 65 or over, blind, disabled, a child under age 19, a parent of a dependent child, or pregnant.

CLEAN CLAIM                   A claim that may be processed without obtaining
                              additional information from the provider of service or from a third party, but does not include claims under investigation for fraud or abuse or claims under review for medical necessity.

CMS (FORMERLY HCFA)           Centers for Medicare and Medicaid Services, an
                              organization within the U.S. Department of Health and Human Services, which administers the Medicare and Medicaid programs and the State Children's
                              Health Insurance Program.

COMPETITIVE BID               A state procurement system used to select
PROCESS                       Contractors to provide covered services on a
                              geographic basis.

CONTINUING                    An AHCCCS Contractor during CYE 03 that submits a
OFFEROR                       proposal pursuant to this solicitation.
(INCUMBENT)

CONTRACT                      See "COVERED SERVICES".
SERVICES

CONTRACT YEAR                 Corresponds to Federal fiscal year (Oct. 1 through
(CY)                          Sept. 30). For example, Contract Year 04 is
                              10/01/03 - 9/30/04.

CONTRACTOR                    An organization or entity agreeing through a
                              direct contracting relationship with AHCCCSA to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules and Federal law and regulations.

CONVICTED                     A judgment of conviction has been entered by a
                              Federal, State or local court, regardless of whether an appeal from that judgment is pending.

COPAYMENT                     A monetary amount specified by the Director that
                              the member pays directly to a Contractor or provider at the time covered services are rendered, as defined in R9-22-107.

COVERED SERVICES              Health care services to be delivered by a
                              Contractor which are designated in Section D of this contract, AHCCCS Rules R9-22, Article 2 and
                              R9-31, Article 2 and the AMPM.

CRS The Children's Rehabilitative Services administered by ADHS, as defined in R9-22-114.

CRS ELIGIBLE                  An individual that has completed the CRS
                              application process, as delineated in the CRS
                              Policy and Procedure Manual, and has met all applicable criteria to be eligible to receive CRS related services.

CRS RECIPIENT                 A CRS recipient is a CRS eligible individual that
                              has completed the initial medical visit at an approved CRS Clinic, which allows the individual to participate in the CRS program.

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

CY                            See "CONTRACT YEAR".

CYE                           Contract Year Ending; same as "CONTRACT YEAR".

DAYS Calendar days unless otherwise specified as defined in the text, as defined in R9-22-101.

DIRECTOR                      The Director of AHCCCSA.

DISCLOSING ENTITY             An AHCCCS provider or a fiscal agent.

DISENROLLMENT                 The discontinuance of a member's ability to
                              receive covered services through a Contractor.

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury as defined in R9-22-102.

DUAL ELIGIBLE                 A member who is eligible for both Medicare and
                              Medicaid.

ELIGIBILITY                   A process of determining, through a written
DETERMINATION                 application and required documentation, whether an
                              applicant meets the qualifications for Title XIX or Title XXI.

EMERGENCY                     A medical condition manifesting itself by acute
MEDICAL                       symptoms of sufficient severity (including severe
CONDITION                     pain) such that a prudent layperson, who possesses
                              an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in: a) placing the patient's health (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part.

EMERGENCY                     Covered inpatient and outpatient services provided
MEDICAL SERVICE               after the sudden onset of an emergency medical
                              condition as defined above. These services must be furnished by a qualified provider, and must be necessary to evaluate or stabilize the emergency medical condition.

ENCOUNTER                     A record of a health care related service rendered
                              by a provider or providers registered with AHCCCSA to a member who is enrolled with a Contractor on the date of service.

ENROLLEE A Medicaid recipient who is currently enrolled with a contractor.

ENROLLMENT                    The process by which an eligible person becomes a
                              member of a Contractor's health plan.

EPSDT Early and Periodic Screening, Diagnosis and Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY PLANNING               A program that provides only family planning
SERVICES                      services for a maximum of 24 months to SOBRA women
EXTENSION                     whose pregnancy has ended and who are not
PROGRAM                       otherwise eligible for full Title XIX services.

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

FEDERALLY                     An entity which meets the requirements and
QUALIFIED HEALTH              receives a grant and funding pursuant to Section
CENTER (FQHC)                 330 of the Public Health Service Act. An FQHC
                              includes an outpatient health program or facility operated by a tribe or tribal organization under the Indian Self-Determination Act (PL 93-638) or an urban Indian organization receiving funds under Title V of the Indian Health Care Improvement Act.


FEE-FOR-SERVICE               A method of payment to registered providers on an
(FFS)                         amount per service basis.

FES Federal emergency services program covered under R9-22-217, to treat an emergency medical condition for a member who is determined eligible under A.R.S. Section 36-2903.03 (D).

FFP Federal financial participation (FFP) refers to the contribution that the Federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR (FY)              The budget year - Federal Fiscal Year: October 1
                              through September 30; State fiscal year: July 1 through June 30.

FREEDOM TO WORK               A Federal program that expands Title XIX
(TICKET TO WORK)              eligibility to individuals, 16 through 64 years
                              old, who are disabled and whose earned income, after allowable deductions, is at or below 250% of the Federal Poverty Level.

GATEKEEPER                    Primary care provider who is primarily responsible
                              for all medical treatment rendered, who makes referrals as necessary, and who coordinates and monitors the member's treatment.

GEOGRAPHIC                    A specific county or defined grouping of counties
SERVICE AREA                  designated by AHCCCSA within which a Contractor
(GSA)                         provides, directly or through subcontract, covered
                              health care to members enrolled with that Contractor.

HEALTHCARE                    A prepaid medical coverage plan marketed to small,
GROUP OF ARIZONA              uninsured businesses and political subdivisions
(HCG)                         within the state.

HEALTH                        Various forms of plan organization, including
MAINTENANCE                   staff and group models that meet the HMO licensing
ORGANIZATION                  requirements of the Federal and/or State
(HMO)                         government and offer a full array of health care
                              services to members on a capitated basis.

HEALTH PLAN                   See "CONTRACTOR".

HIFA Health Insurance Flexibility and Accountability Act, a demonstration initiative by CMS, which targets State Children's Health Insurance Program (Title XXI) funding for populations with incomes below 200 percent of the Federal Poverty Level, seeking to maximize private health insurance coverage options.

HIFA PARENTS                  Parents of Medicaid and KidsCare eligible children
                              who are eligible for AHCCCS benefits under the HIFA Waiver. All eligible parents must pay a monthly premium based on household income.

IBNR Incurred But Not Reported liability for services rendered for which claims have not been received.

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

IHS Indian Health Service authorized as a Federal agency pursuant to 25 U.S.C, 1661.

KIDSCARE Individuals under the age of 19, eligible under the SCHIP program, in households with income at or below 200% FPL. Children, in households with incomes between 150% and 200% of the FPL, may participate in the program, but are required to pay a premium amount based on the number of children in the family and the gross family income.

LIEN A legal claim, filed with the County Recorder's office in which a member resides and in the county an injury was sustained, for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE                  Systems that integrate the financing and delivery
                              of health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members;
                              establish explicit criteria for the selection of health care providers; have financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality, utilization management and the coordination of care.

MANAGEMENT                    A person or organization that agrees to perform
SERVICES                      any administrative function or service for the
SUBCONTRACTOR                 Contractor, specifically related to securing or
                              fulfilling the Contractor's obligations to AHCCCS
                              A, under the terms of this contract.

MANAGING                      A general manager, business manager,
EMPLOYEE                      administrator, director, or other individual who
                              exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of an institution, organization or agency.

MATERIAL                      Facts, data or other information excluded from a
OMISSION                      report, contract, etc., the absence of which could
                              lead to erroneous conclusions following reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICAL EXPENSE               Title XIX Waiver member whose family income is
DEDUCTION (MED)               more than 100% of the Federal Poverty Level and
                              has family medical expenses that reduce income to or below 40% of the Federal Poverty Level. MED's may have a categorical link to a Title XIX program; however, their income exceeds the limits of the Title XIX program.


MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEDICARE HMO                  A Health Maintenance Organization or Comprehensive
                              Medical Plan, which provides Medicare services to Medicare beneficiaries pursuant to a Medicare risk contract with CMS under Section 1876 of the Social
                              Security Act.

MEMBER An eligible person who is enrolled in the system, as defined in A.R.S. Section 36-2901, A.R.S.
                              Section 36-2981 and A.R.S.Section 36-2981.01.

NEW OFFEROR                   An organization or entity that submits a proposal
                              in response to this solicitation and which has not been an AHCCCS Contractor during CYE 03.

NON-CONTRACTING               A person who provides services as prescribed in
PROVIDER                      A.R.S.Section 36-2939 and who does not have a
                              subcontract with an AHCCCS Contractor.

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

OFFEROR An organization or other entity that submits a proposal to the Administration in response to this RFP, as defined in R9-22-106.

PERFORMANCE                   A set of standardized indicators designed to
STANDARDS                     assist AHCCCSA in evaluating, comparing and
                              improving the performance of its Contractors.
                              Specific descriptions of health services measurement goals are found in Section D, Paragraph 24, Performance Standards.

PMMIS                         AHCCCSA's Prepaid Medical Management Information
                              System.

POTENTIAL                     A Medicaid eligible recipient who is not enrolled
ENROLLEE                      with a contractor.

POST                          Medically necessary services, related to an
STABILIZATION                 emergency medical condition, provided after the
SERVICES                      member's condition is sufficiently stabilized so
                              that the member could alternatively be safely discharged or transferred to another location.

PRIMARY CARE                  An individual who meets the requirements of A.R.S.
PROVIDER (PCP)                Section  36-2901, and who is responsible for the
                              management of a member's health care. A PCP may be a physician defined as a person licensed as an allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17 or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S.
                              Title 32, Chapter 15.

PRIOR PERIOD                  The period of time, prior to the member's
                              enrollment, during which a member is eligible for covered services. The time frame is from the effective date of eligibility to the day a member is enrolled with a Contractor.

PROVIDER Any person or entity who contracts with AHCCCSA or a Contractor for the provision of covered services to members according to the provisions A.R.S.
                              Section 36-2901 or any subcontractor of a provider delivering services pursuant to A.R.S.
                              Section 36-2901.

QUALIFIED                     A person, eligible under A.R.S. Section
MEDICARE                      36-2971(6), who is entitled to Medicare Part A
BENEFICIARY                   insurance and meets certain income and residency
(QMB)                         requirements of the Qualified Medicare Beneficiary
                              program. A QMB, who is also eligible for Medicaid, is commonly referred to as a QMB dual eligible.

RATE CODE                     Eligibility classification for capitation payment
                              purposes.

REGIONAL                      An organization under contract with ADHS, who
BEHAVIORAL                    administers covered behavioral health services in
HEALTH                        a geographically specific area of the state.
AUTHORITY (RBHA)              Tribal governments, through an agreement with
                              ADHS, may operate a tribal regional behavioral health authority (TRBHA) for the provision of behavioral health services to Native American members living on-reservation.

REINSURANCE                   A risk-sharing program provided by AHCCCSA to
                              Contractors for the reimbursement of certain contract service costs incurred for a member beyond a certain monetary threshold.

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

RELATED PARTY                 A party that has, or may have, the ability to
                              control or significantly influence a Contractor, or a party that is, or may be, controlled or significantly influenced by a Contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RISK GROUP                    Grouping of rate codes that are paid at the same
                              capitation rate.

RFP Request For Proposal is a document prepared by AHCCCSA, which describes the services required and instructs prospective offerors about how to prepare a response (proposal), as defined in R9-22-106.

SCHIP State Children's Health Insurance Program under Title XXI of the Social Security Act.

SCOPE OF SERVICES             See "COVERED SERVICES".

SES State emergency services program covered under R9-22-217 to treat an emergency medical condition for a qualified alien or non-citizen who is determined eligible under A.R.S.Section 36-2901.06.

SOBRA Section 9401 of the Sixth Omnibus Budget and Reconciliation Act, 1986, amended by the Medicare Catastrophic Coverage Act of 1988, U.S.C. 1396a(a)(10)(A)(ii)(IX), November 5, 1990.

SPECIAL HEALTH                Members with special health care needs are those
CARE NEEDS                    members who have serious and chronic physical,
                              developmental or behavioral conditions, and who also require medically necessary health and related services of a type or amount beyond that required by members generally.

STATE                         The State of Arizona.

STATE PLAN                    The written agreements between the State and CMS
                              which describe how the AHCCCS program meets CMS requirements for participation in the Medicaid program and the State Children's Health Insurance
                              Program.

SUBCONTRACT                   An agreement entered into by the Contractor with a
                              provider of health care services, who agrees to furnish covered services to members or with any other organization or person who agrees to perform any administrative function or service for the Contractor specifically related to fulfilling the Contractor's obligations to AHCCCSA under the terms of this contract, as defined in R9-22-101.

SUBCONTRACTOR                 (1) A person, agency or organization with which
                              the Contractor has contracted or delegated some of its management functions or responsibilities to provide covered services to its members; or (2) A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL                  Federal cash assistance program under Title XVI of
SECURITY INCOME               the Social Security Act.
(SSI)

                                                            Final Acute Care RFP
                                                              September 15, 2003

DEFINITIONS                                           CONTRACT/RFP NO. YH04-0001

TEMPORARY                     A Federal cash assistance program under Title IV
ASSISTANCE TO                 of the Social Security Act established by the
NEEDY FAMILIES                Personal Responsibility and Work Opportunity Act
(TANF)                        of 1996. It replaced Aid To Families With
                              Dependent Children (AFDC).

THIRD PARTY                   An individual, entity or program that is or may be
                              liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member, as defined in R9-22-1001.

THIRD PARTY                   The resources available from a person or entity
LIABILITY                     that is, or may be, by agreement, circumstance or
                              otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or member, as defined in R9-22-1001.

TITLE XIX MEMBER              Member eligible for Federally funded Medicaid
                              programs under Title XIX of the Social Security
                              Act including those eligible under 1931 provisions of the Social Security Act, Sixth Omnibus Budget
                              Reconciliation Act (SOBRA), Supplemental Security
                              Income (SSI), SSI-related groups, Title XIX Waiver groups, Medicare Cost Sharing groups, Breast and
                              Cervical Cancer Treatment program and Freedom to
                              Work.

TITLE XIX WAIVER              All MED (Medical Expense Deduction) members, and
MEMBER                        adults or childless couples at or below 100% of
                              the Federal Poverty Level who are not
                              categorically linked to another Title XIX program.
                              This would also include Title XIX linked individuals whose income exceeds the limits of the categorical program.

TITLE XXI MEMBER              Member eligible for acute care services under
                              Title XXI of the Social Security Act, referred to in Federal legislation as the "State Children's
                              Health Insurance Program" (SCHIP and HIFA). The
                              Arizona version of SCHIP is referred to as "KidsCare."

TRIBAL FACILITY               A facility that is operated by an Indian tribe and
(638 TRIBAL                   that is authorized to provide services pursuant to
FACILITY)                     Public Law 93-638, as amended.

WWHP Well Woman Healthcheck Program, administered by the Arizona Department of Health Services and funded by the Centers for Disease Control and Prevention.

YEAR                          See "Contract Year".

[END OF DEFINITIONS]

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP No. YH04-0001

SECTION D: PROGRAM REQUIREMENTS

1.  TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/03 through 9/30/06, with two one-year options to renew. All contract renewals shall be through contract amendment. AHCCCSA shall issue amendments prior to the end date of the contract when there is an adjustment to capitation rates and/or changes to the scope of service contained herein. Changes to scope of service include but are not limited to changes in the enrolled population, changes in covered services, Changes in GSA's

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA, but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in all GSAs. Further, AHCCCSA may require the Contractor to renew all currently awarded GSA's, or may terminate the contract if the Contractor does not agree to renew all currently awarded GSA's.

When AHCCCSA issues an amendment to the contract, the provisions of such renewal will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the renewal amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contact at least 180 days before its expiration, this liability for transition costs may be waived by AHCCCSA.

CONTRACT TERMINATION: In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth in Paragraph 9, Transition of Members. In addition, AHCCCSA reserves the right to attend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.  Notification of subcontractors and members.

b.  Payment of all outstanding obligations for medical care rendered to members.

c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to AHCCCSA:

         (1) A monthly claims aging report by provider/creditor including IBNR amounts;

         (2) A monthly summary of cash disbursements;

         (3) Copies of all bank statements by the Contractor.

d. Such reports shall be due on the fifth day of each succeeding month for the prior month.

e. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.

f. Any dispute by the Contractor, with respect to termination or suspension of this contract by AHCCCSA, shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

g. Any funds, advanced to the Contractor for coverage of members for periods after the date of termination, shall be returned to AHCCCSA within 30 days of termination of the contract.

2.  ELIGIBILITY CATEGORIES

AHCCCS is Arizona's Title XIX Medicaid program operating under an 1115 Waiver and Title XXI program operating under Title XXI State Plan authority, Arizona has the authority to require mandatory enrollment in managed care. All members eligible for AHCCCS benefits, with few exceptions, are enrolled in acute care health plans and paid for on a capitated basis. AHCCCSA pays for health care expenses on a fee for service (FFS) basis for Title XIX and Title XXI eligible members who receive services through the Indian Health Service; for Title XIX eligible members who are entitled to emergency services under the Federal Emergency Services (FES) program; for Medicare cost sharing beneficiaries under QMB programs; and for the State Emergency Services (SES) Program.

The following describes the eligibility groups enrolled in the managed care program and covered under this contract.

TITLE XIX

         1931 (ALSO REFERRED TO AS TANF): Eligible individuals and families under the 1931 provision of the Social Security Act, with household income levels at or below 100% of the FPL.

         SSI AND SSI RELATED GROUPS: Eligible individuals receiving Supplemental Security Income (SSI) or who are aged, blind or disabled with household income levels at or below 100% of the FPL.

         FREEDOM TO WORK (TICKET TO WORK): Eligible individuals under the Title XIX expansion program that extends eligibility to individuals, 16 through 64 years old who meet SSI disability criteria, whose earned income, after allowable deduction, is at or below 250% of the FPL and who are not eligible for any other Medicaid program. These members must pay a premium to AHCCCSA ranging from $10 to $35, depending on income.

         SOBRA: Under the Sixth Omnibus Budget and Reconciliation Act of 1986, eligible pregnant women, with household income levels at or below 133% of the FPL, and children in families with household incomes ranging from below 100% to 133% of the FPL, depending on the age of the child.

         SOBRA FAMILY PLANNING: Family planning extension program that covers the costs for family planning services only, for a maximum of 24 months following the loss of SOBRA eligibility.

         BREAST AND CERVICAL CANCER TREATMENT PROGRAM (BCCTP): Eligible individuals under the Title XIX expansion program for women with income up to 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other Title XIX programs providing full Title XIX services. Eligible members cannot have other creditable health insurance coverage, including Medicare.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

TITLE XIX WAIVER GROUP

         NON-MED: Eligible individuals and couples whose income is at or below 100% of the FPL, and who are not categorically linked to another Title XIX program.

         MED: Eligible individuals and families whose income is above 100% of the FPL with medical expenses that reduce income to or below 40% of the FPL.

TITLE XXI

         KIDSCARE: Individuals under the age of 19, whose income does not exceed 200% FPL. Children, in households with incomes between 150% and 200% of the FPL may participate in the KidsCare program, but are required to pay a premium amount to AHCCCSA based on the number of children in the family and the gross family income.

         HIFA PARENTS: Non-Title XIX-eligible parents of KidsCare children or parents of Title XIX children who are eligible under the HIFA demonstration initiative waiver, HIFA parents are required to pay a premium to AHCCCSA ranging from $15 to $25 per parent (except Native American members). Due to funding considerations, this program has an enrollment cap.

3.  ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. The Contractor may request AHCCCSA to change the member's enrollment in accordance with the AHCCCS Health Plan Change Policy. The Contractor may not request disenrollment because of an adverse change in the member's health status, or because of the member's utilization of medical services, diminished mental capacity, or uncooperative or distruptive behavior resulting from his or her special needs. An AHCCCS member may request disenrollment from the Contractor for cause at any time. Refer those requests due to situations defined in Section A (1) of the AHCCCS Change of Plan policy to AHCCCSA to the AHCCCS Verification Unit via mail or at (602) 417-4000 or
(800) 962-6690. For medical continuity requests, the Contractor shall follow the procedures outlined in the AHCCCS Change of Plan Policy page 5,2.b., before notifying the AHCCCSA. AHCCCSA will disenroll the member when the member becomes ineligible for the AHCCCS program, moves out of the Contractor's service areas, changes contractors during the member's open enrollment/annual enrollment choice period, the Contractor does not, because of moral-or religious objections, cover the service the member seeks or when approved for a health plan change through the AHCCCS Health Plan Change Policy. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA)   SSA determines eligibility for the
                                       Supplemental Security Income (SSI) cash
                                       program, SSI cash recipients are
                                       automatically eligible for AHCCCS
                                       coverage.

Department of Economic Security (DES)  DES determines eligibility for the families with children under section 1931 of the Social Security Act, pregnant women and children under SOBRA, the Adoption Subsidy Program, Title IV-E foster care children, Young Adult Transitional Insurance Program, the Federal Emergency Services program
                                       (FES), H1FA parents of SOBRA eligible
                                       children, the Title XIX Waiver Members,
                                       and the State Emergency Services (SES)
                                       program.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

AHCCCSA AHCCCSA determines eligibility for the SSI/Medical Assistance Only groups, including the FES program for this population (aged, disabled, blind), the Arizona Long-Term Care System (ALTCS), the Qualified Medicare Beneficiary program and other Medicare cost sharing programs, BCCTP, the Freedom to Work program, the Title XXI KidsCare program, and H1FA parents of KidsCare children.

AHCCCS acute care members are enrolled with Contractors in accordance with the rules set forth in R9-22, Article 17, R9-31-306, 307, 309 and 1719.

HEALTH PLAN CHOICE

All AHCCCS members eligible for services covered under this contract have a choice of available health plans. Information about these health plans will be given to each applicant during the application process for AHCCCS benefits. If there is only one health plan available for the applicant's Geographic Service Area, no choice is offered as long as the health plan offers the member a choice of PCPs. Members who do not choose prior to AHCCCSA being notified of their eligibility, are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm. See Section D, Paragraph 6, Auto-Assignment Algorithm, for further explanation.

Exceptions to the above enrollment policies for Title XIX members include previously enrolled members who have been disenrolled for less than 90 days. These members will be automatically enrolled with the same Contractor, if still available. Members who have less than 30 days of continued eligibility will not be enrolled with a Contractor, but will be placed on Fee for Service, FES and SES members arc not enrolled with a health plan. Women, who become eligible for the Family Planning Services Extension Program, will remain assigned to their current health plan.

The effective date of enrollment for a new Title XIX member with the Contractor is the day AHCCCSA takes the enrollment action, generally the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster, However the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility.

KidsCare members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. If the HIFA parent does not choose, they will be enrolled with their child's health plan following the enrollment rules set forth in R9-31-1719. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with their current health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

The effective date of enrollment for a Title XXI member, including HIFA parents, will be the first day of the month following notification to the health plan, with few exceptions.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for the period of time, prior to the Title XIX member's enrollment, during which a member is eligible for covered services. The time frame is from the effective date of eligibility to the day a member is enrolled with the Contractor. The Contractor receives notification from the Administration of the member's enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided to members during prior period coverage. This may include services provided prior to the contract year (See Section D, Paragraph 53, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

NEWBORNS: Newborns, born to AHCCCS eligible mothers enrolled at the time of the child's birth, will be enrolled with the mother's contractor, when newborn notification is received by AHCCCSA. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation for the newborn will begin on the data notification is received by AHCCCSA, (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; the date of the change will be the date of processing the request from the mother. If the mother does not request a change, the child will remain with the mother's contractor.

Newborns of FES mothers are auto-assigned to a contractor and mothers of these newborns are sent a letter advising them of their right to choose a different contractor for their child. In the event the FES mother chooses a different contractor, AHCCCS will recoup all capitation paid to the originally assigned contractor and the baby will be enrolled retroactive to the date of birth in the second contractor. The second contractor will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second contractor will be responsible for all covered services to the newborn from date of birth.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to HIFA parents. The enrollment guarantee is a one-time benefit. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans, on or off-reservation, may choose to receive services from Indian Health Service (IHS), a PL 93-638 tribal facility or any available contractor. If a choice is not made within the specified time limit, Native American Title XIX members living on-reservation will be assigned to IHS. Native American Title XlX members living off-reservation will be assigned to an available contractor using AHCCCS' Family Continuity Policy and auto-assignment algorithm. Native American Title XXI members must make a choice prior to being determined eligible. Title XXI HIFA parent members' enrollment will follow the Title XIX enrollment rules. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time.

GRIEVANCE RIGHTS: Members may submit plan change requests to the Contractor or the AHCCCS Administration. A denial of any plan change request must include a description of the member's right to appeal the denial.

4.  ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date, AHCCCSA may hold an open enrollment as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and other information required by the Balanced Budget Act of 1997 (BBA) 60 days prior to their AEC date and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

true if a contractor's contract is renewed and the member continues to live in a contractor's service area. The Contractor shall comply with the AHCCCS; Division of Health Care Management Member Transition for Annual Enrollment Choice, Open Enrollment and Other Plan Changes Policy and the AMPM.

5.  OPEN ENROLLMENT

In the event that AHCCCSA does not award a CYE '04 contract to an incumbent contractor, AHCCCSA will hold an open enrollment for those members enrolled with the exiting contractor. If those members do not elect to choose a contractor, they will be auto assigned. In addition to open enrollment, AHCCCSA will make changes to both annual enrollment choice materials and new enrollee materials prior to October 1, 2003 to reflect the change in available health plans. The auto assignment algorithm will be adjusted to exclude auto assignment of new enrollees to exiting contractors(s). The exact dates for the open enrollment and other changes described above have not yet been determined, but will be communicated when they are finalized.

6.  AUTO-ASSIGNMENT ALGORITHM

Members who do not exercise their right to choose and do not have family continuity, are assigned to a contractor through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates and higher program scores in the latest contract award. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract in response to contractor-specific issues (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. Capitation rates may be adjusted to reflect changes to a contractor's risk due to changes in the algorithm.

7.  AHCCCS MEMBER IDENTIFICATION CARDS

Contractors are responsible for paying the costs of producing AHCCCS member identification cards. The Contractor will receive an invoice the month following the issue date of the identification card.

8.  MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, genetic information, or physical or mental handicap, except where medically indicated. Contractors must take into account a member's culture, when addressing members and their concerns, and must take reasonable steps to encourage subcontractors to do the same. The Contractor must make interpreters of any language available free of charge for all members to ensure appropriate delivery of covered services. The Contractor must provide members with information instructing them about how to access these services.

Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.

b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large, except where medically necessary.

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

c. Subjecting a member to segregation or separate treatment in any manner related the receipt of any covered service; restricting a member in any way in his or enjoyment of any advantage or privilege enjoyed by others receiving any service.

d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

9.  TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM, and the AHCCCS, Division of Health Care Management Member Transition for Annual Enrollment Choice. Open Enrollment and Other Plan Changes Policy standards for member transitions between health plans or GSAs, participation in or discharge from CRS, to or from an ALTCS Contractor, IHS, a PL 93-638 tribal entity, and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with these policies to address transition of:

a. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

b. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;

c. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;

d. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and

e. Medical records of the transitioning member (the cost, if any, of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification to the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible for coordinating care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions about how to obtain services.

10. SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable Federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22, Article 2 and the AHCCCS Medical Policy Manual (AMPM), all of which are incorporated herein by reference, except for provisions specific to the Fee-for-Service program, and may be found in the Bidder's Library. The covered Services must be medically necessary and are briefly described below. Except for behavioral health and children's preventive dental services, covered services must be

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

provided by, or coordinated with, a primary care provider. The Contractor shall coordinate the services it provides to a member with services the member receives from other entities. The Contractor shall ensure that, in the process of coordinating care, each member's privacy is protected in accordance with the privacy requirements in 45 CFR Parts 160 and 164 Subparts A and E, to the extent that they are applicable. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category. The Contractor shall ensure that the services are sufficient in amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished. The Contractor shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the member. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity; or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose.

Authorization of Services: For the processing of requests for initial and continuing authorizations of services, the Contractor shall have in place, and follow, written policies and procedures. The Contractor Shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, shall be made by a health care professional who has appropriate clinical expertise in treating the member's condition or disease.

Notice of Adverse Action: The Contractor shall notify the requesting provider, and give the member written notice of any decision by the Contractor to deny a service authorization request, or to authorize a service near amount, duration, or scope that is less than requested. The notice shall meet the requirements of Sec. 438.404, except for the requirement that the notice to the provider be in writing.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options, even if needed services are not covered by the Contractor.

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a freestanding surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is-due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 12, Behavioral Health Services.

CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions, as specified in R9-22, Article 2 and A.R.S. Title 36, Chapter 2, Article 3. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor shall monitor referrals to CRS to ensure covered services are provided in a timely manner to CRS recipients. Referral to CRS does not relieve the Contractor of the responsibility for providing medically necessary services not covered by CRS to CRS recipients. The Contractor is also responsible for initial care of

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                 CONTRACT/RFP NO. YH04-0001

newborn members, until those members become CRS recipients. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program.

A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members, except for instances in which the CRS eligible member refuses to receive CRS covered services through the CRS program. If the Contractor becomes aware that a member with a CRS covered condition refuses to participate in the CRS application process, or a recipient refuses to receive services from the CRS program, the Contractor shall proceed as outlined in the CRS Medically Necessary Appointment Policy located in the AMPM.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Medicare approved chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for Qualified Medicare Beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services, dental screening and preventive services in accordance with the AHCCCS periodicity schedule, as well as therapeutic dental services, dentures, and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 24, Performance Standards. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If a dental screening is not received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. For members who are 21 years of age and older, the Contractor shall provide emergency dentalcare, medically necessary dentures and dental services for transplantation services as specified in the AMPM.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illness discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including those for developmental/behavioral health, in compliance with the AHCCCS periodicity schedule. The Contractor shall submit all EPSDT reports to the AHCCCS Division of Health Care Management, as required by the AMPM. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 24, Performance Standards.

The Contractor shall ensure the initiation and coordination of a referral to the ADHS/RBHA system for members in need of behavior health services. The Contractor shall follow up with the RBHA to monitor whether members have received these health services.

Emergency Services: The Contractor shall have and/or provide the following as a minimum:

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is also encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization;

b.   All medical services necessary to rule out an emergency condition;

c.   Emergency transportation; and

d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

Per the Balanced Budget Act of 1997, CFR 438.114, the following conditions apply with respect to coverage and payment of emergency services:

The Contractor must cover and pay for emergency services regardless of whether the provider that furnishes the service has a contract with the Contractor.

The Contractor may not deny payment for treatment obtained under either of the following circumstances:

     1. A member had an emergency medical condition, including cases in which the absence of medical attention would not have resulted in the outcomes identified in the definition of emergency medical condition CFR 438.114.

     2. A representative of the Contractor (an employee or subcontracting provider) instructs the member to seek emergency medical services.

Additionally, the Contractor may not:

     1. Limit what constitutes an emergency medical condition as defined in CFR 438. 114, on the basis of lists of diagnoses or symptoms.

     2. Refuse to cover emergency services based on the failure of the provider, hospital, or fiscal agent to notify the Contractor of the member's screening and treatment within 10 calendar days of presentation for emergency services. This notification stipulation is only related to the provision of emergency services.

A member who has an emergency medical condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

The attending emergency physician, or the provider actually treating the member, is responsible for determining when the member is sufficiently stabilized for transfer or discharge, and such determination is binding on the Contractor responsible for coverage and payment. The Contractor shall comply with BBA guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMEFRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21 . For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition. Also covered for this population is

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

cataract removal, and medically necessary vision examinations and prescriptive lenses, if required, following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services in accordance with the AMPM, for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling, which allow members to make informed decisions regarding family planning methods, shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program, a program that provides family planning services only, for a maximum of 24 months, to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification should be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members, 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: This service shall be provided under the direction of a physician to prevent hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services. It shall be provided on a part-time or intermittent basis.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member's medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient hospital services include any of the above, which may be appropriately provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis, if determined reasonable and necessary, when deciding whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), inactivated polio vaccine (IPV), measles, mumps, rubella (MMR) vaccine, H. influenza, type B (HIB) vaccine, hepatitis B (Hep B) vaccine, varicella zoster virus (VZV) vaccine and pneumococcal conjugate vaccine (PCV). The Contractor

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

is required to meet specific immunization rates for members under the age of 21, which are described in Paragraph 24, Performance Standards.

INDIAN HEALTH SERVICE (IHS): AHCCCSA will reimburse claims on a FFS basis for acute care services that are medically necessary, eligible for 100% Federal reimbursement, and are provided to Title XIX members enrolled with the Contractor, in an FHS or a 638 tribal facility. The Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to Title XXI Native American members enrolled with the Contractor. The Contractor may choose to subcontract with an IHS or 638 tribal facility as part of their provider network for the delivery of covered services, however, the Contractor will be liable for the cost of the care in the event they choose to do so.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when provided by a CLIA (Clinical Laboratory Improvement
Act) approved free standing, hospital, clinic, physician office or other health care facility laboratory.

Upon written request, the Contractor may obtain laboratory test data on members from a freestanding laboratory or hospital- based laboratory subject to the requirements specified in A.R.S. Section 36-2903(R) and (S). The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for member. Services may be provided by physicians, physician assistants, nurse practitioners, or certified nurse midwives. Members may select or be assigned to a PCP specializing in obstetrics. All members, anticipated to have a low-risk delivery, may elect to receive labor and delivery services in their home, if this setting is included in the allowable settings of the Contractor and the Contractor has providers in its network that offer home labor and delivery services. All members, anticipated to have a low-risk prenatal course and delivery, may elect to receive prenatal care, labor and delivery and postpartum care provided by licensed midwives, if these providers are in the Contractor's network. All licensed midwife labor and delivery services must be provided in the member's home, as licensed midwives do not have admitting privileges in hospitals or AHCCCS registered freestanding birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter, which encourages pregnant women to be tested and provides instructions about where testing is available. Semi-annually, the Contractor shall report to AHCCCS the number of pregnant women who have been identified as HIV/AIDS positive. This report is due no later than 30 days after the end of the second and fourth quarters of the contract year.

MEDICAL FOODS: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician, practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources, which provide the items at no cost, are not available. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide services in nursing facilities, including religious non-medical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an assisted living facility, an alternative residential setting, or receive home and community based services (HCBS) as defined in R9-22, Article 2 and R9-28, Article 2 that meet the provider standards described in R9-28, Article 5, and subject to the limitations set forth in the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid nursing facility, which includes in the per-diem rate: nursing services; basic patient care equipment and sickroom supplies; dietary services; administrative physician visits; non-customized DME; necessary maintenance and rehabilitation therapies; over-the-counter medications; social, recreational and spiritual activities; and administrative, operational medical direction services. See Paragraph 41, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services, in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage, if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional assessments may be conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member's PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements or to supplement a member's daily nutritional and caloric intake and when AHCCCS criteria specified in the AMPM are met.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

POST-STABILIZATION CARE SERVICES COVERAGE AND PAYMENT: Pursuant to 42
CFR 438.114, and 42 CFR 422.113(c), the following conditions apply with respect to coverage and payment of post-stabilization care services:

The Contractor must cover and pay for post-stabilization care services without authorization, regardless of whether the provider that furnishes the service has a contract with the Contractor, for the following situations:

     1. Post-stabilization care services that were pre-approved by the Contractor; or,

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

     2. Post-stabilization care services were not pre-approved by the Contractor because the Contractor did not respond to the treating provider's request for pre-approval within one hour after being requested to approve such care or could not be contacted for pre-approval.

     3. The Contractor representative and the treating physician cannot reach agreement concerning the member's care and a contractor physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a contractor physician and the treating physician may continue with care of the patient until a contractor physician is reached or one of the criteria in CFR 422.113(c)(3) is met.

Pursuant to CFR 422.113(c)(3), the Contractor's financial responsibility for post-stabilization care services that have not been pre-approved ends when:

     1. A contractor physician with privileges at the treating hospital assumes responsibility for the member's care;

     2. A contractor physician assumes responsibility for the member's care through transfer;

     3. A contractor representative and the treating physician reach an agreement concerning the member's care; or

     4.   The member is discharged.

PREGNANCY TERMINATIONS: AHCCCS covers pregnancy termination if the pregnant member suffers from a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by, or arising from, the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated; the pregnancy is a result of rape or incest.

The attending physician must acknowledge that a pregnancy termination has been determined medically necessary by submitting the Certificate of Necessity for Pregnancy Termination. This certificate must be submitted to the appropriate assigned Contractor Medical Director. The Certificate must certify that, in the physician's professional judgment, one or more of the previously mentioned criteria have been met.

PRESCRIPTION DRUGS: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Contractors may include over-the-counter medications in their formulary. An appropriate over-the-counter medication may be prescribed, when it is determined to be a lower-cost alternative to prescription drugs. See Paragraph 75, Pending Legislative/Other Issues for more information regarding the potential carve out of prescription drug benefits from capitation.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services. The PCP is responsible for maintaining the member's primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Physical therapy for all members, and

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

occupational and speech therapies for members under the age of 21, are covered in both inpatient and outpatient settings. For those members who are 21 and over, occupational and speech therapies are covered in inpatient settings only.

RESPIRATORY THERAPY: This therapy is covered in inpatient and outpatient settings when prescribed by the member's PCP or attending physician, and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include: whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions that substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives, or has received, a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided, within limitations, after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for members who are unable to provide their own transportation for medically necessary services.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine what services are necessary to alleviate or stabilize the emergent condition. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

11.  SPECIAL HEALTH CARE NEEDS

The Contractor shall implement mechanisms to assess each member identified as having special health care needs, in order to identify any ongoing special conditions of the member which require a course of treatment or regular care monitoring. The assessment mechanisms shall use appropriate health care professionals. The Contractor shall share with other entities providing services to that member the results of its identification and assessment of that member's needs.

For members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have procedures in place to allow members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member's condition and identified needs.

12.  BEHAVIORAL HEALTH SERVICES

AHCCCS members, except for SOBRA Family Planning members, are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS - Regional Behavioral Health Authority (RBHA) system. The Contractor shall be responsible for member education

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services.

Covered services include:

a. Behavior Management (behavioral health personal assistance, family support, peer support)

b.   Case Management Services

c.   Emergency/Crisis Behavioral Health Services

d.   Emergency Transportation

e.   Evaluation and Screening

f.   Group Therapy and Counseling

g.   Individual Therapy and Counseling

h.   Family Therapy and Counseling

i.   Inpatient Hospital

j. Inpatient Psychiatric Facilities (residential treatment centers and sub-acute facilities)

k.   Institutions for Mental Diseases (with limitations)

l. Laboratory and Radiology Services for Psychotropic Medication Regulation and Diagnosis

m.   Non-Emergency Transportation

n. Partial Care (Supervised day program, therapeutic day program, and medical day program)

o. Psychosocial Rehabilitation (living skills training; health promotion; pre-job training, education and development; job coaching and employment support)

p.   Psychotropic Medication

q.   Psychotropic Medication Adjustment and Monitoring

r.   Respite Care (with limitations)

s.   Therapeutic foster care services

REFERRALS: As specified in Section D, Paragraph 10, Scope of Services, EPSDT, the Contractor must provide developmental/behavioral health screenings for members up to 21 years of age in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process. The Contractor is responsible for RBHA referral and follow-up collaboration, as necessary, for other members identified as needing behavioral health evaluation and treatment. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to a member's first RBHA evaluation appointment if a member is unable to provide his/her own transportation.

EMERGENCY SERVICES: For those members who are not ADHS behavioral health recipients, the Contractor is responsible for up to three days of inpatient behavioral health services per emergency episode, not to exceed 12 days per contract year. A referral to the RBHA for evaluation and identification as an ADHS behavioral health recipient should be initiated as soon as possible after admission.

When members present in an emergency room setting, the Contractor is responsible for all emergency medical services including triage, physician assessment and diagnostic tests. For members who are not ADHS behavioral health recipients, the Contractor is responsible to provide medically necessary psychiatric consultations or psychological consultations in emergency room settings to help stabilize the member or determine the need for inpatient behavioral health services. ADHS is responsible for medically necessary psychiatric consultations provided to ADHS behavioral health recipients in emergency room settings.

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

COORDINATION OF CARE: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. In lieu of actually establishing a medical record, such information may be kept in an appropriately labeled file but must be associated with the member's medical record as soon as one is established. The Contractor shall require the PCP to respond to RBHA/provider information requests pertaining to ADHS behavioral health recipient members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members who are not ADHS behavioral health recipients.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education are available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall describe them in its provider manual.

The Contractor shall ensure that its quality management program incorporates monitoring of the PCP's management of behavioral health disorders.

13.  AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM, with search capability and linkages to AHCCCS rules, statutes and other resources, is available to all interested parties through the AHCCCS Home Page on the Internet (www.ahcccs.state.az.us). Upon adoption by AHCCCSA, AMPM updates will be available through the Internet at the beginning of each month. The Contractor shall be responsible for maintaining a copy current with these updates.

14. MEDICAID IN THE PUBLIC SCHOOLS (MIPS)

Pursuant to an Intergovernmental Agreement with the Department of Education, and a contract with a Third Party Administrator, AHCCCSA reimburses participating school districts for specifically identified Medicaid services when provided to Medicaid eligible children who are included under the Individuals with Disabilities Education Act (IDEA). The Medicaid services must be identified in the member's Individual Education Plan (IEP) as medically necessary for the child to obtain a public school education.

MIPS services are provided in a school setting or other approved setting specifically to allow children to receive a public school education. They do not replace medically necessary services provided outside the school setting or other MIPS approved alternative setting. Currently, services include therapies (OT, PT and speech/language); behavioral health evaluation and counseling; nursing and attendant care; and specialized transportation. The Contractor's evaluations and determinations, about whether services are medically necessary, should be made independent of the fact that the child is receiving MIPS services.

Contractors and their providers must coordinate with schools and school districts that provide MIPS services to the Contractor's enrolled members. Services should not be duplicative. Contractor case managers, working with special needs children, should coordinate with school or school district case managers/special education teachers, working with these members. Transfer of member medical information and progress toward

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

treatment goals between the Contractor and the member's school or school district is required and should be used to enhance the services provided to members.

15.  PEDIATRIC IMMUNIZATIONS AND THE VACCINE FOR CHILDREN PROGRAM

Through the Vaccine for Children Program, the Federal and State governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. The Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. If vaccines are not available through the VFC Program, the Contractor shall contact the AHCCCSA Division of Health Care Management, Clinical Quality Management Unit. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC. .

Arizona State law requires the reporting of all immunizations given to children under the age of 19. Immunizations must be reported at least monthly to the ADHS. Reported immunizations are held in a central database known as ASIIS (Arizona State Immunization Information System), which can be accessed by providers to obtain complete, accurate immunization records. Software is available from ADHS to assist providers in meeting this reporting requirement. Contractors are encouraged to educate their provider network about these reporting requirements and the use of this resource.

16.  STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549. The Contractor is responsible for maintaining a significant local (within the State of Arizona) presence. This presence would include staff as described below. After contract award, the Contractor must obtain approval from AHCCCS prior to moving functions outside the State of Arizona. Such a request for approval must include a description of the processes in place that assure rapid responsiveness to effect changes for contract compliance.

The Contractor shall be responsible for any additional costs associated with on-site audits or other oversight activities which result from required system located outside of the State of Arizona.

At a minimum, the following staff is required:

a. A full-time ADMINISTRATOR/CEO/COO who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan. The Administrator shall devote sufficient time to the Contractor's operations to ensure adherence to program requirements and timely responses to AHCCCS Administration.

b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor. The Medical Director shall devote sufficient time to the Contractor to ensure timely medical decisions, including after-hours consultation as needed.

c. A CHIEF FINANCIAL OFFICER/CFO who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant.

e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.

f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.

g. PRIOR AUTHORIZATION STAFF to authorize health care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.

h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their inquiries/problems, and to meet the Contractor's standards for resolution, telephone abandonment rates and telephone hold times.

j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries and appropriate education about participation in the AHCCCS program.

k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, re-submissions and overall adjudication of claims.

l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.

m. A GRIEVANCE MANAGER who is responsible for oversight of the Contractor's grievance system for members and providers.

n. A COMPLIANCE OFFICER who will implement and oversee the Contractor's compliance program. The compliance officer shall be a senior, on-site official, available to all employees, with designated and recognized authority to access records and make independent referrals to the AHCCCSA, Office of Program Integrity.

o. HEALTH PLAN STAFF sufficient to implement and oversee compliance with both the Contractor's Cultural Competency Plan and the AHCCCS Cultural Competency Policy, and to oversee compliance with all AHCCCS requirements pertaining to limited English proficiency (LEP).

p. CLERICAL AND SUPPORT STAFF to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCS, Division of Health Care Management, in writing within seven days, when an employee leaves one of the key positions listed below. The name of the interim contact person should be included with the notification. The name and resume of the permanent employee should be submitted as soon as the new hire has taken place.

Administrator                         Member Services Manager
Medical Director                      Provider Services Manager
Chief Financial Officer               Claims Administrator
Maternal Health/ EPSDT Coordinator    Quality Management/Utilization Management
Grievance Manager                     Coordinator
Compliance Officer                    Behavioral Health Coordinator

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

The Contractor shall ensure that all staff have appropriate training, education, experience and orientation to fulfill the requirements of the position.

17.  WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

18.  MEMBER INFORMATION

The Contractor shall be accessible by phone for general member information during normal business hours. All enrolled members will have access to a toll free phone number. All informational materials, prepared by the Contractor, shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included.

All materials shall be translated when the Contractor is aware that a language is spoken by 3,000 or 10%, whichever is less, of the Contractor's members, who also have limited English proficiency (LEP).

All vital materials shall be translated when the Contractor is aware that a language is spoken by 1,000 or 5%, whichever is less, of the Contractor's members, who also have LEP. Vital materials must include, at a minimum, notices for denials, reductions, suspensions or terminations of services, vital information from the member handbooks and consent forms.

All written notices informing members of their right to interpretation and translation services in a language shall be translated when the Contractor is aware that 1,000 or 5% (whichever is less) of the Contractor's members speak that language and have LEP.

Oral interpretation services must be available and free of charge to all members regardless of the prevalence of the language. The Contractor must notify all member of their right to access oral interpretation services and how to access them. Refer to the AHCCCS, Division of Health Care Management Member Information Policy.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level. Regardless of the format chosen by the Contractor, the member information must be printed in a type, style and size, which can easily be read by members with varying degrees of visual impairment. The Contractor must notify its members that alternative formats are available and how to access them.

When there are program changes, notification shall be provided to the affected members at least 30 days before implementation.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

I. A member handbook which, at a minimum, shall include the items listed in the AHCCCS, Division of Health Care Management Member Information Policy.

     The Contractor shall review and update the Member Handbook at least once a year. The handbook must be submitted to AHCCCS, Division of Health Care Management for approval by September 1st of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

II. A description of the Contractor's provider network, which at a minimum, includes those items listed in the AHCCCS, Division of Health Care Management Member Information Policy.

The Contractor must give written notice about termination of a contracted provider, within 15 days after receipt or issuance of the termination notice, to each member who received their primary care from, or is seen on a regular basis by, the terminated provider. Affected members must be informed of any other changes in the network 30 days prior to the implementation date of the change. The Contractor shall have information available for potential enrollees as described in the AHCCCS, Division of Health Care Management Member Information Policy.

The Contractor will, on an annual basis, inform all members of their right to request the following information:

a.   An updated member handbook

b. The network description as described in the AHCCCS Division of Health Care Management Member Information Policy

This information may be sent in a separate written communication or included with other written information such as in a member newsletter.

19.  MEMBER SURVEYS

Unless waived by AHCCCSA, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys, along with a timeline for the project, shall be approved in advance by AHCCCS Division of Health Care Management. The results and the analysis of the results shall be submitted to the Operations Unit within 45 days of the completion of the project. AHCCCSA may require inclusion of certain questions.

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys, conducted by AHCCCSA, will become public information and available to all interested parties upon request.

20.  CULTURAL COMPETENCY

The Contractor shall have a Cultural Competency Plan that meets the requirements of the AHCCCS Cultural Competency Policy. An annual assessment of the effectiveness of the plan, along with any modifications to the plan, must be submitted to the Division of Health Care Management, no later than 45 days after the start of each contract year.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

21.  MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records.

The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care, which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner, which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member, before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member, if the reason for such request is directly related to the administration of the AHCCCS program. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed (A.R.S. Section 36-664(I)).

22.  ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care, must comply with Federal and State law regarding advance directives for adult members. Requirements include:

     (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to A.R.S. Section 36-3205.C.1.)

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

     (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).

     (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.

     (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.

     (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

b. Contractors shall require subcontracted PCPs, which have agreements with the entities described in paragraph a. above, to comply with the requirements of subparagraphs a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

c. The Contractor shall provide written information to adult members that describe the following:

     (1) A member's rights under State law, including a description of the applicable State law

     (2) The organization's policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience.

     (3)  The member's right to file complaints directly with AHCCCSA.

     (4) Changes to State law as soon as possible, but no later than 90 days after the effective date of the change

23.  QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

QUALITY MANAGEMENT (QM): The Contractor shall provide quality medical care to members, regardless of payer source or eligibility category. The Contractor shall use and disclose medical records and any other health and enrollment information that identifies a particular member in accordance with Federal and State privacy requirements. The Contractor shall execute processes to assess, plan, implement and evaluate quality management and performance improvement activities, as specified in the AMPM, that include at least the following:

1.   Conducting Performance Improvement Projects (PIPs);

2.   QM monitoring and evaluation activities;

3. Investigation, analysis, tracking and trending of quality of care issues, abuse and/or complaints;

4.   AHCCCS mandated performance indicators; and

5.   Credentialing and recredentialing processes.

AHCCCS has established a uniform credentialing and recredentialing policy. The Contractor shall demonstrate that its providers are credentialed and:

     a. Shall follow a documented process for credentialing and recredentialing of providers who have signed contracts or participation agreements with the Contractor;

     b. Shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment; and

     c. Shall not employ or contract with providers excluded from participation in Federal health care programs.

                                                            Final Acute Care RFP
                                                              September 15, 2003

                                     - 37 -
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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

The Contractor shall submit, within timelines specified in Attachment F, a written QM plan that addresses its strategies for performance improvement and conducting the quality management activities described in this section. The Contractor shall conduct performance improvement projects as required by the AMPM.

The Contractor may combine its quality management plan with the plan that addresses utilization management as described below.

UTILIZATION MANAGEMENT (UM): The Contractor shall execute processes to assess, plan, implement and evaluate utilization management activities, as specified in the AMPM, that include at least the following:

1.   Pharmacy Management;

2.   Prior authorization;

     a. For the processing of requests for initial and continuing authorizations of services the Contractor shall:

            1) Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions; and

            2)   Consult with the requesting provider when appropriate

     b.  Adoption of Practice Guidelines, that

            1) Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;

            2)   Consider the needs of the Contractor's members;

            3) Are adopted in consultation with contracting health care professionals;

            4) Are disseminated by Contractors to all affected providers and, upon request, to enrollees and potential enrollees; and

            5) Provide a basis for consistent decisions for utilization management, member education coverage of services, and other areas to which the guidelines apply

3.   Concurrent review;

4.   Continuity and coordination of care;

5.   Monitoring and evaluation of over and/or under utilization of services;

6. Evaluation of new medical technologies, and new uses of existing technologies;

7.   Development and/or adoption of practice guidelines; and

8.   Consistent application of review criteria.

The Contractor shall maintain a written UM plan that addresses its plan for monitoring UM activities described in this section. The plan must be submitted for review by AHCCCS Division of Health Care Management (DHCM) within timelines specified in Attachment F.

24.  PERFORMANCE STANDARDS

All Performance Standards described below apply to all member populations.

Contractors must meet AHCCCS stated Minimum Performance Standards. However, it is equally important that Contractors continually improve their performance indicator outcomes from year to year. Contractors shall strive to meet the ultimate standard, or benchmark, established by AHCCCS.

Any statistically significant drop in the Contractor's performance level for any indicator must be explained by the Contractor in its annual quality management program evaluation. If a Contractor has a significant drop in any indicator without a justifiable explanation, it will be required to submit a corrective action plan and may be subject to sanctions.

AHCCCS has established three levels of performance:

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

     MINIMUM PERFORMANCE STANDARD - A Minimum Performance Standard is the minimal expected level of performance by the Contractor. If a Contractor does not achieve this standard, or any indicator declines to a level below the AHCCCS Minimum Performance, the Contractor will be required to submit a corrective action plan and may be subject to sanctions.

     GOAL - A Goal is a reachable standard for a given performance indicator for the Contract Year. If the Contractor has already met or exceeded the AHCCCS Minimum Performance Standard for any indicator, the Contractor must strive to meet the established Goal for the indicator(s).

     BENCHMARK - A Benchmark is the ultimate standard to be achieved. Contractors that have already achieved or exceeded the Goal for any performance indicator must strive to meet the Benchmark for the indicator(s). Contractors that have achieved the Benchmark are expected to maintain this level of performance for future years.

A Contractor that has not shown demonstrable and sustained improvement toward meeting AHCCCS Performance Standards shall develop a corrective action plan. The corrective action plan must be received by AHCCCS, Division of Health Care Management within 30 days of receipt of notification from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up onsite reviews to verify compliance with a corrective action plan. Failure to achieve adequate improvement may result in sanction imposed by AHCCCS.

PERFORMANCE INDICATORS: The Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the Technical Specifications section of the most recently published Health Plan Performance Standards Results and Analysis documents for perinatal, pediatric and adult/adolescent services. The indicators for postpartum visits and low birth weight have been eliminated as contractual performance standards. The Contractor shall continue to monitor rates for postpartum visits and low birth weights and implement interventions as necessary to improve or sustain these rates. These activities will be monitored by AHCCCSA during the Operational and Financial Review.

CMS has been working in partnership with states in developing core performance measures for Medicaid and SCHIP programs. The current AHCCCS established performance indicators may be subject to change when these core measures are finalized and implemented.

In addition, AHCCCS has established standards for the following indicators:

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program. The participation rate is the number of children younger than 21 years receiving at least one medical screen during the contract year, compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the AHCCCS EPSDT periodicity schedule and the average period of eligibility.

PEDIATRIC IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM.

The Contractor shall participate in immunization audits, at intervals specified by AHCCCSA, based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCS will provide the Contractor the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA, in the required format, all immunization data for the two-year-old children sampled. If medical records are missing for more than 5 percent of the sample group, the Contractor is subject to sanctions by

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

AHCCCSA. An External Quality Review Organization (EQRO) may conduct a study to validate the Contractor's reported rates.

The following table identifies the Minimum Performance Standards, Goals and Benchmarks for each indicator:

                                                                          Benchmark *
                                            CYE 04 Minimum                 (Healthy
                                              Performance       CYE 04      People     Reporting
Performance Indicator                          Standard          GoaL       Goals)     Frequency
-------------------------------------------------------------------------------------------------
Immunization of two-year-olds 3 antigen           78%            82%          90%      Odd years
series (4:3:1)
Immunization of two-year-olds 5 antigen           67%            73%          90%      Odd years
series (4:3:1:2:3)
Immunizations of two-year-olds                                                         Odd years
   DtaP   4 doses                                 82%            85%          90%      Odd years
   Polio  3 doses                                 88%            90%          90%      Odd years
   MMR -  1 dose                                  88%            90%          90%      Odd years
   Hib    2 doses                                 85%            90%          90%      Odd years
   HBV    3 doses                                 81%            87%          90%      Odd years
Varicella 1 dose                                  73%            80%          90%      Odd years
Dental visits                                     45%            55%          56%      Odd years
Well-child Visits 15 Months                       58%            64%          90%      Odd years
Well-child Visits 3-6 Years                       48%            64%          80%      Odd years
EPSDT Participation                               58%            80%          80%      Annually
Children's Access to PCP's                        77%            80%          97%      Annually
Cervical Cancer Screening (3-yr period)           57%            60%          90%      Even years
Breast Cancer Screening                           55%            60%          70%      Even years
Adolescent Well-care Visits                       48%            49%          50%      Odd years
Adult Ambulatory/Preventive Care                  78%            80%          96%      Annually
Timeliness of Prenatal Care                       59%            65%          90%      Even years

*Benchmarks for each performance indicator are based on Healthy People 2000 or 2010 goals for health promotion and disease prevention, as determined by the U.S. Department of Health and Human Services.

Contractors shall implement an ongoing quality assessment and performance improvement programs for the services it furnishes to members. Basic elements of the Contractor quality assessment and performance improvement programs, at a minimum, shall comply with the following requirements:

QUALITY ASSESSMENT PROGRAM

The Contractor shall have an ongoing quality assessment program for the services it furnishes to members that includes the following:

1. The program shall be designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in clinical care and non-clinical care areas that are expected to have a favorable effect on health outcomes and member satisfaction.

2.   Annually, the Contractor shall:

     a. If required, measure and report to the State its performance, using standard measures required by the State, or

     b. Submit to the State, data specified by the State, that enables the State to measure the Contractor's performance; or

     c.   Perform a combination of the activities.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

3. The Contractor shall have in effect mechanisms to detect both underutilization and overutilization of services.

4. The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs.

PERFORMANCE IMPROVEMENT PROGRAM

The Contractor shall have an ongoing program of performance improvement projects that focus on clinical and non-clinical areas, and that involve the following:

1.   Measurement of performance using objective quality indicators.

2.   Implementation of system interventions to achieve improvement in quality

3.   Evaluation of the effectiveness of the interventions.

4. Planning and initiation of activities for increasing or sustaining improvement.

The Contractor shall report the status and results of each project to the AHCCCSA as requested. Each performance improvement project must be completed in a reasonable time period so as to generally allow information on the success of performance improvement projects in the aggregate to produce new information on quality of care every year.

25.  GRIEVANCE SYSTEM

The Contractor shall have in place a written grievance system for subcontractors, enrollees and providers, which defines their rights regarding disputed matters with the Contractor. The Contractor's grievance system for members includes a grievance process (the procedures for addressing member grievances), an appeals process and access to the state's fair hearing process. The Contractor shall provide the appropriate personnel to establish, implement and maintain the necessary functions related to the grievance systems process. Refer to Attachments H(1) and H(2) for Enrollee Grievance System and Provider Grievance System Standards and Policy, respectively.

The Contractor may delegate grievance and request for hearing process, standards and policy requirements to subcontractors, however, the Contractor must ensure that standards which are delegated comply with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall remain responsible for compliance with all requirements. The Contractor shall also ensure that it timely provides written information to both enrollees and providers, which clearly explains the grievance system requirements. This information must include a description of: the right to a state fair hearing, a method for obtaining a state fair hearing, the rules that govern representation at the hearing, the right to file grievance and appeals, the requirements and timeframes for filing grievance and appeals, the availability of assistance in the filing process, the toll-free numbers that the enrollee can use to file a grievance or appeal by phone, that benefits will continue when requested by the enrollee in an appeal or state fair hearing request which is timely filed, that the enrollee may be required to pay the cost of services furnished while the appeal is pending if the final decision is adverse to the enrollee, and that a provider may file an appeal on behalf of an enrollee with the enrollee's written consent. Information to enrollees must meet cultural competency and limited English proficiency requirements as specified in Section D, Paragraph 18, Member Information, and Paragraph 20, Cultural Competency.

The Contractor shall be responsible to provide the necessary professional, paraprofessional and clerical services for the representation of the Contractor in all issues relating to the grievance system and any other matters arising under this contract which rise to the level of administrative hearing or a judicial proceeding.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

26. QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance System Report Format. The Quarterly Grievance System Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

27. NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP, dentist or pharmacy. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital within the Contractor's service area. Hospitalists may satisfy this requirement. Contractors in Maricopa and/or Pima counties must have at least one hospital contract in each of the service districts specified in Attachment B.

Contractors must provide a comprehensive provider network that ensures its membership has access at least equal to, or better than, community norms. Services shall be as accessible to AHCCCS members in terms of timeliness, amount, duration and scope as those services are to non-AHCCCS persons within the same service area. The Contractor is expected to consider the full spectrum of care when developing its network. The Contractor must also consider communities whose residents typically receive care in neighboring states. If the Contractor is unable to provide those services locally, it must so demonstrate to AHCCCSA and shall provide reasonable alternatives for members to access care. These alternatives must be approved by AHCCCSA. If the Contractor's network is unable to provide medically necessary services required under contract, the Contractor must adequately and timely cover these services through an out of network provider until a network provider is contracted. The Contractor and out of network provider must coordinate with respect to authorization and payment issues in these circumstances.

The Contractor is also encouraged to develop non-financial incentive programs to increase participation in its provider network.

The Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. In addition, the Contractor must not discriminate against particular providers that service high-risk populations or specialize in conditions that require costly treatment. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract. If a Contractor declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision. The Contractor may not include providers excluded from participation in Federal health care programs, under either section 1128 or section 1128A of the Social Security Act.

See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT PLAN: The Contractor shall develop and maintain a provider network development and management plan, which ensures that the provision of covered services will occur as stated above. This plan shall be updated annually and submitted to AHCCCSA, Division of Health Care Management, 45 days from the start of each contract year. The plan shall identify the current status of the Contractor's network, and project future needs based upon, at a minimum, membership growth; the number and types (in terms of training, experience and specialization) of providers that exist in the Contractor's service area, as well as the number of physicians who have privileges with and practice in hospitals; the expected utilization of services, given the characteristics of its population and its health care needs; the numbers of providers not accepting new Medicaid patients; and access of its membership to specialty services as compared to the general population of the community. The plan, at a minimum, shall also include the following:

     a.   current network gaps;

     b. immediate short-term interventions when a gap occurs, including expedited or temporary credentialing;

     c. interventions to fill network gaps and barriers to those interventions;

     d.   outcome measures/evaluation of interventions;

     e.   ongoing activities for network development;

     f.   coordination between internal departments;

     g.   coordination with outside organizations and

     h.   specialty populations.

28. PROVIDER AFFILIATION TRANSMISSION

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Transmission User Manual on October 15, January 15, April 15, and July 15 of each contract year. The manual may be found in the Bidder's Library. If the Provider affiliation transmission is not timely, accurate and complete, the Contractor may be required to submit a corrective action plan and may be subject to sanction.

29. NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertain to all service specifications described in the AMPM. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements;

b. Monitor network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process;

c.   Evaluate the quality of services delivered by the network;

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area;

e. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English; and

f.   Process expedited and temporary credentials.

Contractor policies shall be subject to approval by AHCCCSA, Division of Health Care Management, and shall be monitored through operational audits.

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Division of Health Care Management. A material change is defined as one which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Division of Health Care Management, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care, if the provider network change is likely to affect the delivery of covered services.

30.  PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

The Contractor shall assess the PCP's ability to meet AHCCCS appointment availability and other standards when determining the appropriate number of its members to be assigned to a PCP. The Contractor should also consider the PCP's total panel size (i.e. AHCCCS and non-AHCCCS patients) when making this determination. AHCCCS members shall not comprise the majority of a PCP's panel of patients. AHCCCSA shall inform the Contractor when a PCP has a panel of more than 1,800 AHCCCS members (assigned by a single Contractor or multiple Contractors), to assist in the assessment of the size of their panel. This information will be provided on a quarterly basis. The Contractor will adjust the size of a PCP's panel, as needed, for the PCP to meet AHCCCS standards.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions, who are age 12 and younger, to board certified pediatricians. PCP's, with assigned members diagnosed with AIDS or as HIV positive, shall meet criteria and standards set forth in the AMPM.

To the extent required by this contract, the Contractor shall offer members freedom of choice within its network in selecting a PCP. The Contractor may restrict this choice when a member has shown an inability to form a relationship with a PCP, as evidenced by frequent changes, or when there is a medically necessary reason. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs, the process for changing the PCP assignment, should the member desire to do so, as well as the information required in the AHCCCS Division of Health Care Management Member Information Policy. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.   Supervision, coordination and provision of care to each assigned member;

b.   Initiation of referrals for medically necessary specialty care;

c.   Maintaining continuity of care for each assigned member; and

d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Division of Health Care Management, and shall be monitored through operational audits.

31.  MATERNITY CARE PROVIDER STANDARDS

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics

b.   Physician Assistants

c.   Nurse Practitioners

d.   Certified Nurse Midwives

Pregnant members may choose, or be assigned, a PCP who provides obstetrical care. Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring and that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care, as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges or a documented hospital coverage agreement for those practitioners performing deliveries in alternate settings. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians, certified nurse practitioners and certified nurse midwives who include such services within their practice.

32.  REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists, to include, at a minimum, the following:

a.   Use of referral forms clearly identifying the Contractor

b.   A system for resolving disputes regarding the referrals

c. PCP referral shall be required for specialty physician services, except that women shall have direct access to in-network GYN providers, including physicians, physician assistants and nurse practitioners within the scope of their practice, without a referral for preventive and routine services. In addition, for members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have a mechanism in place to allow such members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member's condition and identified needs. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.

d. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.

e. A process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

f. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services

g.   Referral to Medicare HMO including payment of copayments

h. Allow for a second opinion from a qualified health care professional within the network, or if one is not available in network, arrange for the member to obtain one outside the network, at no cost to the member.

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

a.   Clinical laboratory services

b.   Physical therapy services

c.   Occupational therapy services

d.   Radiology services

e.   Radiation therapy services and supplies

f.   Durable medical equipment and supplies

g.   Parenteral and enteral nutrients, equipment and supplies

h.   Prosthetics, orthotics and prosthetic devices and supplies

i.   Home health services

j.   Outpatient prescription drugs

k.   Inpatient and outpatient hospital services

33.  APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute, but not necessarily life-threatening disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.   Emergency PCP appointments - same day of request

b.   Urgent care PCP appointments - within 2 days of request

c.   Routine care PCP appointments - within 21 days of request

For SPECIALTY REFERRALS, the Contractor shall be able to provide:

a.   Emergency appointments - within 24 hours of referral

b.   Urgent care appointments - within 3 days of referral

c.   Routine care appointments - within 45 days of referral

For DENTAL APPOINTMENTS, the Contractor shall be able to provide:

a.   Emergency appointments - within 24 hours of request

b.   Urgent care appointments - within 3 days of request

c.   Routine care appointments - within 45 days of request

For MATERNITY CARE, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

a.   First trimester - within 14 days of request

b.   Second trimester - within 7 days of request

c.   Third trimester - within 3 days of request

d.   High risk pregnancies - within 3 days of identification of high risk by the
                             Contractor or maternity care provider, or immediately if an emergency exists

If a member needs non-emergent medically necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives on time for the appointment, but no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall actively monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network regarding appointment time requirements. The Contractor must assign a specific staff member or unit within its' organization to monitor compliance with appointment standards. The Contractor must develop a corrective action plan when appointment standards are not met; if appropriate, the corrective action plan should be developed in conjunction with the provider. Appointment standards shall be included in the Provider Manual. The Contractor is encouraged to include the standards in the provider subcontract.

34.  FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the Federal mandates. Section 4712(b)(2) of the Balanced Budget Act requires that "rates of payment between FQHCs/RHCs and MCOs shall not be less than the amount of payment for a similar set of services with a non-FQHC/RHC." The intention of this provision is to ensure that contractors negotiate rates of payment with FQHCs that are comparable to the rates paid to providers that provide similar services.

Contractors are required to submit member information for Title XIX members for each FQHC on a quarterly basis to the AHCCCSA Division of Health Care Management. AHCCCSA will perform periodic audits of the member information submitted. Contractors should refer to the AHCCCS Division of Health Care Management's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by CMS:

            Canyonlands Community Health Care
            Chiricahua Community Health Centers, Inc.
            Clinica Adelante, Inc.
            Community Health Center of West Yavapai
            Desert Senita Community Health Center
            El Rio Health Center
            Inter-Tribal Health Care Center
            Marana Health Center
            Mariposa Community Health Center, Inc.
            Mountain Park Health Center
            Native American Community Health Center, Inc.
            Native Americans for Community Action Family Health Center North Country Community Health Center
            Sun Life Family Health Center

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

            Sunset Community Health Center (formerly Valley Health Center, Inc.) United Community Health Center, Inc.

35.  PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure

b.   Provider responsibility and the Contractor's expectation of the provider

c.   Overview of the Contractor's Provider Service department and function

d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services

e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations

g.   Dental services

h.   Maternity/Family Planning services

i.   The Contractor's policy regarding PCP assignments

j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system

k.   Grievance and request for hearing rights of providers and enrollees

l.   Billing and encounter submission information

m. Information about policies and procedures relevant to the providers including, but not limited to, utilization management and claims submission

n. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance

o.   Cost sharing responsibility

p.   Explanation of remittance advice

q.   Prior authorization and notification requirements

r.   Claims medical review

s.   Concurrent review

t.   Fraud and Abuse

u. Formularies (with updates and changes provided in advance to providers, including pharmacies)

v.   AHCCCS appointment standards

w. Americans with Disabilities Act (ADA) requirements and Title VI, as applicable

x.   Eligibility verification

y. Cultural competency information, including notification about Title VI of the Civil Rights Act of 1964. Providers should also be informed of how to access interpretation services to assist members who speak a language other the English or who use sign language.

z.   Peer review and appeal

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

36.  PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed by each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

37.  SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See the AHCCCS Claims Processing by Subcontracted Providers Policy in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCS, Division of Health Care Management Administration, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCS, Division of Health Care Management for prior approval at least 30 days prior to the beginning date of the subcontract:

a.   Automated data processing

b.   Third-party administrators

c.   Management Services (See also Section D, Paragraphs 43 & 44)

d.   Model subcontracts

e. Capitated or other risk subcontracts requiring claims processing by the subcontractor

f.   Hospitals

g. Requests for Proposal issued by the Contractor for the procurement of medical services.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "g" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of Federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS Contractor. In addition, except for cost sharing requirements, the Contractor shall not enter into subcontracts that contain compensation terms that differ depending upon a member's eligibility category.

If the Contractor delegates duties or responsibilities such as utilization management or claims processing to a subcontractor, then the Contractor shall establish a written agreement that specifies the activities and reporting responsibilities delegated to the subcontractor. The written agreement shall also provide for revoking delegation or imposing other sanctions if the subcontractor's performance is inadequate. In order to determine adequate performance, the Contractor shall monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to a periodic schedule. The schedule for review shall be submitted to AHCCCSA, Division of Health Care Management for prior approval. As a result of the performance review, any deficiencies must be communicated to the subcontractor in order to establish a corrective action plan. The results of the performance review and the correction plan shall be communicated to AHCCCS upon completion.

                                                            Final Acute Care RFP
                                                              September 15, 2003

                                     - 49 -
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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

The Contractor must enter into a written agreement with any provider (including out-of-state providers) the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS, Division of Health Care Management within seven days of its final attempt to gain such agreement.

b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

c.   Individual providers as detailed in the AMPM.

d. Hospitals, as discussed in Section D, Paragraph 40, Hospital Subcontracting and Reimbursement.

These and any other exceptions to this requirement must be approved by AHCCCS, Division of Health Care Management.

Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

b.   Identification of the name and address of the subcontractor.

c. Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.

e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re negotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor.

h. A description of the subcontractor's patient, medical and cost record keeping system.

i. Specification that the subcontractor shall cooperate with quality management/quality improvement programs, and comply with the utilization management and review procedures specified in the AMPM.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.

k. Procedures for enrollment or re-enrollment of the covered population (may also refer to the Provider Manual).

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

38.  CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with ARS 36-2904(H) and (J), AHCCCS Rules R9-22-705, and R9-22-709, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of eligibility posting, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance and request for hearing rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Division of Health Care Management.

In accordance with the Balanced Budget Act of 1997, unless a subcontract specifies otherwise, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim. Additionally, unless a subcontract specifies otherwise, the Contractor shall not require providers to initially submit claims earlier than 6 months after date of service or to submit clean claims earlier than 12 months after date of service for which payment is claimed. The receipt date of the claim is the date stamp on the claim. The paid date of the claim is the date on the check or other form of payment.

The Contractor shall develop and maintain a health information system that collects, analyzes, integrates, and reports data. The system shall provide information on areas including, but not limited to, service utilization and grievance and appeals.

39.  SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over, and supersede, existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

Currently, AHCCCSA only has specialty contracts for transplant services. AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

40.  HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

MARICOPA AND PIMA COUNTIES ONLY: Effective October 1, 2003, legislation authorizes the Inpatient Hospital Reimbursement Program (Program). The Program, as defined in the Arizona Revised Statutes 36-2905.01, replaces the previous Hospital Reimbursement Pilot Program, which expires September 30, 2003. The Program requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties and legal resolution which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to ensure availability of quality services within specific service districts, equity of related party interests and reasonableness of rates. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA, Division of Health Care Management. For non-emergency patient-days, the Contractor shall ensure that at least 65% of its

                                                            Final Acute Care RFP
                                                              September 15, 2003

                                     - 51 -
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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 65% standard. Further, if in AHCCCSA's judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital.

ALL COUNTIES EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain subcontracts with hospitals in all GSA's and must submit copies of these subcontracts, including amendments, to AHCCCSA, Division of Health Care Management, at least seven days prior to the effective dates thereof.

OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705. Contractors serving border communities (excluding Mexico) are strongly encouraged to establish contractual agreements with those out-of-state hospitals that are identified by GSA in Attachment B.

HOSPITAL RECOUPMENTS: The Contractor may conduct prepayment and post-payment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during post-payment medical review shall not constitute a basis for recoupment by the Contractor. This prohibition does not apply to recoupments that are a result of an AHCCCS reinsurance audit. See also Section D, Paragraph 38, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

41.  NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility, described above, applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. When ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Contractor before the end of the maximum 90 days per contract year of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services, covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor, shall be applied to the 90 day per contract year limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day per contract year maximum.

42.  PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The

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                                                              September 15, 2003

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

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the AHCCCSA Division of Health Care Management. In order to obtain approval, the following must be submitted to the AHCCCSA Division of Health Care Management 45 days prior to the implementation of the contract:

     1.   A complete copy of the contract

     2.   A plan for the member satisfaction survey

     3.   Details of the stop-loss protection provided

     4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or CMS. Please refer to the Physician Incentive Plan Disclosure by Contractors Policy in the Bidder's Library for details on providing required disclosures.

The Contractor shall also provide for compliance with physician incentive plan requirements as set forth in 42 CFR 422. These regulations apply to contract arrangements with subcontracted entities that provide utilization management services.

43. MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA, Division of Health Care Management, as described in Section D, Paragraph 37, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor. The Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

44. MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Division of Health Care Management, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000 annually, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

45.  MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for a contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 30 days after contract award.

Minimum capitalization requirements by GSA are as follows:

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

                                         CAPITALIZATION                 CAPITALIZATION
                                         REQUIREMENT--                  REQUIREMENT--
 GEOGRAPHIC SERVICE AREA (GSA)           NEW CONTRACTORS             EXISTING CONTRACTORS
------------------------------           ---------------             --------------------
Mohave/Coconino/Apache/Navajo               $4,400,000                   $3,000,000
-----------------------------------------------------------------------------------------
La Paz/Yuma                                 $3,000,000                   $2,000,000
-----------------------------------------------------------------------------------------
Maricopa                                    $5,000,000                   $4,000,000
-----------------------------------------------------------------------------------------
Pima/Santa Cruz                             $4,500,000                   $3,000,000
-----------------------------------------------------------------------------------------
Cochise/Graham/ Greenlee                    $2,150,000                   $2,000,000
-----------------------------------------------------------------------------------------
Pinal/Gila                                  $2,400,000                   $2,000,000
-----------------------------------------------------------------------------------------
Yavapai*                                    $1,600,000                   $1,600,000
-----------------------------------------------------------------------------------------

*Yavapai's minimum capitalization requirement for both new and existing offerors is limited to $150 times the estimated number of members.

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSA's, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $ 10,000,000 ceiling regardless of the number of GSA's awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 46 and 47 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirement may be applied toward meeting the equity per member requirement (see Section D, Paragraph 50, Financial Viability Standards/Performance Guidelines) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA in which they currently have a contract must meet the equity per member standard (see Section D, Paragraph 50, Financial Viability Standards/Performance Guidelines) for their current membership. Continuing offerors that do not meet the equity standard must fund, through capital contribution, the necessary amount to meet the minimum capitalization requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. The amount of the required capitalization for continuing offers may differ from that for new offerors due to size of the existing offerors current enrollment. (See the table of requirements by GSA above).

Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $ 10,000,000 in equity.

46.  PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond Policy available in the Bidder's Library.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and non-providers by reason of a breach of the Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Division of Health Care Management.

The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

47.  AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 80% of the total capitation payment expected to be paid to the Contractor in the month of October 2003, or as determined by AHCCCSA. The total capitation amount shall include delivery and hospital supplemental payments. This requirement must be satisfied by the Contractor no later than 30 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis to determine if the Performance Bond must be increased. The Contractor shall have 30 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCS, Division of Health Care Management. Refer to the Performance Bond/Equity Per Member Policy for more details.

48.  ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSA's as a result of an accumulated deficit, even if unaudited.

49. ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the AHCCCSA Division of Health Care Management.

                                                            Final Acute Care RFP
                                                              September 15, 2003

                                     - 55 -
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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

50.  FINANCIAL VIABILITY STANDARDS / PERFORMANCE GUIDELINES

AHCCCSA has established financial viability standards/performance guidelines. On a quarterly basis, AHCCCSA will review the following ratios with the purpose of monitoring the financial health of the Contractor. The two financial viability standards, the Current Ratio and Equity per Member, are the standards that best represent the financial solvency of the Contractor. Therefore, the Contractor must comply with these two financial viability standards.

AHCCCSA will also monitor the Medical Expense Ratio, the Administrative Cost Percentage, and the RBUC's Days Outstanding. These guidelines are analyzed as part of AHCCCSA's due diligence in financial statement monitoring. Sanctions may not be imposed if the Contractor does not meet these performance guidelines. AHCCCSA takes into account Contractors' unique programs for managing care and improving the heath status of members when analyzing medical expense and administrative ratio results. However, if a critical combination of the Financial Viability Standards and Performance Guidelines are not met, or if a Contractor's experience differs significantly from other Contractors', additional monitoring, such as monthly reporting, may be required.

FINANCIAL VIABILITY STANDARDS

CURRENT RATIO            Current assets divided by current liabilities. "Current
                         assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%).

                         Standard: At least 1.00

                         If current assets include a receivable from a parent company, the parent company must have liquid assets that support the amount of the inter-company loan.

EQUITY PER MEMBER        Equity, less on-balance sheet performance bond, divided
                         by the number of non-SOBRA Family Planning Extension
                         Services members enrolled at the end of the period.

                         Standard: At least $150 for Contractors with enrollment
                                            < 100,000
                                            $100 for Contractors with enrollment
                                            of 100,000+

                         For purposes of this measurement, the equity to be measured must be supported by unencumbered current assets.

                         (Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSAs.)

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

PERFORMANCE GUIDELINES

MEDICAL EXPENSE RATIO    Total medical expenses divided by total capitation +
                         Delivery Supplement + Hospital Supplemental Payment
                         + TPL + Reinsurance + HIV/AIDS Supplement

                         Standard: At least 80%

ADMINISTRATIVE COST      Total administrative expenses (excluding income taxes),
   PERCENTAGE            divided by total capitation + Delivery Supplement +
                         Hospital Supplemental Payment + TPL + Reinsurance +
                         HIV/AIDS Supplement.

                         Standard: No more than 10%

RECEIVED BUT UNPAID      Received but unpaid claims divided by the average daily
  CLAIMS (DAYS           medical expenses for the period, net of sub-capitation
  OUTSTANDING)           expense.

                         Standard: No more than 30 days

51.  SEPARATE INCORPORATION

Within 60 days of contract award, a non-governmental contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of contract function with AHCCCS.

52.  MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA, Division of Health Care Management, for review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

53.  COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, delivery supplement, hospitalized supplement for Medical Expense Deduction (MED) members, HIV-AIDS supplement, reinsurance and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Capitation rates awarded with the RFP will be effective for the period October 1, 2003 through September 30, 2004. Actuaries establish the capitation rates using practices established by the Actuarial Standards Board. AHCCCS provides the following data to its actuaries to establish rates for the purposes of rebasing the capitation rates.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

     a.   Utilization and unit cost data derived from reported encounters

     b.   Audited financial statements reported by Contractors

     c.   Local market basket inflation trends

     d.   AHCCCS fee for service schedule pricing adjustments

     e.   Programmatic changes that affect reimbursement

     f.   Additional administrative requirements for Contractors

     g.   Other changes to medical practices that affect reimbursement

AHCCCS adjusts its rates to best match payment to risk. This further ensures the actuarial basis for the capitation rates. The following risk factors will be included for CYE '04:

     a.   Reinsurance (as described in Paragraph 57)

     b.   HIV/AIDS supplemental payment

     c. Age/Gender for the 1931 (b), SOBRA, KidsCare and BCCTP eligibility groups

     d.   Medicare enrollment for SSI members

     e.   Delivery supplemental payment

     f.   Hospitalized supplemental payments for MED members

     g.   Geographic Service Area adjustments

     h.   Risk sharing for Title XIX Waiver Group reimbursement

     i.   Risk sharing for PPC reimbursement

     j.   Member choice statistic for Title XIX Waiver Group

The above information is reviewed by AHCCCS' actuaries in renewal years to determine if adjustments are necessary to maintain actuarially sound rates. A Contractor may cover services for members that are not covered under the State Plan; however those services are not included in the data provided to actuaries for setting capitation rates. In addition to the above data used to review the appropriateness of capitation rates, during renewal years, AHCCCS may look at other factors that potentially impact appropriate reimbursement including the medical cost experience of members who exercise their right to choose a health plan upon initial enrollment versus those who are auto assigned to a health plan.

PROSPECTIVE CAPITATION: The Contractor will be paid capitation for all prospective member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during the prospective period coverage.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: Except for KidsCare members and HIFA Parents, the Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE '04, AHCCCSA will reconcile the Contractor's PPC medical cost expenses to PPC capitation paid to the Contractor during the year. This reconciliation will limit the Contractor's profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Encounter data will be used to determine medical expenses. Refer to the AHCCCS Division of Health Care Management's PPC Reconciliation Policy for further details.

RISK SHARING FOR TITLE XIX WAIVER MEMBERS: For CYE '04, AHCCCSA will reconcile the Contractor's PPC and prospective medical cost expenses to PPC capitation, prospective capitation, hospitalized supplemental payments, delivery supplemental payments and HIV/AIDS supplemental payments paid to the Contractor during

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

the year. This reconciliation will limit the Contractor's profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Encounter data will be used to determine medical expenses. Refer to the AHCCCS Division of Health Care Management's Title XIX Waiver Reconciliation Policy for further details.

DELIVERY SUPPLEMENT: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home. The delivery supplemental payment is not made if the hospitalized supplemental payment has already been paid.

HOSPITALIZED SUPPLEMENTAL PAYMENT: If an MED member is an inpatient on the date of application for AHCCCS eligibility, and the date of application falls within the member's eligibility period, the Contractor is entitled to a supplemental payment to help defray costs related to the inpatient stay. The payment is a one-time supplement that is paid when the member is enrolled with the Contractor and is subject to review during the term of the contract.

HIV-AIDS SUPPLEMENT: On a quarterly basis, the Contractor shall submit to AHCCCSA, Division of Health Care Management, an unduplicated monthly count of members, by rate code, who are using approved HIV/AIDS drugs along with the supporting pharmacy log. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end of each quarter. AHCCCSA reserves the right to recoup any amounts paid for ineligible members as well as an associated penalty for incorrect encounter reporting.

Refer to the AHCCCS, Division of Health Care Management HIV/AIDS Supplemental Payment and Review Policy for further details and requirements.

54.  PAYMENTS TO CONTRACTORS

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer or indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this section, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by the Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to the Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund. An error discovered by the State, with or without an audit, in the amount of fees paid to the Contractor will be subject to adjustment or repayment by AHCCCSA making a corresponding decrease in a current Contractor's payment or by making an additional payment to the Contractor.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

No payment due the Contractor by AHCCCSA may be assigned or pledged by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

55.  CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.   death of a member

b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)

c.   duplicate capitation to the same Contractor

d.   adjustment based on change in member's contract type

e.   voluntary withdrawal

If a member is enrolled twice with the same Contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

56.  INCENTIVES

AHCCCSA will be implementing an incentive program that utilizes financial and/or non-financial incentives to promote program quality. AHCCCSA will use contractor clinical performance indicators in the development of an incentive program. Examples of incentive programs are listed below.

AUTO ASSIGNMENT ALGORITHM: Effective CYE '06, AHCCCSA will adjust the auto assignment algorithm methodology to incorporate contractor's clinical performance indicator results in the calculation of target percentages. AHCCCSA will use the following performance indicators:

        Prenatal Care in the First Trimester
        Well-Child Visits 3-6 Years

ADMINISTRATIVE REQUIREMENTS: Effective CYE '06, AHCCCSA may elect to reduce Operational Financial Review (OFR) requirements for high performing contractors.

USE OF WEBSITE: Contractors will be required to post their clinical performance indicators compared to AHCCCS standard and statewide averages on their website. In addition, AHCCCSA will post contractor performance indicators on its website.

INCENTIVE FUND: AHCCCSA may retain a specified percentage of capitation reimbursement in order to distribute to Contractors based on their performance measure outcomes. The incentive fund will not be

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

implemented in CYE '04 and contractors will be notified at least 60 days prior to implementation in a future contract year.

57.  REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered services, as described below, for a member with an acute medical condition beyond an annual deductible level. AHCCCSA "self-insures" the reinsurance program through a deduction to capitation rates that is intended to be budget neutral. Refer to the AHCCCSA Reinsurance Claims Processing Manual for further details on the Reinsurance Program.

INPATIENT REINSURANCE

Inpatient reinsurance covers partial reimbursement of covered inpatient facility medical services. See the table below for applicable deductible levels and coinsurance percentages. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for covered inpatient services incurred above the deductible. The deductible is the responsibility of the Contractor. Per diem rates paid for nursing facility services provided within 30 days of an acute hospital stay, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage.

The following table represents deductible and coinsurance levels for CYE '04:

                                             Title XIX Waiver Group
                     Annual Deductible*        Annual Deductible
                     -------------------     ----------------------
                                                    Combined
Statewide Plan          Prospective           PPC and Prospective
   Enrollment           Reinsurance               Reinsurance         Coinsurance
---------------      -------------------     ----------------------   -----------
0-34,999                  $20,000                    $15,000               75%
-----------------------------------------------------------------------------
35,000-49,999             $35,000                    $15,000               75%
-----------------------------------------------------------------------------
50,000 and over           $50,000                    $15,000               75%
-----------------------------------------------------------------------------

*applies to all members except for Title XIX Waiver Group members

a) PROSPECTIVE REINSURANCE: This coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the table above. AHCCCSA will adjust the Contractor's deductible level at the beginning of a contract year if the Contractor's enrollment changes to the next enrollment level. A Contractor at the $35,000 or $50,000 deductible level may elect a lower deductible prior to the beginning of a new contract year. These deductible levels are subject to change by AHCCCSA during the term of this contract. Any change will have a corresponding impact on capitation rates.

b) PRIOR PERIOD COVERAGE REINSURANCE: Effective October 1, 2003, AHCCCSA will no longer cover PPC inpatient expenses under the reinsurance program for any members except Title XIX Waiver Group members. See section c) below for additional information.

c) TITLE XIX WAIVER MEMBERS: A separate reinsurance deductible for the Title XIX Waiver Group applies for both the prospective and prior period coverage time periods. There can only be one reinsurance case for prior period and prospective enrollment.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

CATASTROPHIC REINSURANCE

The reinsurance program includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Division of Health Care Management, Reinsurance Unit, of cases identified for catastrophic reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA. The determination of whether a case or type of case is catastrophic shall be made by the Director or designee based on the following criteria; l) severity of medical condition, including prognosis; and 2) the average cost or average length of hospitalization and medical care, or both, in Arizona, for the type of case under consideration.

HEMOPHILIA: Catastrophic reinsurance coverage is available for all members diagnosed with Hemophilia (ICD9 codes 286.0, 286.1, 286.2).

VON WILLEBRAND 'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII

GAUCHER 'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy.

TRANSPLANTS

This program covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. Bone grafts and cornea transplantation services are not eligible for transplant reinsurance coverage but are eligible under the regular inpatient reinsurance program. Refer to the AMPM for covered services for organ and tissue transplants. Reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Division of Health Care Management.

OTHER

For all reinsurance case types other than transplants, Contractors will be reimbursed 100% for all medically necessary covered expenses provided in a contract year, after the reinsurance case reaches $650,000. Transplant case types have another risk limitation methodology described in the AHCCCSA Reinsurance Claims Processing Manual.

ENCOUNTER SUBMISSION AND PAYMENTS FOR REINSURANCE

a) ENCOUNTER SUBMISSION: A Contractor shall prepare, review, verify, certify, and submit, encounters for consideration to AHCCCSA. Upon submission, the Contractor certifies that the services listed were actually rendered. The encounters must be submitted in the format prescribed by AHCCCSA. The Contractor must initiate and evaluate an encounter for probable 1st and 3rd party liability before submitting the encounter for

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

reinsurance consideration, unless the encounter involves underinsured or uninsured motorist liability insurance, 1st and 3rd party liability insurance or a tort feasor.

The Contractor must maintain evidence that costs incurred have been paid by the Contractor before submitting reinsurance encounters. This information is subject to AHCCCSA review. Collections from 1st and 3rd parties should be reflected by the Contractor as reductions in the encounters submitted on a dollar-for-dollar basis. For purposes of AHCCCSA reinsurance, payments made by Contractor-purchased reinsurance are not considered 1st and 3rd party collections.

All reinsurance claims must reach a clean claim status within fifteen months from the end date of service, or date of eligibility posting, whichever is later.

b) ENCOUNTER PROCESSING: AHCCCSA will accept for processing only those encounters that are submitted directly by an AHCCCS Contractor and that comply with the AHCCCSA Encounter Reporting User Manual.

c) PAYMENT OF INPATIENT AND CATASTROPHIC REINSURANCE CASES: AHCCCSA will reimburse a Contractor for costs incurred in excess of the applicable deductible level, subject to coinsurance percentages. Amounts in excess of the deductible level shall be paid based upon costs paid by the Contractor, minus the coinsurance unless the costs are paid under a subcapitated arrangement. In subcapitated arrangements, the Administration shall base reimbursement of reinsurance encounters on the lower of the AHCCCS allowed amount or the reported health plan paid amount, minus the coinsurance and Medicare/TPL payment and applicable quick pay discounts.

Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

When a member with an annual enrollment choice changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs, nursing facility costs and inpatient psychiatric costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward, but not exceed, the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

d) PAYMENT OF TRANSPLANT REINSURANCE CASES: Reinsurance benefits are based upon the lower of the AHCCCS contract amount or the Contractor's paid amount, subject to coinsurance percentages. While encounter data is not currently used to determine reinsurance payments for transplant services, in the future, encounters may be required in order for Contractors to receive reinsurance payments for transplants. Contractors are required to encounter all medical services provided for which a financial liability is incurred. Please refer to the AHCCCS Reinsurance Claims Processing Manual for the appropriate billing of transplant services. Reimbursement for these reinsurance benefits will be made to the Contractor each month.

REINSURANCE AUDITS

PRE-AUDIT: Medical audits on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. For closed contracts, a 100% audit will be conducted. AHCCCSA, Division of Health Care Management, Reinsurance Unit, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical audit process to occur at the Contractor's offices.

                                                            Final Acute Care RFP
                                                              September 15, 2003

PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

ON-SITE AUDIT: AHCCCSA will give the Contractor at least 45 days advance notice of any on-site audit. The Contractor shall have all requested medical records and financial documentation on-site and available to the nurse auditors. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Audit Team during the course of the audit. The Contractor representative shall be available to the Audit Team at all times during AHCCCSA on-site audit activities. While on-site, the Contractor shall provide the Audit Team with workspace, access to a telephone, electrical outlets and privacy for conferences.

AUDIT CONSIDERATIONS: Reinsurance consideration will be given to inpatient facility contracts and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance.

Per diem rates may be paid for nursing facility and rehabilitation services provided the services are rendered within 30 days of an acute hospital stay, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year. The services rendered in these sub-acute settings must be of an acute nature and, in the case of rehabilitative or restorative services, steady progress must be documented in the medical record.

AUDIT DETERMINATIONS: The Contractor will be furnished a copy of the Reinsurance Post-Audit Results letter approximately 60 days after the onsite audit and given an opportunity to comment and provide additional medical or financial documentation on any audit findings. AHCCCSA may limit reinsurance reimbursement to a lower or alternative level of care if the Director or designee determines that the less costly alternative could and should have been used by the Contractor. A recoupment of reinsurance reimbursements made to the Contractor may occur based on the results of the medical audit sampling. The results of the medical audit sampling may be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the audit timeframe for the Contractor.

A Contractor whose reinsurance case is reduced or denied shall be notified in writing by AHCCCSA and will be informed of rationale for reduction or denial determination and the applicable grievance and appeal process available.

58.  COORDINATION OF BENEFITS / THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and post payment recovery. The Contractor shall use these methods as described in A.A.C. R9-22-1001. (See also Section D, Paragraph 60, Medicare Services and Cost Sharing).

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for copayments, coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so.

The requirement to cost-avoid applies to all AHCCCS covered services. For prenatal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance         Restitution Recovery
First-and third-party liability insurance         Worker's Compensation
Tortfeasors, including casualty                   Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-1002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCSA's authorized representative by the Contractor. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. The Contractor will be responsible for their prorated share of the contingency fee. The Contractor's share of the contingency fee will be deducted from the settlement proceeds prior to AHCCCSA remitting the settlement to the Contractor. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member

b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing and contingency fees, etc.)

c.   Such recovery is not prohibited by State or Federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCSA's request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident;

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claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with reinsurance. Failure to report reinsurance cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions. The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE), HIFA PARENTS AND BCCTP: Eligibility for KidsCare, HIFA Parents and BCCTP benefits require that the applicant/member not be enrolled with any other creditable health insurance plan. If the Contractor becomes aware of any such coverage, the Contractor shall notify AHCCCSA immediately. AHCCCSA will determine if the other insurance meets the creditable definition in A.R.S. 36-2982(G).

CONTRACT TERMINATION: Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCSA's authorized TPL representative.

59.  COPAYMENTS

At the direction of the Arizona Legislature, AHCCCS modified the existing structure of copayments payable by AHCCCS members. Effective October 1, 2003, certain populations will have mandatory copayments, and Contractors will be allowed to deny services for the inability to pay the copayment. Other populations remain exempt from copayments while others are subject to an optional copayment. Those populations exempt or subject to optional copayments may not be denied services for the inability to pay the copayment.

Any required copayments collected shall belong to the Contractor or its subcontractors.

Attachment L provides detail of the populations and their related copayment structure.

60.  MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligibles". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. Unless prior approval is obtained from AHCCCSA, the Contractor must limit their cost sharing responsibility according to the AHCCCS Medicare Cost Sharing Policy. The Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

61.  MARKETING

The Contractor shall submit all proposed marketing and outreach materials and events that will involve the general public to the AHCCCS Marketing Committee for prior approval in accordance with the AHCCCS

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

Health Plan Marketing Policy. The Contractor must have signed contracts with PCPs, specialists, dentists, and pharmacies in order for them to be included in marketing materials.

62.  CORPORATE COMPLIANCE

In accordance with A.R.S. Section 36-2918.01, all contractors are required to notify the AHCCCS, Office of Program Integrity immediately of all suspected fraud or abuse. The Contractor agrees to promptly (within ten working days of discovery) inform the Office of Program Integrity in writing of instances of suspected fraud or abuse. This shall include acts of suspected fraud or abuse that were resolved internally but involved AHCCCS funds, contractors or sub-contractors.

As stated in A.R.S. Section 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises, or material omissions is guilty of a Class 2 felony.

The Contractor agrees to permit and cooperate with any onsite review. A review by the AHCCCS, Office of Program Integrity may be conducted without notice and for the purpose of ensuring program compliance.

The Contractor shall be in compliance with 42 CFR 438.608. The Contractor must have a mandatory compliance program, supported by other administrative procedures, that is designed to guard against fraud and abuse.

The compliance program, which shall both prevent and detect suspected fraud or abuse, must include:

     1. Written policies, procedures, and standards of conduct that articulate the organization's commitment to and processes for complying with all applicable federal and state standards.

     2.   The designation of a compliance officer and a compliance committee.

     3.   Effective training and education.

     4. Effective lines of communication between the compliance officer and the organization's employees.

     5. Enforcement of standards through well-publicized disciplinary guidelines.

     6.   Provision for internal monitoring and auditing.

     7.   Provision for prompt response to problems detected.

The Contractor is required to research potential overpayments identified by the AHCCCS, Office of Program Integrity. After conducting a cost benefit analysis to determine if such action is warranted, the Contractor should attempt to recover any overpayments identified. The AHCCCS Office of Program Integrity shall be advised of the final disposition of the research and advised of actions, if any, taken by the Contractor.

63.  RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available, at all reasonable times during the term of this contract, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or Federal

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                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

government. The Contractor shall be responsible for any costs associated with the reproduction of requested information.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract.

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

64.  DATA EXCHANGE REQUIREMENTS

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the formats prescribed by AHCCCSA and in formats prescribed by the Health Insurance Portability and Accountability Act (HIPAA). Details for the formats may be found in the draft HIPAA Transaction Companion Documents & Trading Partner Agreements, and in the AHCCCS Technical Interface Guidelines, available in the Bidder's Library.

The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's Chief Executive Officer, Chief Financial Officer or designee's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA): The Contractor shall comply with the Administrative Simplification requirements of Subpart F of the HIPAA of 1996 (Public Law 107-191,110 Statutes 1936) and all Federal regulations implementing that Subpart that are applicable to the operations of the Contractor by the dates required by the implementing Federal regulations.

65.  ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance standards. The Contractor shall submit encounter data to AHCCCSA for all services rendered, including services provided during prior period coverage. This requirement is a condition of the CMS grant award.

A Contractor shall prepare, review, verify, certify, and submit, encounters for consideration to AHCCCSA. Upon submission, the Contractor certifies that the services listed were actually rendered. The encounters must be submitted in the format prescribed by AHCCCSA.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA supplied formats. Specific requirements for encounter data are described in the AHCCCSA Encounter Reporting User Manual, a copy of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I. Refer to Paragraph 64, Data Exchange Requirements, for further information.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The AHCCCSA Encounter Reporting User's Manual.

Each month AHCCCSA provides the Contractor with full replacement files containing provider and medical procedure coding information. These files should be used to assist the Contractor in accurate Encounter Reporting. Refer to Paragraph 64, Data Exchange Requirements, for further information.

66.  ENROLLMENT AND CAPITATION TRANSACTION UPDATES

AHCCCSA produces daily enrollment transaction updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily enrollment transaction update, which is run prior to the monthly enrollment and capitation transaction update, is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

AHCCCSA also produces a daily Manual Payment Transaction, which identifies enrollment or disenrollment activity that was not included on the daily enrollment transaction update due to internal edits. The Contractor shall use the Manual Payment Transaction in addition to the daily enrollment transaction update to update its member records.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

A weekly capitation transaction will be produced to provide contractors with member-level capitation payment information. This file will show changes to the prospective capitation payments, as sent in the monthly file, resulting from enrollment changes that occur after the monthly file is produced. This file will also identify mass adjustments to and/or manual capitation payments that occurred at AHCCCS after the monthly file is produced.

The monthly enrollment and monthly capitation transaction updates are generally produced two days before the end of every month. The update will identify the total active population for the Contractor as of the first day of the next month. These updates contain die information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly update. After reconciling the monthly update information, the Contractor resumes posting daily updates beginning with the last two days of the month. The last two daily updates are different from the regular daily updates in that they pay and/or recoup capitation into the next month. If the Contractor detects an error through the monthly update process, the Contractor shall notify AHCCCSA, Division of Health Care Management.

Refer to Paragraph 64, Data Exchange Requirements, for further information.

67.  PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its CMS grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract.

Standards applied for determining adequacy of required reports are as follows:

          a. Timeliness: Reports or other required data shall be received on or before scheduled due dates.

          b. Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

          c. Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

68.  REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

69.  DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA or the Federal government to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

70.  OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business. The purpose of Readiness Reviews is to assess new Contractors' readiness and ability to provide covered services to members at the start of the contract year and current Contractors' readiness to expand to new geographic service areas. A new Contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

71.  OPERATIONAL AND FINANCIAL REVIEWS

In accordance with CMS requirements, AHCCCSA, or an independent external agent, will conduct annual Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521 and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents, not requested in advance by AHCCCSA, shall be made available upon request of the Review Team during the course of the review. The Contractor personnel, as identified in advance, shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA, if the Contractor has obtained accreditation from NCQA, JCAHO or any other nationally recognized accrediting body. The Contractor must submit the entire accreditation report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a draft copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations, made by the Review Team to bring the Contractor into compliance with Federal, State, AHCCCS, and/or RFP requirements, must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

72.  SANCTIONS

AHCCCSA may impose monetary sanctions, suspend, deny, refuse, to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-606 and the terms of this contract and applicable Federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with A.A.C. 22, Article 8. Intermediate sanctions may be imposed, but are not limited to the following actions:

a. Substantial failure to provide medically necessary services that the Contractor is required to provide under the terms of this contract to its enrolled members.

b. Imposition of premiums or charges in excess of the amount allowed under the AHCCCS 1115 Waiver.

c. Discrimination among members on the basis of their health status of need for health care services.

d. Misrepresentation or falsification of information furnished to CMS or AHCCCSA.

e. Misrepresentation or falsification of information furnished to an enrollee, potential enrollee, or provider.

f. Failure to comply with the requirement for physician incentive plan as delineated in Paragraph 42.

g. Distribution directly, or indirectly through any agent or independent contractor, of marketing materials that have not been approved by AHCCCSA or that contain false or materially misleading information.

h.   Failure to meet AHCCCS Financial Viability Standards.

i.   Material deficiencies in the Contractor's provider network.

j.   Failure to meet quality of care and quality management requirements.

k.   Failure to meet AHCCCS encounter standards.

l.   Violation of other applicable State or Federal laws or regulations.

m.   Failure to fund accumulated deficit in a timely manner.

n.   Failure to increase the Performance Bond in a timely manner.

o.   Failure to comply with any provisions contained in this RFP.

AHCCCSA may impose the following types of intermediate sanctions:

a.   Civil monetary penalties

b.   Appointment of temporary management for a Contractor as provided in 42 CFR
     438.706 and A.R.S. Section 36-2903 (M).

c. Granting members the right to terminate enrollment without cause and notifying the affected members of their right to disenroll.

d. Suspension of all new enrollment, including auto assignments after the effective date of the sanction.

e. Suspension of payment for recipients enrolled after the effective date of the sanction until CMS or AHCCCSA is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

f. Additional sanctions allowed under statue or regulation that address areas of noncompliance.

CURE NOTICE PROCESS: Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

Refer to the Sanctions Policy for details.

73.  BUSINESS CONTINUITY PLAN

The Contractor shall adhere to all elements of the AHCCCS, Division of Health Care Management Business Continuity Plan Policy. This plan is currently under review and will be placed in the Bidder's Library upon completion. The Contractor shall develop a Business Continuity Plan to deal with unexpected events that may affect its ability to adequately serve members. This plan shall, at a minimum, include planning and training for:

     -    Healthcare facility closure/loss of a major provider

     - Electronic/telephonic failure at the Contractor's main place of business

     -    Complete loss of use of the main site

     -    Loss of primary computer system/records

     - Communication between the Contractor and AHCCCSA in the event of a business disruption

The Business Continuity Plan shall be updated annually. All key staff shall be trained and familiar with the Plan.

74.  TECHNOLOGICAL ADVANCEMENT

The Contractor shall implement the following technological measures according to the applicable time frame

April 1, 2004:

     - Contractors must have a website with links to the following information:

          1.   Formulary

          2.   Provider manual

          3.   Policies

          4.   Member handbook

          5.   Provider listing

     - Contractors must have enrollment verification via website fully operational

     -    Contractors must have claims inquiry via website fully operational

75.  PENDING LEGISLATIVE / OTHER ISSUES

The following constitute pending items that will be resolved after the initial issuance of the RFP document. Any program changes due to the resolution of the issues will be reflected in future amendments to the RFP. Final awarded capitation rates may also be adjusted to reflect the financial impact of program changes.

TRANSPLANT CONTRACTS: AHCCCSA is currently negotiating new contracts for organ and tissue transplants, to be effective October 1, 2003. Contracted rates will be published as soon as they are finalized.

TRANSPLANTS: AHCCCSA may evaluate carving out transplant services from the compendium of services for which AHCCCS Contractors are responsible. If AHCCCSA determines that carving out the responsibility for transplant services is appropriate, an RFP will be issued for the program. AHCCCSA does not anticipate a carve out in CYE '04.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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PROGRAM REQUIREMENTS                                  CONTRACT/RFP NO. YH04-0001

TRANSPORTATION: AHCCCSA is evaluating its methodology, under capitation, for providing transportation services to its members. Options may include contracting with a centralized transportation broker to provide services to all AHCCCS members. AHCCCSA does not anticipate a carve out in CYE '04.

MEMBER COST SHARING: AHCCCSA submitted a report to the Arizona Legislature on possibilities for increasing AHCCCS' member cost sharing responsibilities. This report may be found on the AHCCCS website. Changes include increases to copayment amounts and collection of premiums. AHCCCSA is seeking CMS approval to expand member cost sharing responsibility. Refer to the AHCCCS website for a copy of the Cost Sharing Report.

76.  BALANCED BUDGET ACT OF 1997 (BBA)

In August of 2002, CMS issued final regulations for the implementation of the BBA. AHCCCS is currently reviewing all areas of the regulations to ensure full compliance with the BBA; however, there are some issues that require further clarification from CMS. Any program changes due to the resolution of the issues will be reflected in amendments to the RFP. Final awarded capitation rates may be also be adjusted to reflect the financial impact of the program changes.

AHCCCSA is currently revising policies, as needed, to reflect the BBA regulations. As the policies are updated, they will be issued to all Contractors, either via the AHCCCS website or in hard copy.

77.  HEALTHCARE GROUP OF ARIZONA

AHCCCSA encourages all Contractors to participate in the Healthcare Group (HCG) program. Legislation was passed in 2002 that shifted administrative responsibilities from HCG contractors to AHCCCSA. Additionally, effective February 1, 2003, HCG's service package and premium structure has been redesigned to better reflect the small group product in the Arizona marketplace. HCG has created a niche market, as insurance companies are moving away from the Health Maintenance Organization market. HCG hopes to expand its enrollment significantly during the next two years, which will result in a solid membership base to spread risk, thereby increasing the attractiveness of the HCG product. For additional information, contact AHCCCSA, Office of the Director.

[END OF SECTION D]

                                                            Final Acute Care RFP
                                                              September 15, 2003

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CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

SECTION E: CONTRACT CLAUSES

1)   APPLICABLE LAW

ARIZONA LAW - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

IMPLIED CONTRACT TERMS - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2)   AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3)   ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable Federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4)   CONTRACT INTERPRETATION AND AMENDMENT

NO PAROL EVIDENCE - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

NO WAIVER - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

WRITTEN CONTRACT AMENDMENTS - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5)   SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract, which may remain in effect without the invalid provision, or application.

6)   RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7)   ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval. .

8)   GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the

                                                            Final Acute Care RFP
                                                              September 15, 2003

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CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph. The Administration shall bear no liability for subcontracts that a Contractor executes with other parties for the provision of administrative or management services, medical services or covered health care services, or for any other purposes.

9)   INDEMNIFICATION -- PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10)  COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The Contractor shall comply with all applicable Federal and State laws and regulations including Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973 (regarding education programs and activities); and the Americans with Disabilities Act; EEO provisions; Copeland Anti-Kickback Act; Davis-Bacon Act; Contract Work Hours and Safety Standards; Rights to Inventions Made Under a Contract or Agreement; Clean Air Act and Federal Water Pollution Control Act; Byrd Anti-Lobbying Amendment. The Contractor shall maintain all applicable licenses and permits.

11)  ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12)  PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13)  THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14)  RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15)  TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

16)  GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17)  SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from Federal procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from Federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from Federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18)  TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19)  TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

                                                            Final Acute Care RFP
                                                              September 15, 2003

CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20)  TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

21)  RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22)  NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23)  NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and state laws, rules and regulations, including the Americans with Disabilities Act and Title VI. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24)  EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

25)  INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $ 1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by Federal and State statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

b. The Accord form: This standard insurance industry certificate of insurance does not contain the preprinted special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

     The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverage afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26)  DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with A.A.C. 22, Article 8. Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

27)  RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. Section 41-2547.

28)  INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29)COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30)CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31)  TYPE OF CONTRACT

Firm Fixed-Price

32)  AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Michael Veil at (602) 417-4762.

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

33)  WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its' other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34)  NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35)  CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36)  DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37)  COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38)  ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganisation under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39)  OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by the Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The Federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for Federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by the Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of the Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by the Contractor for any independent project of the Contractor or publicized by the Contractor without the prior written permission of AHCCCSA. Subject to applicable state

                                                            Final Acute Care RFP
                                                              September 15, 2003

CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

and Federal laws and regulations, AHCCCSA shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, the Contractor shall make available, all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by the Contractor in the course of performance of this contract, the Federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or Federal government purposes. The Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40)  AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, the Contractor's performance is in material breach of the contract or the Contractor is insolvent, AHCCCSA may directly operate the Contractor to assure delivery of care to members enrolled with the Contractor until cure by the Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director, shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the Contract Performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

41)  AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of the Contractor's records and the inspection of the Contractor's facilities. The Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to the Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the Federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA, or its duly authorized agents, and the Federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42)  LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any Federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any Federal or State contract, the making of any Federal or State grant, the making of any Federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds, other than those paid to the Contractor by

                                                            Final Acute Care RFP
                                                              September 15, 2003

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


CONTRACT CLAUSES                                      CONTRACT/RFP NO. YH04-0001

AHCCCSA, have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to CMS.

43) CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

[END OF SECTION E]

                                                            Final Acute Care RFP
                                                              September 15, 2003

INDEX - PROGRAM REQUIREMENTS
 AND CONTRACT CLAUSES                                  CONTRACT/RFP NO. YH8-0001

SECTION F: INDEX - PROGRAM REQUIREMENTS AND CONTRACT CLAUSES

A

Accumulated Fund Deficit, 55

Advance Directives, 36

Advances, 55

Ambulatory, 7, 22, 25, 40

Annual Enrollment, 19

Appointment Standards, 46

Auto-Assignment, 18, 19, 20

Auto-Assignment Algorithm, 18, 19, 20

B

BBA, 7, 19, 24, 47, 51, 74, 77

Behavioral Health, 7, 12, 21, 22, 23, 24, 25, 29, 30, 31, 33, 45, 48

Breast and Cervical Cancer, 7, 14, 16, 18, 58, 66

Business Continuity Plan, 73

C

Capitalization, 53

Capitation, 6, 8, 12, 19, 20, 55, 57, 58, 59, 60, 69, 70, 72

Chiropractic, 23

Claims

   Clean, 51, 63

   Payment, 50, 52

Compensation, 57

Contraceptive, 25

Convalescent Care, 27, 29

Coordination of Benefits, 64, 66

Coordination of Care, 31

Copayment, 8, 46, 59, 64, 66, 74

Copayments, 66

Cost Avoidance, 64

Cost Sharing, 14, 16, 18, 48, 64, 66, 74

Covered Services, 7, 8, 13, 21, 30, 37, 43

CRS, 8, 21, 22, 23

Cultural Competency, 35

Cure Notice, 72

D

Data Exchange, 68

Denials, 34, 51, 64

Dental, 21, 23, 40, 46, 48

Dialysis, 21, 23

Disenrollment, 69

Distributions, 55

DME, 9, 21, 27

Dual Eligibles, 48, 66

E

Eligibility

   CRS, 22

   Determination, 9

   Dual, 9

Emergency, 9, 10, 13, 16, 23, 24, 26, 29, 46, 47, 50

Encounter, 9, 33, 48, 50, 58, 59, 62, 63, 69, 70, 72

Enrollment, 7, 9, 17, 19, 20, 69

   Annual, 7, 17, 19, 20, 21, 63

   Guarantees, 19

   Open, 17, 19, 20

EPSDT, 9, 23, 25, 27, 30, 33, 39, 40, 45, 48, 66

F


Family Planning, 9, 16, 18, 25, 48, 56, 66

Fee-for-Service, 10, 21, 27, 52, 64, 65, 69

FFP, 10

Financial Viability Standards, 56

Formulary, 28, 31, 73

FQHC, 10, 47

Fraud and Abuse, 36, 48, 67

Freedom to Work, 10, 14, 16, 18

G

Geographic Service Area, 6, 7, 10, 15, 18, 19, 42, 52, 53, 54, 55, 58, 71

Grievance, 41, 42

H

HIFA, 10, 14, 17, 18, 19, 58, 66

HIFA Parents, 10, 17, 18, 19, 58, 66

HIFA PARENTS, 10, 17, 18, 19, 66

HIPAA, 68, 69

                                                            Final Acute Care RFP
                                                              September 15, 2003

INDEX - PROGRAM REQUIREMENTS
 AND CONTRACT CLAUSES                                  CONTRACT/RFP NO. YH8-0001

HIV/AIDS, 25, 26, 36, 44, 57, 58, 59

Home Health, 21, 25, 36, 37, 46

Hospice, 25, 36, 73

Hospital Subcontracting, 51

I

IBNR, 10, 15

Identification Cards, 20

Immunizations, 25, 32, 39, 40, 48

Indian Health Service, 11, 16, 17, 19, 21, 26, 29

Inpatient, 9, 23, 25, 26, 29, 30, 33, 42, 46, 59, 61, 62, 63, 64

Investments, 55

K

KidsCare, 10, 11, 14, 17, 18, 58, 66

L

Laboratory, 25, 26, 30, 31, 46, 48

Limited English Proficiency (LEP), 33, 34, 41

Loans, 55

M

Management Services, 7, 11, 30, 31, 49, 53, 76

Maternity, 26, 45, 46, 47, 48

Medicaid in the Public Schools (MIPS), 31

Medical Expense Deduction, 11, 14, 57

Medical Foods, 26

Member

    Education, 29, 30

    Handbook, 35

    Information, 34, 35, 41, 44, 74

    Mainstreaming, 20

    Surveys, 35

    Transition, 21

Midwives, 26, 45

N

Network Management, 43

Non-Contracting Provider, 11, 54

Nurse Practitioners, 7, 26, 44, 45

Nursing Facility, 21, 27, 36, 52, 61, 63, 64

Nutrition, 27

O

Observation, 25

Omission, 11, 68

Optometry, 24

Outpatient, 7, 9, 10, 22, 23, 25, 29, 46, 51

P

Performance Bond, 54, 55

Performance Standards, 12, 23, 26, 38, 39, 40, 69

Periodicity Schedule, 23, 25, 30, 39, 37, 38, 42, 59

Physician Assistants, 7, 26, 45

Physician Incentives, 52

Podiatry, 27

Postpartum Care, 26, 39, 45

Post-stabilization, 24, 27, 28

Pregnancy, 9, 21, 25, 26, 28, 45

   TERMINATIONS, 28

Prenatal Care, 26, 40, 46, 60, 65, 66

Prescription Drugs, 6, 28, 46, 67, 73

Prescription Medication, 23, 28, 30, 31, 46, 67

Primary Care Physician, 10, 12, 23, 26, 27, 28, 29, 31, 36, 37, 39, 40, 42, 44,
     45, 46, 47, 48, 66, 68

Prior Authorization, 21, 24, 28, 37, 38, 48, 51, 52

Prior Period Coverage, 12, 18, 19, 31, 57, 58, 59, 61, 63, 64, 69

Provider, 11, 12, 43, 44, 45, 48, 49

Provider Manual, 47, 48, 50

Provider Registration, 49

Q

QMB, 12, 18

Quality Management, 32, 33, 37

R

Radiology, 25, 28, 30, 46

Rate Code, 12, 13, 59, 61, 69

RBHA, 12, 29, 30, 31, 48

                                                            Final Acute Care RFP
                                                              September 15, 2003

INDEX - PROGRAM REQUIREMENTS
 AND CONTRACT CLAUSES                                  CONTRACT/RFP No. YH8-0001

Referral, 10, 22, 23, 29, 30, 31, 33, 44, 45, 46, 48, 65

Rehabilitation, 22, 27, 28, 30, 64

Reinsurance, 12, 49, 52, 57, 58, 61, 62, 63, 64, 65, 66, 69

Related Party, 13, 51, 55

Reporting Requirements, 69, 70

Respiratory, 29

Reviews, 71

RFP, 12, 13, 20, 57, 71, 72, 73, 74

Risk Sharing, 25, 58

Roster, 18, 69

S

Sanctions, 38, 39, 53, 56, 66, 72, 73, 74

SOBRA, 8, 9, 10, 13, 14, 16, 17, 25, 55, 56, 58, 61

SOBRA Family Planning, 16, 25, 56, 61

SSI, 8, 13, 14, 16, 17, 18, 58

Staff Requirements, 32

Sterilization, 25

Subcontract, 10, 11, 13, 21, 26, 47, 49, 50, 51, 52, 77

Subcontractor, 11, 12, 13, 21, 49, 50, 53, 55, 79, 81

Supplies, 13, 23, 25, 27, 46

T

TANF, 14, 16

Technological Advancement, 73

Third Party, 8, 14, 15, 31, 50, 52, 57, 64, 65, 66

Third Party Liability, 14, 64, 66

Ticket to Work, 10, 16, 18

Title XIX, 7, 8, 9, 10, 11, 14, 16, 17, 18, 19, 26, 30, 47, 57, 58, 61, 77

Title XIX Waiver, 11, 14, 17, 57, 58, 61

Title XXI, 7, 9, 10, 13, 14, 16, 17, 18, 19, 26, 30, 66

Transplants, 21, 23, 29, 62, 63, 73

Transportation, 21, 24, 29, 30, 31, 47, 65, 74

Triage, 29, 30

U

Utilization Management, 33, 37, 38

V

Vaccine for Children, 32

Vision, 24, 48

                               [END OF SECTION F]

                                                            Final Acute Care RFP
                                                              September 15, 2003

INDEX - PROGRAM REQUIREMENTS
 AND CONTRACT CLAUSES                                  CONTRACT/RFP NO. YH8-0001

SECTION G: REPRESENTATIONS AND CERTIFICATIONS OF OFFEROR

THE OFFEROR MUST COMPLETE ALL INFORMATION REQUESTED BELOW.

1.       CERTIFICATION OF ACCURACY OF INFORMATION PROVIDED

By signing this offer, the Offeror certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of the Offeror's knowledge and belief. The Offeror also acknowledges that, should investigation at any time disclose any misrepresentation or falsification, any subsequent contract may be terminated by AHCCCSA without penalty to or further obligation by AHCCCSA.

2.       CERTIFICATION OF NON-COERCION

By signing this offer, the Offeror certifies, under penalty of law, that it has not made any requests or inducements to any provider not to contract with another potential Contractor in relation to this solicitation.

3.       CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING

By signing this offer, the Offeror certifies that it has not engaged and will not engage in any violation of the Medicare Anti-Kickback or the "Stark I" and "Stark II" laws governing related-entity and compensation here from. If the Offeror provides laboratory testing, it certifies that it has complied with, and has sent to AHCCCSA, simultaneous copies of the information required to be sent to the Centers for Medicare and Medicaid Services. (See 42 USC Section 1320a-7b, PL 101-239, PL 101-432, and 42 CFR Section 411.361.)

4.       AUTHORIZED SIGNATORY

Authorized Signatory for________________________________________________________
                                       [OFFEROR'S Name]

______________________________________    ______________________________________
       [INDIVIDUAL'S Name]                            [Title]

is the person authorized to sign this contract on behalf of the Offeror.

5.       OFFEROR'S MAILING ADDRESS

AHCCCSA should address all notices relative to this offer to the attention of:

________________________________________________________________________________
Name                                             Title

________________________________________________________________________________
Address                                          Telephone Number

________________________________________________________________________________
Fax Number                                       Email Address

________________________________________________________________________________
City                                             State        ZIP

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP No. YH04-0001

OFFEROR GENERAL INFORMATION                                        (Page 1 of 2)


1. ORGANIZATION CHART: Attach a copy of the Offeror's staff organization chart, down to the supervisor level, setting forth lines of authority, responsibility and communication which will pertain to this proposal. Provide an overall organizational chart and separate organizational charts for each functional area, which includes the number of current or proposed full-time employees in each area.

2. IF OTHER THAN A GOVERNMENTAL AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?___________________

3. LICENSE/CERTIFICATION: Attach a list of all licenses and certifications (e.g. federal HMO status or State certifications) your organization maintains. Use a separate sheet of paper listing the license requirement and the renewal dates.

Have any licenses been denied, revoked or suspended within the past 10 years? Yes_____ No_____ If yes, please explain.

________________________________________________________________________________

________________________________________________________________________________

4. CIVIL RIGHTS COMPLIANCE DATA: Has any federal or state agency ever made a finding of noncompliance with any civil rights requirements with respect to your program? Yes_____ No_____ If yes, please explain.

________________________________________________________________________________

________________________________________________________________________________

5. ACCESSIBILITY ASSURANCE: Does your organization provide assurance that no qualified person with a disability will be denied benefits of, or excluded from, participation in a program or activity because the Offeror's facilities (including subcontractors) are inaccessible to, or unusable by, persons with disabilities? (Note: Check local zoning ordinances for accessibility requirements). Yes___ No____ If yes, describe how such assurance is provided or how your organization is taking affirmative steps to provide assurance.

________________________________________________________________________________

________________________________________________________________________________

6. PRIOR CONVICTIONS: List all felony convictions within the past 15 years of any key personnel (i.e., Administrator, Medical Director, financial officers, major stockholders or those with controlling interest, etc.). Failure to make full and complete disclosure shall result in the rejection of your proposal.

________________________________________________________________________________

________________________________________________________________________________

7. FEDERAL GOVERNMENT SUSPENSION/EXCLUSION: Has the Offeror been suspended or excluded from any federal government programs for any reason? Yes ____ No_____ If yes, please explain.

________________________________________________________________________________

________________________________________________________________________________

8. WAS AN ACTUARIAL FIRM USED TO ASSIST IN DEVELOPING CAPITATION RATES? Yes ____ No ___ If yes, what is name of the actuarial firm?______________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP NO. YH04-0001

OFFEROR GENERAL INFORMATION                                        (Page 2 of 2)

9. DID A FIRM OR ORGANIZATION PROVIDE THE OFFEROR WITH ANY ASSISTANCE IN MAKING THIS OFFER (TO INCLUDE DEVELOPING CAPITATION RATES OR PROVIDING ANY OTHER TECHNICAL ASSISTANCE)? Yes_____ No____ If yes, what is the name of this firm or organization?
________________________________________________________________________________
Name
________________________________________________________________________________
Address                         City                       State

10. HAS THE OFFEROR CONTRACTED OR ARRANGED FOR MANAGEMENT INFORMATION SYSTEMS, SOFTWARE OR HARDWARE, FOR THE TERM OF THE CONTRACT? Yes____ No____ If yes, is the Management Information System being obtained from a vendor? Yes_____ No______ If yes, please provide the vendor's name, the vendor's background with AHCCCSA, the vendor's background with other HMOs, and the vendor's background with other Medicaid programs.

________________________________________________________________________________

________________________________________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP NO. YH04-0001

FINANCIAL DISCLOSURE STATEMENT                                     (PAGE 1 OF 2)

The Offeror must provide the following information as required by 42 CFR
455.103. This Financial Disclosure Statement shall be prepared as of 12/31/02 or as specified below. However, continuing offerors who have filed the required Financial Disclosure Statement within the last 12 months need not complete this section if no significant changes have occurred since the last filing.

1. OWNERSHIP: List the name and address of each person with an ownership or controlling interest, as defined by 42 CFR 455.101, in the entity submitting this offer:

                                                              Percent of
Name                          Address                       Ownership or Control

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. SUBCONTRACTOR OWNERSHIP: List the name and address of each person with an ownership or control interest in any subcontractor in which the disclosing entity has direct or indirect ownership of 5% or more:

                                                              Percent of
Name                          Address                       Ownership or Control

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Names of above persons who are related to one another as spouse, parent, child or sibling:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

3. OWNERSHIP IN OTHER ENTITIES: List the name of any other entity in which a person with an ownership or control interest in the Offeror entity also has an ownership or control interest:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP No. YH04-0001

FINANCIAL DISCLOSURE STATEMENT                                     (PAGE 2 OF 2)

4. LONG-TERM BUSINESS TRANSACTIONS: List any significant business transactions, as defined in 42 CFR 455.101, between the Offeror and any wholly-owned supplier or between the Offeror and any subcontractor during the five-year period ending on the Contractor's most recent fiscal year end:

Describe Ownership                Type of Business                 Dollar Amount
of Subcontractors             Transaction with Provider           of Transaction

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

5. CRIMINAL OFFENSES: List the name of any person who has ownership or control interest in the Offeror, or is an agent or managing employee of the Offeror and has been convicted of a criminal offense related to that person's involvement in any program under Medicare, Medicaid or the Title XIX or Title XXI services program since the inception of those programs:

Name                             Address                               Title

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

6. CREDITORS: List name and address of each creditor whose loans or mortgages exceed 5% of total Offeror equity and are secured by assets of the Offeror's company.

                                               Description            Amount
Name                 Address                     of Debt            of Security

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP No. YH04-0001

RELATED PARTY TRANSACTIONS                                         (PAGE 1 OF 2)

1. BOARD OF DIRECTORS: List the names and addresses of the Board of Directors of the Offeror.

 Name/Title                              Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. HIGHEST-COMPENSATED MANAGEMENT: List names and titles of the 10 highest compensated management personnel including but not limited to the Chief Executive Officer, the Chief Financial Officer, Board Chairman, Board Secretary, and Board Treasurer:

Name                                         Title

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

3. RELATED PARTY TRANSACTIONS: Describe transactions between the Offeror and any related party in which a transaction or series of transactions during any one fiscal year exceeds the lesser of $10,000 or 2% of the total operating expenses of the disclosing entity. List property, goods, services and facilities in detail noting the dollar amounts or other consideration for each transaction and the date thereof. Include a justification as to (1) the reasonableness of the transaction, (2) its potential adverse impact on the fiscal soundness of the disclosing entity, and (3) that the transaction is without conflict of interest:

a) THE SALE, EXCHANGE OR LEASING OF ANY PROPERTY:

Description of               Name of Related Party           Dollar Amount for
 Transaction                   and Relationship              Reporting Period

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Justification:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP NO. YH04-0001

RELATED PARTY TRANSACTIONS                                        (PAGE 2 OF 2)

b) THE FURNISHING OF GOODS, SERVICES OR FACILITIES FOR CONSIDERATION:

Description of           Name of Related Party                Dollar Amount for
 Transaction               and Relationship                    Reporting Period

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Justification:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


c) DESCRIBE ALL TRANSACTIONS BETWEEN OFFEROR AND ANY RELATED PARTY WHICH INCLUDES THE LENDING OF MONEY, EXTENSIONS OF CREDIT OR ANY INVESTMENT IN A RELATED PARTY. This type of transaction requires review and approval in advance by the Office of the Director:

Description of            Name of Related Party                Dollar Amount for
 Transaction                and Relationship                   Reporting Period

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Justification:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

d) LIST THE NAME AND ADDRESS OF ANY INDIVIDUAL WHO OWNS OR CONTROLS MORE THAN 10% OF STOCK OR THAT HAS A CONTROLLING INTEREST (I.E., FORMULATES, DETERMINES OR VETOES BUSINESS POLICY DECISIONS):

                                                              Has Controlling
                                           Owner Or              Interest?
Name              Address                 Controller             Yes/ No

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP NO. YH04-0001

OFFEROR'S ADMINISTRATIVE FUNCTIONS SUBCONTRACTORS                  (PAGE 1 OF 1)

The Offeror must identify any organizational or administrative functions (e.g. claims processing, marketing, automated data processing, accounting) or key personnel (e.g. administrator, medical director, chief financial officer, etc.) which are subcontracted.

Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:     10/1/03-9/30/04    $_______________________
                                 10/1/04-9/30/05    $_______________________
                                 10/1/05-9/30/06    $_______________________

Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:     10/1/03-9/30/04    $_______________________
                                 10/1/04-9/30/05    $_______________________
                                 10/1/05-9/30/06    $_______________________

Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:     10/1/03-9/30/04    $_______________________
                                 10/1/04-9/30/05    $_______________________
                                 10/1/05-9/30/06    $_______________________

Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of  Payment:_____________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:     10/1/03-9/30/04    $_______________________
                                 10/1/04-9/30/05    $_______________________
                                 10/1/05-9/30/06    $_______________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

REPRESENTATIONS AND CERTIFICATIONS                    CONTRACT/RFP NO. YH04-0001

OFFEROR'S KEY PERSONNEL                                            (PAGE 1 OF 1)

Indicate the names of the persons filling the following positions and the date (month/year) they began, or will begin, their staff assignment. In addition, the Offeror must attach detailed professional resumes (two pages maximum) and job descriptions for all key personnel to include, at a minimum, the following positions. If any of the following positions are filled by employees who do not spend their full time on the AHCCCS program, please describe their other duties. If personnel are not in place, submit minimum qualifications in place of resumes.

                                                                  # OF HOURS PER
                                                                 WEEK DEDICATED TO
POSITION:                            NAME:    STARTING DATE:      AHCCCS PROGRAM
Administrator
----------------------------------------------------------------------------------

Medical Director
----------------------------------------------------------------------------------

Chief Financial Officer
----------------------------------------------------------------------------------

Claims Administrator
----------------------------------------------------------------------------------

QM/UM Coordinator
----------------------------------------------------------------------------------

Provider Services Manager
----------------------------------------------------------------------------------

Member Services Manager
----------------------------------------------------------------------------------

Behavioral Health Coordinator
----------------------------------------------------------------------------------

Maternal Health/ EPSDT
Coordinator
----------------------------------------------------------------------------------

Grievance Coordinator
----------------------------------------------------------------------------------

Compliance Officer
----------------------------------------------------------------------------------

[END OF SECTION G]

                                                            Final Acute Care RFP
                                                              September 15, 2003

EVALUATION FACTORS AND SELECTION PROCESS              CONTRACT/RFP NO. YH04-0001

SECTION H: EVALUATION FACTORS AND SELECTION PROCESS

AHCCCSA has established a scoring methodology which is designed to evaluate fairly an offeror's ability to provide cost-effective, high-quality contract services in a managed care setting in accordance with the AHCCCS overall mission and goals. The following factors will be evaluated and weighted in the order listed:

     1.  Provider Network

     2.  Capitation

     3.  Program

     4.  Organization

     5.  Extra Credit (optional)

It is anticipated that Capitation and the network development portion of Provider Network will be scored by Geographic Service Area. The remaining submission areas: the network management portion of Provider Network, Program, Organization and Extra Credit, are anticipated to be scored statewide, not specific to any Geographic Service Area (GSA). The scores received for each of the four required components will be weighted separately and combined to derive a final score for the Offeror, by GSA, prior to adding any extra credit earned. Contracts will be awarded to qualified offerors whose proposals are deemed to be most advantageous to the State in accordance with Section I, Paragraph 9, Award of Contract.

In the case of negligible differences between two or more competing proposals for a particular GSA, in the best interest of the state, AHCCCSA may consider the following factors in awarding the contract:

         - an Offeror who is an incumbent health plan and has performed in an adequate manner (in the interest of continuity of care); and/or

         - an Offeror who participates satisfactorily in other lines of AHCCCS business; and/or

         -  an Offeror's past performance with AHCCCS.

Offerors are encouraged to submit a bid for more than one GSA and/or for more than just urban GSAs.

AHCCCSA reserves the right to waive immaterial defects or omissions in this solicitation or submitted proposals. The Offeror should note that, if successful, it must meet all AHCCCS requirements, irrespective of what is requested and evaluated through this solicitation. The proposal provided by the Offeror will become part of the contract with AHCCCS.

All of the components listed below will be evaluated against relevant statutes, AHCCCSA rules and policies and the requirements contained in this RFP. The Offeror's Checklist (Attachment K) contains RFP references for each of these items:

1.  PROVIDER NETWORK

The provider network will be evaluated and scored with reference to the Offeror's network development and network management. Network development is defined as the process of developing contractual arrangements with a sufficient number of providers capable of delivering all covered services to AHCCCS members in accordance with AHCCCSA standards (e.g., appointment times). AHCCCSA will use contracts and/or completed Letters of Intent with other required materials to evaluate and score network development. A signed Letter of Intent will receive the same weight and consideration as a signed contract. The Offeror's network will be evaluated by service and by site in each GSA bid by the Offeror. The Offeror should note that Attachment B of this solicitation identifies minimum geographic standards for a provider network.

                                                            Final Acute Care RFP
                                                              September 15, 2003

EVALUATION FACTORS AND SELECTION PROCESS              CONTRACT/RFP NO. YH04-0001

Network management is defined as the process by which the Offeror certifies, monitors, evaluates and communicates with its network. AHCCCSA anticipates evaluating and scoring the Offeror's submitted materials relative to the following areas:

    a.   Monitoring and management of network

    b.   Network communication

    c.   Capacity analysis, planning and development

2.  CAPITATION

The Offeror shall submit initial capitation bids by risk group within a GSA. These initial bids will be evaluated and scored. The lowest bid within each GSA and risk group will receive the maximum allowable points. If a bid is below the actuarial rate range, the bid will be evaluated as if it were at the bottom of the actuarial rate range. No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) will receive the least number of points.

If AHCCCSA requests best and final offers, these offers will be scored using the same methodology as was used to score the initial bids. The initial bid will be weighted 60% and the final bid 40%.

Offerors should note that AHCCCSA may not offer the opportunity to submit best and final offers.

3.  PROGRAM

AHCCCSA will evaluate the Offeror's responsiveness to the requirements of this solicitation and AHCCCSA policies, In particular, it is anticipated that the Offeror's proposal regarding the following will be evaluated:

    a.   Quality Management

    b.   Utilization Management

    c.   Disease Prevention/Health Maintenance

    d.   Focused Health Needs

    e.   Member Services

4.  ORGANIZATION

Organization refers to the Offeror's prospective ability to perform the administrative tasks necessary to support the requirements identified in this solicitation. It is anticipated that the following areas will be evaluated:

    a.   Organization and Staffing

    b.   Corporate Compliance

    c.   Grievance and Appeals

    d.   Claims (includes TPL)

    e.   Encounters

    f.   Financial Standards (includes Performance Bond)

    g.   Liability Management (IBNR and RBUCs)

5.  EXTRA CREDIT

The Offeror will have the option of submitting, in its proposal, descriptions of programs/initiatives it has implemented or will implement within the first year of the contract. These programs/initiatives should be ones that go beyond the requirements of this RFP. AHCCCSA's purpose in allowing these submissions is to introduce innovations to improve the AHCCCS program. The programs/initiatives should fit into one of the following three categories:

                                                            Final Acute Care RFP
                                                              September 15, 2003

EVALUATION FACTORS AND SELECTION PROCESS              CONTRACT/RFP NO. YH04-0001

         a. Use of Technology

         b. Reduction of Hassle Factors for Providers

         c. Community Involvement

The Offeror may submit up to three programs/initiatives, but should be aware that the total of extra credit points is limited, regardless of the number submitted. Offeror's should be aware that the points earned through extra credit responses may be significant enough to determine the outcome of contract awards.

Responses for extra credit will be scored by a group experienced in Medicaid managed care at the national level.

Submission of these programs/initiatives is optional. If extra credit is awarded, the proposed programs/initiatives will be included in the successful Offeror's special terms and conditions to the contract.

[END OF SECTION H]

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

SECTION I: INSTRUCTIONS TO OFFERORS

                                TABLE OF CONTENTS

1. CONTENTS OF OFFEROR'S PROPOSAL ..............................................     99

2. PROSPECTIVE OFFERORS' INQUIRIES .............................................    106

3. PROSPECTIVE OFFERORS' CONFERENCE AND TECHNICAL INTERFACE MEETING ............    107

4. LATE PROPOSALS ..............................................................    107

5. WITHDRAWAL OF PROPOSAL ......................................................    107

6. AMENDMENTS TO RFP ...........................................................    107

7. ON-SITE REVIEW ................................ .............................    107

8. BEST AND FINAL OFFERS .......................................................    107

9. AWARD OF CONTRACT ...........................................................    109

10. FEDERAL DEADLINE FOR SIGNING CONTRACT ......................................    110

11. RFP MILESTONE DATES.........................................................    110

12. AHCCCS BIDDER'S LIBRARY ....................................................    111

13. OFFEROR'S INABILITY TO MEET REQUIREMENTS ...................................    111

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

1.  CONTENTS OF OFFEROR'S PROPOSAL

All proposals (original and seven copies) shall be organized with strict adherence to the Offeror's Checklist (Attachment K), as described in this section and submitted using the forms and specifications provided in this RFP. All pages of the Offeror's proposal must be numbered sequentially with documents placed in sturdy 3-inch, 3-ring binders. All responses shall be in 10 point font or larger with borders no less than 1/2". Unless otherwise specified, responses to each submission requirement should be limited to three 8 1/2" x 11" one sided, single spaced, type written pages. Erasures, interlineations or other modifications in the proposal must be initialed in original ink by the authorized person signing the offer. A policy, brochure, or reference to a policy or manual does not constitute an adequate response. AHCCCSA will not reimburse the Offeror the cost of proposal preparation.

It is the responsibility of the Offeror to examine the entire RFP, seek clarification of any requirement that may not be clear, and check all responses for accuracy before submitting its proposal. The proposal becomes a part of the contract; thus, what is stated in the proposal may be evaluated either during the proposal evaluation process or during other reviews. Proposals may not be withdrawn after the published due date and time.

All proposals will become the property of AHCCCSA. The Offeror may designate certain information to be proprietary in nature by typing the word "proprietary" on top of every page for which nondisclosure is requested. Final determinations of nondisclosure, however, rest with the AHCCCSA Director. Regardless of such determinations, all portions of the Offeror's proposal, even pages that are proprietary, will be provided to CMS and its evaluation contractor.

All proposals shall be organized according to the following major categories:

     I.  General Matters

    II.  Provider Network

    III. Capitation

    IV.  Program

     V.  Organization

    VI.  Extra Credit

Each section shall be separated by a divider and contain all information requested in this solicitation. Numbering of pages should continue in sequence through each separate section. For example, "Provider Network" would begin with the page number following the last page number in "General Matters". Each section shall begin with a table of contents.

Proposals that are not submitted in conformance with the guidelines described herein will not be considered. References to various sections of the RFP document in Section I and Section K are intended to be of assistance and are not intended to represent all requirements. Other possible resources may be found in the Bidder's Library.

All responses incorporating examples of past performance and/or outcome data must comply with the following requirements:

    - Incumbents must submit based on their AHCCCS acute care line of business

    - New Offerors currently operating as Managed Care Organizations (MCO), must submit all historical information from the same MCO/line of business

    - New Offerors without current managed care operations are not expected to respond to historical submission requirements.

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

I.  GENERAL MATTERS

See the Offeror's Checklist (Attachment K) for information to be submitted under this section.

II. PROVIDER NETWORK

The Offeror shall have in place an adequate network of providers capable of meeting contract requirements. Attachment B lists minimum geographic network requirements by GSA. The following specifies the submission requirements.

REQUIRED SUBMISSION: PROVIDER NETWORK DEVELOPMENT

    1. The provider network must be submitted on a 3.5" floppy disk according to the specifications found in Attachment D (2). Supporting signed letters of intent or contracts must be available for review by AHCCCSA, when requested, as evidence of an understanding between the Offerer and provider (See Attachment D (1)). Letters of intent and/or contracts should NOT be included with the Offerors proposal. AHCCCSA may verify any or all referenced letters of intent or contracts. Do not send letters of intent or contracts to AHCCCSA until instructed to do so.

         Reference: Attachment D (1)

    2. For each network hospital, provide a list of contracted physicians who have admitting privileges to that facility.

         References: Section D, Paragraph 27, Network Development; Attachment B:
         Geographic Service Area/Minimum Network Standards

    3.   Provide a list of network deficiencies in each GSA.

         References: Section D, Paragraph 27, Network Development; Attachment B:
         Geographic Service Area/Minimum Network Standards

REQUIRED SUBMISSIONS: PROVIDER NETWORK MANAGEMENT

MONITORING AND MANAGING THE NETWORK

    4. Describe the process of monitoring and managing the provider network for compliance with AHCCCS network standards. Identify the staff involved in the process. (Limit 5 pages)

         References: Section D, Paragraph 16, Staff Requirements and Support Services, Paragraph 27, Network Development, Paragraph 29, Network Management, Paragraph 30, Primary Care Provider Standards, Paragraph 31, Maternity Care Provider Standards and Paragraph 33, Appointment Standards

    5. Describe how the results obtained through monitoring are used to manage the network and identify how provider issues are communicated within the organization.
         Reference: Section D, Paragraph 29, Network Management

NETWORK COMMUNICATION

    6. Explain the provider communication process. Address health plan accessibility to providers (including internal benchmarks), and provider orientation, education and training.

         References: Paragraph 27, Network Development and Paragraph 29, Network Management

    7. Describe how provider satisfaction is/will be assessed. What results were obtained and what changes were implemented after the last assessment?

                                                            Final Acute Care RFP
                                                              September 15, 2003

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INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

CAPACITY ANALYSIS/PLANNING AND DEVELOPMENT

    8. Provide a copy of the Offeror's Network Development and Management Plan. (No page limit)

         Reference: Section D, Paragraph 27, Network Development (Provider Network Development and Management Plan)

    9. Provide a synopsis of the Offerer's Disaster Recovery Plan as it relates to the provider network. (No page limit)

         Reference: Section D, Paragraph 73, Business Continuity Plan

III. CAPITATION

Capitation is a fixed (per member) monthly payment to contractors for the provision of covered services to members. It is an actuarially sound amount to cover expected utilization and costs for the individual risk groups in a risk-sharing managed care environment. The Offeror must demonstrate that the capitation rates proposed are actuarially sound. In general terms, this means that the Offeror who is awarded a contract should be able to keep utilization at or near its proposed levels and that it will be able to contract for unit costs that average at or near the amounts shown on the Capitation Rates Calculation Sheet (CRCS). This requirement also applies to bids submitted in best and final offer rounds.

Prior Period Coverage (PPC) and HIV/AIDS Supplement rates will be set by AHCCCS' actuaries and not bid by the Contractor. Due to the lack of complete historical data, the Title XIX Waiver Group and HIFA Parents' rates will also be set by AHCCCS' actuaries, rather than bid by the Contractor. See Section D, Paragraph 53, Compensation, for information regarding risk sharing for the Title XIX Waiver Group and PPC time period. All other rate codes, including the Delivery Supplemental Payment, will be subject to competitive bidding.

To facilitate the preparation of its capitation proposals, AHCCCSA will provide each Offeror with a Data Supplement. This data source should not be used as the sole source of information in making decisions concerning the capitation proposal. Each Offeror is solely responsible for research, preparation and documentation of its capitation proposal.

REQUIRED SUBMISSION: CAPITATION

    10. The Offeror must submit its capitation proposal using the AHCCCSA bid web site. Instructions for accessing and using the web site will be issued by March 1, 2003. The Offeror must have an actuary who is a member of the American Academy of Actuaries certify that the bid submission is actuarially sound. This certification must be done with subsequent submissions in Best and Final Offer rounds (if applicable). The Offeror must also submit hard copy print outs of the web site CRCS. Refer to Section B and Attachment E for more details.

         The Offeror must prepare and submit its capitation proposal assuming a $20,000 deductible level for regular reinsurance, for all rate codes, in all counties. AHCCCSA will provide a table of per member per month reinsurance adjustments to be made to capitation rates for those Contractors whose actual deductible level exceeds $20,000.

         Capitation rates shall be submitted two ways: first, assuming all medical services are included in the capitation rates, and second, assuming that prescription drugs will be carved out of the capitation rates. Prescription drugs are defined as "FDA approved legend or over the counter (OTC) products provided upon receipt of a valid prescription order and dispensed by a pharmacist in an outpatient setting." When bidding with prescription drugs carved out, please factor the impact to the other medical service and administrative categories. AHCCCSA anticipates that in the event that prescription drugs are carved

                                                            Final Acute Care RFP
                                                              September 15, 2003

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INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

         out, the entity with which AHCCCSA contracts will provide real time prescription drug data to the health plans in a standard National Council for Prescription Drug Programs (NCPDP) format The Offeror is expected to continue an integrated approach, including the use of prescriptive data, in the management of the member's care.

         The Offeror's rate proposal will be deemed by AHCCCSA to include the costs of administrative adjustments required during the term of this contract.

         References: Section D, Paragraph 53, Compensation, Paragraph 57, Reinsurance and Paragraph 75, Pending Legislative / Other Issues (Prescription Drugs)

IV. PROGRAM

REQUIRED SUBMISSION: PROGRAM

QUALITY MANAGEMENT

    11. Describe the process the Offeror uses to identify opportunities for quality improvements. In addition, include a description of a recent quality improvement project including initial identification, interventions and results of improvement efforts. (Limit 5 pages)

         References: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM) and Paragraph 24, Performance Standards

    12. Describe how peer review is utilized in your organization and incorporated into your quality management process.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

    13. Describe how quality of care complaints are handled including how they are identified, researched and resolved.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

UTILIZATION MANAGEMENT

    14. Describe the Offeror's process for monitoring utilization, development of intervention strategies for identified utilization issues and how the effectiveness of these interventions is monitored. Include examples of data and reports used to identify utilization trends. (Limit 5 pages text and no more than 5 sample report attachments)

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

    15. Describe the strategies used for pharmacy management, including the identification and management of members with unusual utilization patterns.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

    16. Discuss the process for provider profiling including methods, criteria and actions taken based on profiling activities.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

    17. Describe the process for ensuring consistent application of clinical criteria used in the authorization process for both outpatient and inpatient care.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

    18. Describe the Medical Director's role in utilization management activities, including availability to internal and external customers.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

DISEASE PREVENTION/HEALTH MAINTENANCE

    19. Describe planned health promotion, outreach, monitoring and evaluation of adult preventive services including well woman, well man and adult immunizations.

         References: Section D, Paragraph 10, Scope of Services, Paragraph 23, Quality Management and Utilization Management (QM/UM) and Paragraph 24, Performance Standards

    20. Describe planned outreach, monitoring and evaluation strategies for Early and Periodic Screening, Diagnosis and Treatment (EPSDT) and explain how the EPSDT program is integrated within the organization. In addition to overall strategies, address activities aimed at healthy children aged 3 through 6 and adolescents. (Limit 5 pages)

         References: Section D, Paragraph 10, Scope of Services, Paragraph 15, Pediatric Immunizations and the Vaccine for Children's Program, Paragraph 23, Quality Management and Utilization Management (QM/UM) and Paragraph 24, Performance Standards

    21. Describe strategies, both implemented and those planned for implementation, to improve utilization of dental services to ensure increased member participation and increased provider participation. Include the process used to develop the strategies.

         References: Section D, Paragraph 10, Scope of Services and Paragraph 24, Performance Standards

    22. Describe how utilization of family planning services for all members is monitored.

         References: Section D, Paragraph 10, Scope of Services and Paragraph 23, Quality Management and Utilization Management (QM/UM)

FOCUSED HEALTH NEEDS

    23. Describe how members with special health needs are identified and how the information is used to provide comprehensive case or disease management.

         References: Section D, Paragraph 11, Special Health Care Needs and Paragraph 23, Quality Management and Utilization Management (QM/UM)

    24. Describe the Offeror's disease management programs, including how outcomes are assessed.

         Reference: Section D, Paragraph 23, Quality Management and Utilization Management (QM/UM)

    25. Describe how the Offeror ensures culturally competent care and specify how translation services are made available and provided to members with limited English proficiency.

         References: Section D, Paragraph 18, Member Information and Paragraph 20, Cultural Competency

    26. Describe planned outreach strategies for children with special health care needs and other hard to reach populations. Include the process used to develop the strategies.

         References: Section D, Paragraph 10, Scope of Services, Paragraph 11, Special Health Care Needs and Paragraph 23, Quality Management and Utilization Management (QM/UM)

    27. Discuss the maternity program and how processes are directed at achieving good birth outcomes. Response should include, but is not limited to prenatal care entry process, identification and assessment of high-risk maternity patients, case management, outreach and monitoring activities.

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

         References: Section D, Paragraph 10, Scope of Services, Paragraph 23, Quality Management and Utilization Management (QM/UM), Paragraph 24, Performance Standards, Paragraph 31, Maternity Care Provider Standards and Paragraph 33, Appointment Standards

MEMBER SERVICES

    28. Describe the member complaint and resolution process, including communications with other departments, benchmarks used and the average speed for resolution of complaints.

         References: Section D, Paragraph 18, Member Information, Paragraph 23, Quality Management and Utilization Management (QM/UM), Paragraph 25, Grievance and Request for Hearing Process and Standards and Attachment H (1), Enrollee Grievance System Standards and Process

    29. Explain the member communication process, addressing Offeror accessibility to members (including internal benchmarks), the development and distribution of written materials and member orientation and education.

         References: Section D, Paragraph 8, Mainstreaming of AHCCCS Members, Paragraph 16, Staffing Requirements and Support Services, Paragraph 18, Member Information and Paragraph 20, Cultural Competency

    30. Describe how the Offeror assesses member satisfaction. What changes were implemented after the last assessment?

         References: Section D, Paragraph 4, Annual Enrollment Choice, Paragraph 19, Member Surveys, Paragraph 23, Quality Management and Utilization Management (QM/UM), Paragraph 25, Grievance and Request for Hearing Process and Standards and Attachment H (1), Enrollee Grievance System Standards and Process

V.  ORGANIZATION

Organization refers to the Offeror's ability to perform the administrative tasks necessary to support the requirements identified throughout this RFP. The following identifies the submission requirements.

REQUIRED SUBMISSIONS: ORGANIZATION

ORGANIZATION AND STAFFING

    31. Describe the Offeror's experience providing similar services to similar populations. Include any experience working with federally funded programs such as Medicare and Medicaid, and with managed care organizations.

    32. Describe the organization's various committees. Include the purpose and composition (by title and functional area) of each committee. Describe how committee information flows within the organization.

    33. Submit a copy of the organization's Disaster Recovery Plan. (No page limit)

         Reference: Section D, Paragraph 73, Business Continuity Plan

CORPORATE COMPLIANCE

    34. Describe the role of the Compliance Officer (CO). Identify the CO's major responsibilities, other than those related to corporate compliance, if any. What percentage of time will the CO spend on the AHCCCS program corporate compliance activities?

         References: Section D, Paragraph 62, Corporate Compliance

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

    35. Describe how fraud is detected and reported including, but not limited to, how employees, members and providers will learn about fraud, and the process for reporting (both internally and externally) suspected fraud.

         References: Section D, Paragraph 62, Corporate Compliance

GRIEVANCE AND APPEALS

    36. Provide a flowchart and written description of the grievance and appeals processes; include both the informal and formal processes and general timeframes. Identify the staff that will be involved at each phase and provide their qualifications.

         References: Section D, Paragraph 25, Grievance and Request for Hearing Process and Standards, Attachment H (1), Enrollee Grievance System Standards and Policy and Attachment H (2), Provider Grievance System Standards and Policy

    37. Describe the process that will be used to ensure corrective action is taken with respect to deficiencies identified through the grievance system.

         References: Section D, Paragraph 25, Grievance and Request for Hearing Process and Standards, Attachment H (1), Enrollee Grievance System Standards and Policy and Attachment H (2), Provider Grievance System Standards and Policy

CLAIMS

    38. Describe your claims process including, but not limited to, how timely and accurate claims payments are ensured, the remediation process when the Offeror's standards are not met, how coordination of benefits/TPL is done and how provider claims inquiries are handled.

         References: Section D, Paragraph 38,ClaimsPayment System and Paragraph 58, Coordination of Benefits/Third Party Liability

    39. What system is used to process claims? Are claims adjudication and payment outsourced from the Offeror's organization?

    40. Submit October, November, and December 2002 month end claims aging. (This requirement was eliminated subsequent to the issuance of the RFP)

ENCOUNTERS

    41. Describe your encounter submissions process including, but not limited to, how accuracy, timeliness and completeness are ensured and the remediation process when the Offeror's standards are not met.

         References: Section D, Paragraph 64, Data Exchange Requirement, Paragraph 65, Encounter Data Reporting and Attachment I, Encounter Submission Requirements

FINANCIAL STANDARDS

    42. Submit the Offeror's plan for meeting the Performance Bond or Bond Substitute requirement including the type of bond to be posted, source of funding and timeline for meeting the requirement.

         References: Section D, Paragraph 46, Performance Bond or Bond Substitute and Paragraph 47, Amount of Performance Bond

    43.  Submit a plan for meeting the minimum capitalization requirement.

         Reference: Section D, Paragraph 45, Minimum Capitalization Requirements

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

    44. Provide the organization's two most recent audited financial statements. Include the parent company's most recent statements as well, if applicable. (No page limit)

    45. Submit verification of any contributions provided to the Offeror to improve its financial position after the audit (copies of bank statements and deposit slips), if applicable. (No page limit)

    46. Provide enrollment figures for the two most recent audited financial statements.

    47. Provide the organization's last four unaudited internally prepared quarterly financial statements with preparation dates indicated. (No page limit)

    48. Submit financial forecasts for the first three years of the contract starting with October 1, 2003, including a balance sheet and a statement of revenues, expenses and changes in equity in at least the level of detail specified for annual audited financial statements as outlined in the Reporting Guide for Acute Care Contractors with the Arizona Health Care Cost Containment System. Include all assumptions used for the forecasts. (No page limit)

    49. Submit financial viability calculations and results for the three-year financial projections.

         Reference: Section D, Paragraph 50, Financial Viability
         Standards/Performance Guidelines

    50.  Describe the cost allocation plan, if applicable.

         Reference: Section D, Paragraph 43, Management Services Subcontractors

LIABILITY MANAGEMENT

    51.  Describe the Offeror's RBUC/IBNR calculation methodology.

         Reference: Section D, Paragraph 50, Financial Viability
         Standards/Performance Guidelines

VI. EXTRA CREDIT

OPTIONAL SUBMISSIONS: EXTRA CREDIT

    52. Submit a description of a program/initiative(s), which goes beyond the requirements of this RFP and fits into one or more of the following categories; Use of Technology, Reduction of Hassle Factors for Providers or Community Involvement. With the description please include actual or anticipated results, how the program/initiative will be evaluated, and a high level timeline. (Limit of three pages, plus the timeline for each program/initiative submitted. There is a limit of three program/initiatives that may be submitted.)

2.  PROSPECTIVE OFFERORS' INQUIRIES

Any questions related to this solicitation must be directed to Michael Veit, AHCCCSA Contracts and Purchasing. Offerors shall not contact or ask questions of other AHCCCSA staff unless authorized by the Contracting Officer. Questions shall be submitted on disk, saved as a text file (.txt), along with a hard copy printout, prior to the Prospective Offerors' Conference (submit by 5:00 p.m. on February 14, 2003). Offerors must submit inquiries using Microsoft Word. Questions submitted by the deadline above may be addressed at the Prospective Offerors' Conference. The envelope must be marked "RFP Questions- Acute Care". Questions arising during the Conference, or those that cannot be answered at the Prospective Offerors' Conference, will be answered within a reasonable period in writing. Any correspondence pertaining to this RFP must refer to the appropriate page, section and paragraph number.

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

3. PROSPECTIVE OFFERORS' CONFERENCE AND TECHNICAL INTERFACE MEETING

A New Offerors' Conference will be held on February 21, 2003, from 8:30 a.m. until 9:30, at AHCCCS' 701 E. Jefferson building in the Gold Room on the 3rd Floor. The purpose of this conference will be to orient new offerors to AHCCCS. Continuing offerors are welcome to attend, but the agenda will assume no prior familiarity with the AHCCCS program. From 10:00 a.m. to 12:30 p.m., there will be a Prospective Offerors' conference for all new and continuing offerors. The purpose of this conference is to clarify the contents of this solicitation and to avoid any misunderstandings regarding AHCCCSA requirements. Any doubt as to the contents and requirements of this solicitation or any apparent omission or discrepancy should be presented at this conference. AHCCCSA will then determine the action necessary and issue a written amendment to the solicitation, if appropriate.

Also on February 21, 2003, from 2:00 p.m. until 5:00 p.m., a Technical Interface meeting will be held. The purpose of this meeting is to orient prospective offerors to the AHCCCS PMMIS system requirements and to answer any technical questions.

4. LATE PROPOSALS

Late proposals will not be considered.

5. WITHDRAWAL OF PROPOSAL

At any time prior to the proposal due date and time, the Offeror (or designated representative) may withdraw its proposal. Withdrawals must be provided in writing and submitted to Michael Veit, AHCCCSA, Contracts and Purchasing.

6. AMENDMENTS TO RFP

Amendments may be issued subsequent to the issue date of this solicitation. Receipt of solicitation amendments must be acknowledged by signing and returning the signature page of the amendment to Michael Veit, AHCCCS, Contracts and Purchasing.

7. ON-SITE REVIEW

Prior to contract award, all Offerors may be subject to on-site review(s) to determine that an infrastructure is in place that will support the provision of services to the acute population within the GSAs bid.

8. BEST AND FINAL OFFERS

AHCCCSA reserves the right to accept any or all initial offers without further negotiation and may choose not to request a best and final offer (BFO). Offerors are therefore advised to submit their most competitive offers at the outset. However, if it is considered in the best interest of the State, AHCCCSA may issue a written request to all offerors for a best and final offer in a particular geographic service area or areas. The purpose of a BFO request is to allow offerors an opportunity to resubmit bids for rate codes not previously accepted by AHCCCSA. This request will notify them of the date, time and place for the submission of their offers. In addition, AHCCCSA will disclose to each offeror which of its bid rates are acceptable (within or below actuarial rate range), and which are not acceptable (above the actuarial rate range). All offerors whose final bid rates fall below the bottom of the actuarial rate range will have their rates increased to the bottom of that rate range after the final BFO. If an offeror does not submit a notice of withdrawal or a best and final offer, its immediate previous offer will be considered its best and final offer.

All BFOs must be submitted via the AHCCCS website, as well as in accordance with Section B of the RFP. AHCCCSA will limit the number of BFO rounds if it is in the best interest of the State. Offerors will be

                                                            Final Acute Care RFP
                                                              September 15, 2003

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

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP No. YH04-0001

permitted, within the restrictions and limitations defined below, to adjust upward, a capitation rate for a rate code that was previously accepted to offset the reduction of a capitation rate in another rate code in the first BFO round only. These restrictions and limitations include, but are not limited to:

         a. An offeror will be allowed to adjust upward a previously accepted rate code bid only during the first BFO round;

         b. The weighted amount of BFO increase cannot exceed the weighted amount of BFO reduction. AHCCCSA will furnish the Offeror, in the Data Supplement, the enrollment percentages, by rate code, by GSA, to be used in determining the weighted amount. Should the weighted amount of the adjustment exceed the weighted amount of the BFO reduction, AHCCCSA shall reject the first BFO and the adjustment (costing the Offeror the loss of the first BFO round in that GSA). Since a rate code can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment to previously accepted rate code bids in that GSA.

                  For example, assume that SSI w/o Medicare was the rate code where a BFO was needed and the offeror reduced this rate by $10 PMPM. Also assume the SSI w/o Medicare rate code accounted for 9% of the members in the GSA.

                  Weighted Average Capitation Reduction - 9% X $10.00 = $.90

                  Assume the rate code adjusted upward was TANF and this rate code was increased by $2.00 PMPM. Also assume this rate code accounted for 50% of the members in the GSA.

                  Weighted Average Capitation Increase - 50% X $2.00 = $1.00

                  Therefore, the BFO would be rejected because the weighted amount of the BFO adjustment exceeded the weighted amount of the BFO reduction.

         c. Offerors will not be allowed to decrease a bid in a BFO round if the initial bid was below the bottom of the rate range. If such a BFO is submitted it will be rejected.

         d. If an adjustment during the initial BFO round causes the Offeror to exceed the upper range of any rate code, AHCCCSA will reject the adjustment and return the (adjusted) rate code to the initial capitation rate bid by the Offeror. Since a previously accepted rate code bid can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment for this rate code.

         e. AHCCCSA reserves the sole right to accept or reject any adjustment. The Offeror by submitting an adjustment to a rate code is requesting approval by AHCCCSA; such approval shall not be automatic. If an initial bid is below the bottom of a rate range, it cannot be adjusted downward by the Offeror in a BFO round.

CAPITATION RATES OFFERED AFTER THE BFOs: As stated above, AHCCCSA may limit the number of BFO rounds. After the final BFO round is complete, provided it is in the best interest of the State, AHCCCSA will cease issuing BFO requests. At this point, should the Offeror have a rate code(s) without an accepted capitation rate, AHCCCSA shall offer a capitation rate to the Offeror. The capitation rate offered should be somewhere in the bottom half of the rate range (specific placement to be determined by AHCCCSA and its actuaries). Note that all rates offered in this manner shall be identical for all offerors in the same GSA and rate code.

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP No. YH04-0001

9. AWARD OF CONTRACT

AHCCCSA has determined that the provision of covered services to eligible populations in the Geographic Service Areas as described below will stabilize risk sharing. The Offeror must therefore bid on at least one entire GSA in order to be considered for a contract award. Although AHCCCSA encourages Offerors to bid on multiple GSAs, AHCCCSA may limit the number of GSA's awarded to any one offeror, if deemed in the best interest of the State.

Notwithstanding any other provision of this solicitation, AHCCCSA expressly reserves the right to:

                  a.       Waive any immaterial mistake or informality;

                  b.       Reject any or all proposals, or portions thereof;
                           and/or

                  c.       Reissue a Request for Proposal

If two plans or their parents merge after obtaining contract awards, AHCCCSA retains the right to address each merger issue on an individual basis according to what is deemed in the best interest of the State.

If there are significant compliance issues with a current plan or a plan's contract in a particular county has been previously terminated, AHCCCSA retains the right to address each compliance or termination issue on an individual basis according to what is deemed in the best interest of the State. A new bid proposal may not be accepted until it has been determined that the reason for the significant compliance or termination issue has been resolved and there is a reasonable assurance that it will not recur.

A response to this Request for Proposals is an offer to contract with AHCCCSA based upon the terms, conditions scope of work and specifications of the RFP. All of the terms and conditions of the contract are contained in this solicitation, solicitation amendments and subsequent contract amendments, if any, signed by the Contracting Officer. Proposals do not become contracts unless and until they are accepted by the Contracting Officer. A contract is formed when the AHCCCSA Contracting Officer signs the award page and provides written notice of the award(s) to the successful offeror(s), and the Offeror accepts any special provisions to the contract and the final rates awarded. AHCCCSA may also, at its sole option, modify any requirements described herein. All offerors will be promptly notified of award.

AHCCCSA reserves the right to specify and/or modify the number of contracts to be awarded in any GSA. AHCCCSA anticipates awarding contracts as follows:

GSA #:               County or Counties                           Number of Awards:
------               ------------------                           -----------------
   2          Yuma La Paz                                             Maximum of 2
   4          Apache, Coconino, Mohave, and Navajo                    Maximum of 2
   6          Yavapai                                                 Maximum of 2
   8          Gila, Pinal                                             Maximum of 2
  10          Pima, Santa Cruz*                                       Maximum of 5
  12          Maricopa                                                Maximum of 6
  14          Graham, Greenlee, Cochise                               Maximum of 2

Note: *AHCCCS anticipates awarding up to five contracts in the Pima County portion of the Pima/Santa Cruz GSA. Contracts will be awarded to two of the five Pima contract awardees in Santa Cruz.

An existing contractor in Maricopa or Pima County who is not awarded a new contract may request to have its enrollment capped and to continue providing services under the terms and condition of this new RFP. AHCCCSA may, at its sole option, grant or deny such a request. If AHCCCSA approves such an enrollment cap,

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP NO. YH04-0001

the Contractor would continue to serve its existing members but would not receive any new members. The enrollment cap will not be lifted during the term of this or any subsequent contract period unless one of the following conditions exist:

         a. Another contractor is terminated and increased member capacity is needed, or

         b. Legislative action creates a sudden and substantial increase in the overall AHCCCS population, or

         c. Extraordinary and unforeseen circumstances make such an action necessary and in the best interest of the State.

If an existing contractor is not awarded a new or capped (as mentioned above) contract, an open enrollment will be held, as described in Section D, Paragraph 5 of this document. The costs of this open enrollment shall be shared by each of the Contractors within the pertinent GSA and AHCCCSA.

Subsequent to the award of contracts, in the event of significant non-compliance issues with a Contractor in a particular GSA, AHCCCSA may refer back to the results of the evaluation of this solicitation and select another Contractor for a particular GSA that is considered to be in the best interest of the State.

Finally, successful bidders should be prepared to submit sample subcontracts for approval as soon as possible after the contract award. AHCCCSA will expedite the approval process.

10. FEDERAL DEADLINE FOR SIGNING CONTRACT

The Center for Medicare and Medicaid Services (CMS) has imposed strict deadlines for finalization of contracts in order to qualify for federal financial participation. This contract, and all subsequent amendments, must be completed and signed by both parties, and must be available for submission to CMS prior to the beginning date for the contract term (October 1, 2003). All public entity Offerors must ensure that the approval of this contract is placed on appropriate agendas well in advance to ensure compliance with this deadline. Any withholding of federal funds caused by the Offeror's failure to comply with this requirement shall be borne in full by the Offeror.

11. RFP MILESTONE DATES

The following is the schedule of events regarding the solicitation process:

                    Activity                                                Date
                    --------                                                ----
RFP Issued                                                            February 3, 2003
Technical Assistance and RFP Questions Due                            February 14, 2003
New Offerors Orientation                                              February 21, 2003
Prospective Offerors Conference and Technical Assistance Session      February 21, 2003
PMMIS Technical Interface Meeting                                     February 21, 2003
RFP Amendment Issued, if necessary                                    February 28, 2003
Access to Web-Based Capitation Bid Submission Available               March 3, 2003
Second Set of Technical Assistance Questions Due                      March 7, 2003
Second RFP Amendment Issued, if necessary                             March 14, 2003
Proposals Due by 3:00 P.M.                                            March 31, 2003
Contracts Awarded                                                     May 1, 2003
Readiness Reviews Begin                                               July 1, 2003
New Contracts Effective                                               October 1, 2003

                                                            Final Acute Care RFP
                                                              September 15, 2003

INSTRUCTIONS TO OFFERORS                              CONTRACT/RFP No. YH04-0001

12. AHCCCS BIDDER'S LIBRARY

The Bidders Library contains critical reference material on AHCCCS policies and performance requirements. References are made throughout this solicitation to material in the Bidder's Library and offerors are responsible for the contents of such referenced material as if they were printed in full herein. All such material is incorporated into the contract by reference. The Bidder's Library is located at 701 E. Jefferson, Phoenix, AZ. Please contact Michael Veit at (602) 417-4762 for further information or appointment times. Portions of the material contained in the Library are also available on the AHCCCS website at www.ahcccs.state.az.us.

13. OFFEROR'S INABILITY TO MEET REQUIREMENTS

If a potential offeror cannot meet the minimum capitalization requirements, the performance bond requirements, or the minimum network standards described herein, AHCCCSA requests that the potential offeror not submit a bid.

[END OF SECTION I]

                                                            Final Acute Care RFP
                                                              September 15, 2003

LIST OF ATTACHMENTS                                   CONTRACT/RFP NO. YH04-0001

SECTION J: LIST OF ATTACHMENTS

Attachment A: Minimum Subcontract Provisions
Attachment B: Geographic Service Area; Minimum Network Requirements Attachment C: Management Services Subcontractor Statement
Attachment D: Sample Letter of Intent: Network Submission Requirements Attachment E: Instructions for Preparing Capitation Proposal
Attachment F: Periodic Reporting Requirements
Attachment G: Auto-Assignment Algorithm
Attachment H: Grievance System Standards and Policy
Attachment I: Encounter Submission Requirements
Attachment J: EPSDT Schedules
Attachment K: Offerer's Checklist
Attachment L: Cost Sharing Copayments

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS          CONTRACT/RFP No. YH04-0001

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS

[The following provisions must be included verbatim in every subcontract.]

1) ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA. (AAC R2-7-305)

2) AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other Contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee. (AAC R2-7-308)

3) CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Subcontractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC Sections 1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation there from. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR Section 411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration. (42 USC Sections 1320a-7b; PL 101-239 and PL 101-432; 42 CFR
Section 411.361)

4) CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge. No payment due the Contractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5) CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. The Contractor may not reimburse providers who do not comply with the above requirements. (CLIA of 1988; 42 CFR 493, Subpart A)

6) COMPLIANCE WITH AHCCCSA RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA. (ARS 41-2548; 45 CFR 74.48 (d))

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS          CONTRACT/RFP NO. YH04-0001

7) COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract. (Requirement for FFP, 42 CFR 434.70)

8) CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS Section 36-107, 36-2903, 41-1959 and 46-135, AHCCCS Rules and Health Insurance Portability and Accountability Act (Public Law 107-191, 110 Statutes 1936).

9) CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

10) CONTRACT CLAIMS AND DISPUTES

Contract claims and disputes arising under A.R.S. Section Title 36, Chapter 29 shall be adjudicated in accordance with AHCCCS Rules. (A.R.S. Section Title 36, Chapter 29; AAC R2-7-916; AAC R9-22-802)

11) ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Contractor in a form acceptable to AHCCCSA.

12) EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract. (ARS 36-2903. C., (8.); ARS 36-2903.02; AAC 9-22-522)

13) FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Subcontractor shall report the incident to the prime Contractor as well as to AHCCCSA, Office of Program Integrity. All incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (ARS 36-2918.01; AAC R9-22-511.)

14) GENERAL INFORMATION

The parties to this contract agree that AHCCCS shall be indemnified and held harmless by the Contractor and Subcontractor for the vicarious liability of AHCCCS as a result of entering into this contract. However, the parties further agree that AHCCCS shall be responsible for its own negligence. Each party to this contract is responsible for its own negligence.

15) INSURANCE

[This provision applies only if the Subcontractor provides services directly to AHCCCS members]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance in amounts that meet AHCCCS requirements. The Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage. (45 CFR Part 74)

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS          CONTRACT/RFP NO. YH04-0001

16) LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Subcontractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. (AAC R9-22-702 and R9-22-201(J))

17) MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

18) NON-DISCRIMINATION REQUIREMENTS

The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and state laws, rules and regulations, including the Americans with Disabilities Act and Title VI. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability. (Federal regulations, State Executive order # 99-4 & AAC R9-22-513)

19) PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review that is consistent with AHCCCS Rules and the Contractor's policies. (AAC R9-22-522)

20) RECORDS RETENTION

         a. The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

         b. The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in the following paragraphs, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or Federal government.

         c. The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract.

         d. If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof. (45 CFR 74.53; ARS 41-2548)

21) SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS          CONTRACT/RFP NO. YH04-0001

22) SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

23) TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee. (AAC R2-5-501; ARS 41-2616 C.; 42 CFR 434.6, a.
(6))

24) VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

25) WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

ATTACHMENT B: MINIMUM NETWORK STANDARDS

                           MINIMUM NETWORK STANDARDS
                          (BY GEOGRAPHIC SERVICE AREA)

INSTRUCTIONS:

Contractors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). In some GSAs there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA, if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Contractor shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Contractor has agreed to provide services. The split zip codes GSA assignments are as follows:

              SPLIT BETWEEN THESE
ZIP CODE          COUNTIES             COUNTY ASSIGNED TO   ASSIGNED GSA
--------      -------------------      ------------------   ------------
  85220       Pinal and Maricopa            Maricopa             12
  85242       Pinal and Maricopa            Maricopa             12
  85292         Gila and Pinal                Gila                8
  85342      Yavapai and Maricopa           Maricopa             12
  85358      Yavapai and Maricopa           Maricopa             12
  85390      Yavapai and Maricopa           Maricopa             12
  85643       Graham and Cochise            Cochise              14
  85645      Pima and Santa Cruz           Santa Cruz            10
  85943       Apache and Navajo              Navajo               4
  86336      Coconino and Yavapai           Yavapai               6
  86351      Coconino and Yavapai           Coconino              4
  86434       Mohave and Yavapai            Yavapai               6
  86340      Coconino and Yavapai           Yavapai               6

If outpatient specialty services (OB, family planning, internal medicine and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Contractor must demonstrate its ability to provide PCP, dental and pharmacy services so that 95% of members do not have to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA #12.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

At a minimum, the Contractor shall have a physician with admitting and treatment privileges with each hospital in its network. Contractors in GSA 10 and/or GSA 12 must contract with physicians with admitting privileges in at least one hospital in each service district (see specific GSA requirements). Should the Hospital Reimbursement Pilot Program be renewed as discussed in Section D, Paragraph 40, Hospital Subcontracting and Reimbursement, the Contractor shall contract with at least one hospital in each service district.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals

         P Primary Care Providers (physicians, certified nurse practitioners and physician assistants)

         D        Dentists

         PH       Pharmacies

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

HOSPITALS IN PHOENIX METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)

DISTRICT 1

 85006          Good Samaritan Regional Medical Center
                St. Luke's Medical Center
 85008          Maricopa Medical Center
 85013          St. Joseph's Hospital & Medical Center
 85020          John C. Lincoln Hospital - North Mountain

DISTRICT 2

 85015          Phoenix Baptist Hospital & Medical Center
 85027          John C. Lincoln Hospital - Deer Valley
 85306          Thunderbird Samaritan Medical Center
 85308          Arrowhead Community Hospital & Medical Center
 85351          Walter O. Boswell Memorial Hospital
 85375          Del E. Webb Memorial Hospital
 85031          Maryvale Hospital Medical Center

DISTRICT 3

  85032         Paradise Valley Hospital
  85054         Mayo Clinic Hospital
  85251         Scottsdale Healthcare - Osborn
  85261         Scottsdale Healthcare - Shea

DISTRICT 4

  85201         Mesa General Hospital Medical Center
                Mesa Lutheran Hospital
  85202         Desert Samaritan Medical Center
  85206         Valley Lutheran Hospital
  85224         Chandler Regional Hospital
  85281         Tempe St. Luke's Hospital

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

HOSPITALS IN TUCSON METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)

DISTRICT 1

 85719   University Medical Center
 85741   Northwest Hospital
 85745   Carondelet St. Mary's Hospital

DISTRICT 2

 85711   Carondelet St. Joseph's Hospital
 85712   El Dorado Hospital
         Tucson Medical Center
 85713   Kino Community Hospital

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTIES: LA PAZ AND YUMA                              GEOGRAPHIC SERVICE AREA 2

HOSPITALS
Blythe, CA
Lake Havasu City
Parker
Yuma

PRIMARY CARE PROVIDERS
Blythe, CA
Lake Havasu City
Parker
San Luis
Somerton
Wellton
Yuma

DENTISTS
Blythe, CA
Lake Havasu City
Parker
San Luis
Yuma

PHARMACIES
Blythe, CA
Lake Havasu City
Parker
Somerton
San Luis
Yuma

                         [COUNTIES: LAPAZ AND YUMA MAP]

           H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RTF NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTIES: APACHE, COCONINO,                            GEOGRAPHIC SERVICE AREA 4
          MOHAVE, AND NAVAJO

HOSPITALS             DENTISTS
Bullhead City         SAME AS PRIMARY
Flagstaff             CARE PROVIDERS
Gallup, NM            (except for Fort Mohave,
Kanab, UT              no dentist required)
Kingman
Lake Havasu City      PHARMACIES
Needles, CA           SAME AS PRIMARY
Page                  CARE PROVIDERS
Payson
Show Low
Springerville
St. George, UT
Winslow

PRIMARY CARE PROVIDERS
Ash Fork/Seligman
Bullhead City
Colorado City/Hilldale/ Kanab, UT
Flagstaff
Fort Mohave
Gallup, NM
Holbrook
Kingman
Lake Havasu City
Page
Payson
Sedona
Show Low/Pinetop/Lakeside
Snowflake/Taylor
Springerville/Eager
St. George, UT/Mesquite, NV
St. Johns
Williams        H=Hospital  P=Primary Care Physician   D=Dentist    Ph=Pharmacy
Winslow

              [COUNTIES: APACHE, COCONINO, MOHAVE, AND NAVAJO MAP]

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RTF NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTY: YAVAPAI                                        GEOGRAPHIC SERVICE AREA 6

HOSPITALS
Cottonwood
Flagstaff
Phoenix
Prescott

PRIMARY CARE PROVIDERS
Ash Fork/Seligman
Camp Verde
Cottonwood
Phoenix/Wickenburg
Prescott
Prescott Valley
Sedona

DENTISTS
SAME AS PRIMARY CARE
PROVIDERS

PHARMACIES
SAME AS PRIMARY CARE
PROVIDERS
(except for Ash Fork/Seligman,
 no pharmacy required)

                             [COUNTY: YAVAPAI MAP]

          H=Hospital    P=Primary Care Physician    D=Dentist    Ph=Pharmacy

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTIES: PINAL AND GILA                               GEOGRAPHIC SERVICE AREA 8

HOSPITAL
Casa Grande
Globe
Mesa
Payson

PRIMARY CARE PROVIDERS
Apache Junction
Casa Grande
Coolidge/Florence
Eloy
Globe/Miami/Claypool
Kearney
Mammoth/San Manuel/Oracle
Mesa
Payson

DENTISTS
Apache Junction
Casa Grande
Coolidge/Florence
Eloy
Globe/Miami/Claypool
Kearney
Mammoth/San Manuel/Oracle
Mesa
Payson

PHARMACIES
Apache Junction
Casa Grande
Coolidge/Florence
Globe/Miami/Claypool
Kearney
Mammoth/San Manuel/Oracle
Mesa
Payson

                        [COUNTIES: PINAL AND GILA MAP]

           H=Hospital    P=Primary Care Physician    D=Dentist    Ph-Pharmacy

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTY: PIMA AND SANTA CRUZ                           GEOGRAPHIC SERVICE AREA 10

HOSPITAL
Tucson
  District 1
    Contract Required
  District 2
    Contract Required
Nogales
  Physician(s) w/admit and treatment privileges required

PRIMARY CARE PROVIDERS
Ajo
Green Valley
Marana
Nogales
Oro Valley
Tucson

DENTISTS
SAME AS PRIMARY CARE
PROVIDERS

PHARMACIES
SAME AS PRIMARY CARE
PROVIDERS

                       [COUNTY: PIMA AND SANTA CRUZ MAP]

            H=Hospital    P=Primary Care Physician    D=Dentist    Ph=Pharmacy

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINIMUM NETWORK REQUIREMENTS

COUNTY: MARICOPA                                      GEOGRAPHIC SERVICE AREA 12

HOSPITAL
Metropolitan Phoenix*
 District 1
  Contract Required
 District 2
  Contract Required
 District 3
  Contract Required
 District 4
  Contract Required

PRIMARY CARE PROVIDERS
Buckeye
Cave Creek/Carefree
Gila Bend
Goodyear/Litchfield Park
Metropolitan Phoenix*
Queen Creek
Wickenburg

DENTISTS
Buckeye/Goodyear/Litchfield Park
Metropolitan Phoenix*
Wickenburg

PHARMACIES
Buckeye
Cave Creek/Carefree
Goodyear/Litchfield Park
Metropolitan Phoenix*
Wickenburg

                             [COUNTY: MARICOPA MAP]

*For Purposes of this RFP, Metropolitan Phoenix encompasses the following:
Apache Junction, Avondale, Chandler, El Mirage, Fountain Hills, Gilbert, Glendale, Mesa, Paradise Valley, Peoria, Phoenix, Scottsdale, Sun City/Sun City West, Surprise, Tempe, Tolleson, and Youngtown. Within this area, distance standards must be met as specified in Attachment B.

            H=Hospital    P=Primary Care Physician    D=Dentist    Ph=Pharmacy

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT B: GEOGRAPHIC SERVICE AREA                 CONTRACT/RFP NO. YH04-0001
MINTMIM NETWORK REQUIREMENTS

COUNTIES: COCHISE, GRAHAM                             GEOGRAPHIC SERVICE AREA 14
          AND GREENLEE

HOSPITAL
Benson
Bisbee
Douglas
Safford
Sierra Vista
Tucson
Willcox

PRIMARY CARE PROVIDERS
Benson
Bisbee
Douglas
Morenci/Clifton
Safford
Sierra Vista
Willcox

DENTISTS
Benson/Willcox
Bisbee
Douglas
Morenci/Clifton
Safford
Sierra Vista

PHARMACIES
Benson
Bisbee
Douglas
Morenci/Clifton
Safford/Thatcher
Sierra Vista
Willcox

                  [COUNTIES: COCHISE, GRAHAM AND GREENLEE MAP]

             H=Hospital    P=Primary Care Physician    D=Dentist    Ph=Pharmacy

                                                            Final Acute Care RFP
                                                               September 15,2003
                                    - 127 -

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RFP NO. YH04-0001
              SUBCONTRACTOR STATEMENT

ATTACHMENT C: MANAGEMENT SERVICES SUBCONTRACTOR STATEMENT

INSTRUCTIONS: A Management Services Subcontractor is defined as a marketing organization or any other organization or person agreeing to perform any administrative function or service for the Contractor specifically related to securing or fulfilling the Contractor's obligations to AHCCCSA. This includes, but is not limited to, third-party administrators, firms or persons who manage operations of the Contractor such as marketing, automatic data processing, claims processing, quality management, utilization management, prior authorization and other management functions.

All Management Services Subcontractors are required to have an annual financial audit. A copy of this audit must be filed with AHCCCSA within 120 days of the Subcontractor's fiscal year end. Failure to file a copy may result in withdrawal of AHCCCSA approval.

Attach to this proposal a signed copy of the Management Subcontract for Contract Year 04 (10/1/03 - 9/30/04) in addition to all information requested below. If the existing subcontract is for multiple terms, attach the original management subcontract and all amendments. When making attachments to this section, please refer to the question number and the item heading.

                                     *******

                   MANAGEMENT SERVICES SUBCONTRACTOR STATEMENT

NAME OF BUSINESS________________________________________________________________

ADDRESS ______________________________ CITY _________________ STATE____ ZIP____

PHONE NO.________________________________________

1.   TYPE OF BUSINESS (check appropriate box)

     [ ] Individual [ ] Partnership [ ] Corporation [ ] Joint Venture [ ] Government [ ] Other (Describe)

     If a corporation, indicate type:___________________________________

2.   INCORPORATED IN THE STATE OF:__________________________

     If incorporated in a state other than Arizona, do you have a certificate to do business in the State of Arizona? Yes_______No_______. If yes, type of certificate and with what agency or administration is it filed:____________________________.

3.   WHO IS YOUR STATUTORY AGENT FOR THE STATE OF ARIZONA:

     Name _______________________________________ Phone ________________________

     Address __________________________ State: _____________ Zip:_______________

4.   PARENT COMPANY AND EMPLOYER IDENTIFICATION NUMBER

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RFP NO. YH04-0001
              SUBCONTRACTOR STATEMENT

     For the purpose of this RFP, a parent company is defined as one which either owns or controls the activities and basic business policies of the Management Services Subcontractor. To own another company means the parent company must own at least a majority (more than 50%) of the voting rights in the company. To control another company, such ownership is not required; if such company is able to formulate, determine, or veto business policy decisions of the Management Services Subcontractor, such other company is considered the parent company of the Management Services Subcontractor.

     Is the Management Services Subcontractor owned or controlled by a parent company as described above? Yes_______No_______. If yes, insert in the space below the name and main office address of the parent company.

     Name_______________________________________________________________________

     Address______________________________________State___________Zip___________

5.   ORGANIZATION CHART

     Attach a copy of your staff functional organizational chart, setting forth lines of authority, responsibility and communication which will pertain to this proposal.

6.   IF OTHER THAN A GOVERNMENT AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?______

     If your organization is a corporation, attach a list of the names and addresses of the Board of Directors.

7.   LICENSE/CERTIFICATION

     Attach a list of all licenses and certifications your organization is required to maintain. Use a separate sheet of paper using the following format:

     SERVICE COMPONENT      LICENSE/REQUIREMENT                RENEWAL DATE

     If any licenses have been denied, revoked or suspended within the past 10 years, please explain.

8.   ADMINISTRATIVE AGENTS

     Is your agency acting as the administrative agent for any other agency organization? Yes______No _______

     If yes, describe the relationship in both legal and functional aspects.

9.   CIVIL RIGHTS COMPLIANCE DATA

     Has any federal or state agency ever made a finding of noncompliance with any relevant civil rights requirement with respect to your company? Yes____No_______. If yes, please explain.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RFP NO. YH04-0001
              SUBCONTRACTOR STATEMENT

10.  PRIOR CONVICTIONS

     Are there any felony convictions of any key personnel (i.e., Chief Executive Officer, Plan Managers, Financial Officers, major stockholders or those with controlling interest, etc.) within the past 15 years? Yes______No_______. If yes, please explain.

11. DOES YOUR COMPANY HAVE ANY OWNERSHIP OR CONTROL INTEREST OF 5% OR MORE (i.e., able to formulate, determine, vote or influence business policy decisions, etc.) in another organization? Yes_______ No________. If yes, list each organization's name, address and the percentage of ownership and/or control.

                                                                 PERCENT OF
NAME                              ADDRESS                   OWNERSHIP OR CONTROL
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

12. DO THOSE WHO OWN OR CONTROL YOUR COMPANY HAVE ANY OWNERSHIP OR CONTROL INTEREST OF 5% MORE (i.e., able to formulate, determine, veto or influence business policy decisions, etc.) in another organization? Yes_____ No______. If yes, list each organization's name and address the percentage of ownership or control, and the names of those with the common ownership or control interest:

                                                                 PERCENT OF
NAME                             ADDRESS                   OWNERSHIP OR CONTROL
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

13. HAS YOUR COMPANY EVER BEEN SUSPENDED OR EXCLUDED FROM ANY FEDERAL PROGRAM FOR ANY REASON? Yes______No________. If yes, please attach explanation.

14. SUBCONTRACTOR'S CUSTOMER DESCRIPTION: For each of your principal customers (i.e. one that generates 5% or more of Subcontractor's gross annual revenue), please provide the following information:

     a.   Customer's name and address

     b.   Customer's percentage of Subcontractor revenue

     c.   Percent of Subcontractor's time managing customer

     d.   Customer's principal business

15.  SUBCONTRACTOR'S PERSONNEL EXPERIENCE STATEMENT

     Please provide resumes for all key personnel describing professional experience and education including continuing educational courses taken during the last three years.

16.  SUBCONTRACTOR CONTROLLING INTEREST STATEMENT

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RFP NO. YH04-0001
              SUBCONTRACTOR STATEMENT

     Please provide the name and address of any individuals or organizations with an ownership or controlling interest in the Subcontractor company (i.e., able to formulate, determine or veto business policy decisions, etc.). You may include those whose ownership or control interest is less than 5%.

                                                                 PERCENT OF
NAME                              ADDRESS                   OWNERSHIP OR CONTROL
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

17.  SUBCONTRACTOR FINANCIAL STATEMENT

     a.   Is your accounting system based on a cash or accrual method?
          Cash     [ ]
          Accrual  [ ]
          Other    [ ]      (Give a brief explanation.)

     b. Does your organization prepare an annual financial statement? Yes_____ No_______. if yes, provide a copy of the latest report.

     c. Are interim financial statements prepared? Yes____ No_______. If yes, how often are they prepared? ________________________________

          Are footnotes and supplementary schedules an integral part of the statements?
          Yes_______No_______.

          Provide a copy of the latest statements including all necessary data to support your answers above.

     d. Is your organization audited by an independent accounting firm or accountant? Yes______No________. If yes, how often are audits conducted?_____________.

          By whom are they conducted? Provide name, address and telephone number and attach a copy of the latest audited financial statements.

     e.   Do you have any uncorrected audit exceptions? Yes____No_______.

          If yes, please explain the action being taken to correct the exceptions.

     f.   Does your organization have an accounting manual? Yes_____No_______.

          If no, please explain if you have proper accounting policies and procedures, and how you provide for the dissemination of such accounting policies and procedures within your organization and what controls exist to ensure the integrity of your financial information. The Subcontractor agrees to furnish copies of such written accounting policies and procedures for inspection upon request from AHCCCSA.

     g. Are management letters on internal controls issued by the accounting firm? Yes___________No__________.

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RTF NO. YH04-0001
              SUBCONTRACTOR STATEMENT

          If yes, attach a copy of the management letter from the latest audit. This must be on the auditor's letterhead and the Subcontractor, by its submission, certifies the letter is unaltered.

          If no, please provide a comprehensive description of internal control systems. (You are responsible for instituting adequate procedures against irregularities and improprieties and enforcing adherence to generally accepted accounting principles.)

     h. Does your organization have a formal basis to distribute or allocate costs reflected in your financial statement? Yes____No_______. Please explain principal allocation techniques used or proposed to be used. Indicate the allocation base used for each type of cost allotment.

     i. Indicate the types of liability insurance your organization maintains. State the amount of coverage and the name and address of the carrier.

     j. Please attach a complete analysis of revenues and expenses by business segment (lines of business) and by geographic area (within Arizona and outside Arizona) for your company or your company's owners.

     k. Are there any suits, judgments, tax deficiencies, or claims pending against your organization? Yes______No________.

          If yes, briefly describe each item and indicate the dollar amount, either actual or estimated.

     l. In the last 12 months has your firm or organization paid any bonuses, provided any gifts over a dollar value of $500, or in any other way provided a financial reward, over and above salary, to any staff member, board member or other personnel associated with the firm or organization? Yes_______No_______. If yes, describe to whom it was given, the type of reward, its value and source(s) of revenue.

18.  SUBCONTRACTOR'S BACKGROUND CHECK INFORMATION

     All Management Services Subcontractors must provide sufficient information concerning key personnel to enable AHCCCSA to conduct background checks. Please provide a list of all key personnel giving the following information for each:

     a.   Name

     b.   All other names ever used

     c.   Social Security Account Number

     d.   Date of Birth

     e.   Place of Birth

     f.   All addresses for the last 10 years

     g. Ever suspended from any federal program for any reason? If yes, please explain.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT C: MANAGEMENT SERVICES                     CONTRACT/RFP NO. YH04-0001
              SUBCONTRACTOR STATEMENT

19.  SUBCONTRACTOR RESTRICTION OF COMPETITION STATEMENT

     In connection with the Management Services Subcontractor's participation in this procurement, the Management Services Subcontractor (to include its employees) to the best of its knowledge and belief:

     a. has not disclosed and will not knowingly disclose the prices, or any matter relating to such prices, to any other offeror, subcontractor or competitor;

     b. has not attempted and will not make any attempt to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

             ___________________________________________________________________

          Management Services Subcontractor Signature

          ______________________________________________________________________

          Print Name and Title

     The Management Services Subcontractor shall insert in the applicable space below, if the Management Services Offeror has no parent company, its own employer's identification number (Federal social security number used on employer's quarterly federal tax return, U.S. Treasury Department Form
     941), or, if the Subcontractor has a parent company, the employer's identification number of the parent company.

     Management Services Subcontractor
     Employer Identification No.________________________________________________

     Parent Company's
     Employer Identification No.________________________________________________

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (1): SAMPLE LETTER OF INTENT             CONTRACT/RFP NO. YH04-0001

ATTACHMENT D (1): SAMPLE LETTER OF INTENT

The following information is provided as early notification for Offerors' benefit. However, complete instructions regarding this Letter of Intent will be provided when the RFP is released. Do not send completed Letter of Intent to AHCCCSA at this time. Only instructions included in the RFP are considered official.

LETTER OF INTENT INSTRUCTIONS

The following is the mandated format for the Arizona Health Care Cost Containment System, Contract Year Ending 2004, Letter of Intent (LOI). It is to be used to show a provider's intention to enter into a contract with an Offeror. No alterations or changes are permitted, except for shaded areas, which identify the Offeror. The completed LOI or an executed contract will be acceptable evidence of an Offeror's proposed network. For purposes of the RFP, no scoring distinction will be made between an LOI and executed contracts.

If a provider has multiple sites that offer identical services, only one LOI should be signed, with additional service site information (items 1 to 6) attached to the LOI. If services differ between sites, a separate LOI must be obtained for each service site.

If a representative signs an LOI on behalf of a provider, evidence of authority for the representative must be available upon request.

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT D (1): SAMPLE LETTER OF INTENT             CONTRACT/RFP NO. YH04-0001

[OFFEROR'S LOGO]

PLEASE DO NOT SIGN THIS LETTER OF INTENT UNLESS YOU SERIOUSLY INTEND TO ENTER INTO NEGOTIATIONS WITH THE HEALTH PLAN MENTIONED BELOW.

NO ALTERATIONS OR CHANGES ARE PERMITTED, EXCEPT FOR SHADED AREAS WHICH IDENTIFY THE OFFEROR. THIS LETTER IS SUBJECT TO VERIFICATION BY THE ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION (AHCCCSA).

THE PROVIDER SIGNING BELOW IS WILLING TO ENTER INTO CONTRACT NEGOTIATIONS WITH (OFFEROR'S NAME), FOR PROVISION OF COVERED SERVICES TO AHCCCS MEMBERS ENROLLED WITH (OFFEROR'S NAME). THIS PROVIDER INTENDS TO SIGN A CONTRACT WITH (OFFEROR'S
NAME) IF (OFFEROR'S NAME) IS AWARDED AN AHCCCS CONTRACT BEGINNING OCTOBER 1, 2003 IN THE PROVIDER'S SERVICE AREA AND AN ACCEPTABLE AGREEMENT CAN BE REACHED BETWEEN THE PROVIDER AND (OFFEROR'S NAME). SIGNING THIS LETTER OF INTENT DOES NOT OBLIGATE THE PROVIDER TO SIGN A CONTRACT WITH (OFFEROR'S NAME) HOWEVER, PLEASE DO NOT SIGN THIS LETTER OF INTENT UNLESS YOU SERIOUSLY INTEND TO ENTER INTO NEGOTIATIONS WITH THE ABOVE MENTIONED HEALTH PLAN.

THE FOLLOWING INFORMATION IS FURNISHED BY THE PROVIDER:

1.   AHCCCS PROVIDER IDENTIFICATION NUMBER______________________________________

2.   PROVIDER'S PRINTED NAME____________________________________________________

3.   ADDRESS (WHERE SERVICES WILL BE PROVIDED)__________________________________

______________________________________________ZIP CODE__________________________

4.   COUNTY______________________5. TELEPHONE______________6. FAX_______________

___PLEASE CHECK HERE IF ADDITIONAL SERVICE SITE INFORMATION IS ATTACHED TO THE LETTER OF INTENT

7.   CHECK ALL THAT APPLY

_____A. PRIMARY CARE PHYSICIAN _____FAMILY PRACTICE            SERVICES____EPSDT
                               _____GENERAL PRACTICE                   ____OB
                               _____PEDIATRICS
                               _____INTERNAL MEDICINE

_____B. PRIMARY CARE NURSE PRACTITIONER
                         ___FAMILY PRACTICE         SERVICES:____EPSDT
                         ___ADULT                            ____OB
                         ___PEDIATRICS
                         ___MIDWIFE

_____C. PRIMARY CARE PHYSICIAN'S ASSISTANT                     SERVICES:___EPSDT
                                                                        ___OB

_____D. PHYSICIAN - SPECIALIST - (SPECIFY)______________________________________
_____E. HOSPITAL

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (1): SAMPLE LETTER OF INTENT             CONTACT/RTF NO. YH04-0001

____F. URGENT CARE FACILITY
____G. PHARMACY
____H. LABORATORY
____I. MEDICAL IMAGING
____J. MEDICALLY NECESSARY TRANSPORTATION
____K. NURSING FACILITY
____L. DENTIST
____M. THERAPY (SPECIFY PHYSICAL THERAPY, OCCUPATIONAL THERAPY, SPEECH,
       RESPIRATORY)________________
____N. BEHAVIORAL HEALTH PROVIDER (SPECIFY)_____________________________________
____O. DURABLE MEDICAL EQUIPMENT
____P. HOME HEALTH AGENCY
____Q. OTHER (PLEASE SPECIFY)___________________________________________________

8.   LANGUAGES SPOKEN BY THE PROVIDER (OTHER THAN ENGLISH)______________________

________________________________________________________________________________

9.   NAME OF HOSPITAL(S) WHERE PHYSICIAN HAS ADMITTING PRIVILEGES_______________

________________________________________________________________________________
________________________________________________________________________________

NOTICE TO PROVIDERS: THIS LETTER OF INTENT WILL BE USED BY AHCCCSA IN ITS BID EVALUATION AND CONTRACT AWARD PROCESS. YOU SHOULD ONLY SIGN THIS LETTER OF INTENT IF YOU INTEND TO ENTER INTO CONTRACT NEGOTIATIONS WITH (OFFEROR'S NAME) SHOULD THEY RECEIVE A CONTRACT AWARD. IF YOU ARE SIGNING ON BEHALF OF A PHYSICIAN, PLEASE PROVIDE EVIDENCE OF YOUR AUTHORITY TO DO SO.

DO NOT RETURN COMPLETED LETTER OF INTENT TO AHCCCSA. COMPLETED LETTER OF INTENT NEEDS TO BE RETURNED TO (OFFEROR'S NAME).

10.  PROVIDER'S SIGNATURE__________________________________DATE_________________

11.  PRINTED NAME OF SIGNER__________________________________TITLE______________

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (1): SAMPLE LETTER OF INTENT             CONTRACT/RFP NO. YH04-0001

[OFFEROR'S LOGO]

ADDITIONAL SERVICE SITES

1.       AHCCCS PROVIDER IDENTIFICATION NUMBER__________________________________

2.       PROVIDER'S PRINTED NAME________________________________________________

3. ADDRESS (WHERE SERVICES WILL BE PROVIDED)______________________________ _______________________________________________ZIP CODE_________________________

4.       COUNTY_________________ 5. TELEPHONE__________________6.FAX____________

3. ADDRESS (WHERE SERVICES WILL BE PROVIDED)______________________________ _______________________________________________ZIP CODE_________________________

4.       COUNTY_________________ 5. TELEPHONE__________________6.FAX____________

3. ADDRESS (WHERE SERVICES WILL BE PROVIDED)______________________________ _______________________________________________ZIP CODE_________________________

4.       COUNTY_________________ 5. TELEPHONE__________________6.FAX____________

3. ADDRESS (WHERE SERVICES WILL BE PROVIDED)______________________________ _______________________________________________ZIP CODE_________________________

4.       COUNTY_________________ 5. TELEPHONE__________________6.FAX____________

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

ATTACHMENT D (2): NETWORK SUBMISSION REQUIREMENTS

The entire provider network must be submitted on 'a 3.5" floppy disk in a .dbf format. The disk must be clearly labeled with the Offeror's name and the number of records contained on the disk. The disk must be accompanied by the Provider Network Submission Form found on the last page of this attachment.

The Offeror should note that while the layout and fields for this submission are similar to those of the quarterly Provider Affiliation Transmission, there are differences in the information and fields which are required.

The Offeror's provider network must be submitted to AHCCCSA using the layout and specifications found in this attachment.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

DEFINITION OF TERMS

-    City                        The city where the provider performs
                                 services.

-    County Code                 An AHCCCSA assigned code that identifies a
                                 particular county within Arizona or identifies a location as out-of-state.

-    EPSDT Indicator             Indicates whether or not the provider performs
                                 early and periodic screening, diagnosis and treatment services.

-    Language Spoken Code        A code associated with a specific language,
                                 other than English, used by the provider.

-    OB Indicator                Indicates whether or not the provider delivers
                                 obstetric services.

-    PCP Indicator               Indicates whether or not the provider is
                                 available as a primary care provider to the general membership.

-    Provider Type Code          An AHCCCSA assigned code that identifies
                                 services that may be rendered by the provider.
                                 For example, 07 (Dentist), 08 (Allopathic
                                 Physician -MD), 10 (Podiatrist), 19 (Registered
                                 Nurse Practitioner), and 31 (Osteopathic
                                 Physician - DO).

-    Service Provider ID         An AHCCCSA assigned number identifying the
                                 provider.

-    Service Provider Name       The name of the service provider.

-    Specialty Code              AHCCCSA assigned codes that are subsets of the
                                 Provider Type Codes.

-    Service Street Address      The physical street address where the provider
                                 performs services. PO BOXES MUST NOT BE USED.
                                 If a street address does not exist, you may use a physical description/location as long as it would serve to direct members to where care is provided. Providers who are Hospitalists should use the hospital address as their service street address.

-    Service City                The city that coincides with the Service Street
                                 Address.

-    Service ZIP Code            The ZIP code that coincides with the Service
                                 Street Address and Service City.

-    Provider Contract Status    An AHCCCSA assigned number identifying the
                                 provider's contract status.

-    Total Record Count          The total number of records submitted by the
                                 Offeror.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

RULES AND ASSUMPTIONS

- Service Provider ID is required and must be a valid registered AHCCCSA provider. Submit ID numbers for individuals, as opposed to group provider IDs.

-    All text should be in upper case.

- A Service Provider with multiple service sites requires a separate record for each service site.

- Service Provider Name is required. Providers which are entities should be identified by the entity name followed by any individual identifier (i.e; AAA Pharmacy #111). Providers which are persons should be identified by last name, a forward slash, first name, a space, middle initial followed by a period if applicable (i.e. Smith/John A.).

- Service Street Address is required. To provide a uniform method to abbreviate an address, use the street abbreviations found in the Service Street Address table. Secondary unit abbreviations used in the Service Street Address must be taken from the Secondary Unit Abbreviation Table.

-    Service City is required.

-    Service ZIP Code is required and should be submitted as a 5 digit code.

- All of the following yes/no indicators must contain a valid 'Y' or 'N' value.

          -    PCP Indicator

          -    EPSDT Indicator

          -    OB Indicator

- Language Spoken Codes must be valid as defined by the Language Spoken Code table (maximum of two language codes are permitted). If no other languages than English are spoken the field should be left blank.

- Specialty Codes must be valid as defined by the Specialty Code table (a maximum of five Specialty Codes are permitted). Specialty Codes are required for the following provider types:

          -    07 Dentist

          -    08 Allopathic Physician (MD)

          -    19 Registered Nurse Practitioner

          -    31 Osteopathic Physician (DO)

     Specialty Codes are not required for provider types other than those listed above. In cases where Specialty Codes are not required, the field may be left blank. In cases where more fields exist than are necessary for a particular provider, the remaining, unnecessary fields should be left blank.

- Provider Contract Status must be valid as defined by the Provider Contract Status Codes table.

                                                            Final Acute Care RFP
                                                               September 15,2003

 ATTACHMENT D (2): NETWORK SUBMISSION
                   REQUIREMENTS                       CONTRACT/RFP NO. YH04-0001

FILE SPECIFICATIONS

FILE DETAIL

FIELD                                          LENGTH
NAME          FIELD DESCRIPTION               OF FIELD       DEMAND               REQUIRED INFORMATION
-----      ------------------------         -------------  -----------  -----------------------------------------
A          SERVICE PROVIDER ID              6 Characters   Required     An active provider

B          SERVICE PROVIDER NAME            25 Characters  Required     Name of active provider

C          SERVICE STREET ADDRESS           25 Characters  Required     See lists of valid abbreviations in this
                                                                        document

D          SERVICE CITY                     25 Characters  Required     Name of city where services are performed

E          SERVICE ZIP CODE                 5 Characters   Required     5 digit number

F          COUNTY CODE                      2 Characters   Required     See list of valid codes in this document

G          PCP INDICATOR                    1 Character    Required     'Y' or 'N'

H          OB INDICATOR                     1 Character    Required     'Y' or 'N'

I          EPSDT INDICATOR                  1 Character    Required     'Y' or 'N'

J          LANGUAGE CODE 1                  2 Characters   Optional     See list of valid codes in this document

K          LANGUAGE CODE 2                  2 Characters   Optional     See list of valid codes in this document

L          PROVIDER TYPE CODE               2 Characters   Required     See list of valid codes in this document

M          SPECIALTY CODE 1                 3 Characters   Conditional  See list of valid codes in this document

N          SPECIALTY CODE 2                 3 Characters   Conditional  See list of valid codes in this document

O          SPECIALTY CODE 3                 3 Characters   Conditional  See list of valid codes in this document

P          SPECIALTY CODE 4                 3 Characters   Conditional  See list of valid codes in this document

Q          SPECIALTY CODE 5                 3 Characters   Conditional  See list of valid codes in this document

R          PROVIDER CONTRACT STATUS         2 Characters   Required     See list of valid codes in this document

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

FILE SAMPLE

   A            B                  C              D         E      F    G    H    I    J    K    L    M     N      O    P    Q    R
------   -----------------  ----------------  ---------   -----   ---  ---  ---  ---  ---  ---  ---  ---   ---    ---  ---  ---  ---
010101   AAA PHARMACY #111  222 WEST MAIN ST  PHOENIX     85000   13   N    N    N              03                               01

020202   SMITH/JOHN A.      111 EAST CENTER   TUCSON      85000   19   Y    N    Y    01        08   150   156                   02

121212   DOE/JANE           333 NORTH OAK     FLAGSTAFF   85000   05   Y    Y    Y    01   15   31   089                         01

SOME FIELD LENGTHS IN FILE SAMPLE ARE NOT REPRESENTATIONAL OF REQUIREMENTS.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

SERVICE STREET ABBREVIATIONS

PRIMARY NAME                           APPROVED ABBREVIATION
------------                           ---------------------
Avenue                                         AVE
Boulevard                                      BLVD
Center                                         CTR
Circle                                         CIR
Court                                          CT
Drive                                          DR
Expressway                                     EXPY
Freeway                                        FWY
Highway                                        HWY
Junction                                       JCT
Lane                                           LN
Parkway                                        PKWY
Place                                          PL
Road                                           RD
Roadway                                        RDWY
Route                                          RT
Square                                         SQ
Station                                        STA
Street                                         ST
Terrace                                        TER
Trail                                          TRL

SECONDARY UNIT ABBREVIATIONS.

DESCRIPTION                            APPROVED ABBREVIATION
-----------                            ---------------------
Administration                                 ADMN
Annex                                          ANX
Apartment                                      APT
Branch                                         BR
Building                                       BLDG
Company                                        CO
Convalescent                                   CONVAL
Department                                     DEPT
Division                                       DIV
Floor                                          FL
Hospice                                        HSPC
Hospital                                       HOSP
Laboratory                                     LAB
Lobby                                          LBBY
Office                                         OFC
Room                                           RM
Space                                          SPC
Suite                                          STE
Trailer                                        TRLR

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

COUNTY CODES

CODE     DESCRIPTION
----     -----------
01       APACHE
03       COCHISE
05       COCONINO
07       GILA
09       GRAHAM
11       GREENLEE
13       MARICOPA
15       MOHAVE
17       NAVAJO
19       PIMA
21       PINAL
23       SANTA CRUZ
25       YAVAPAI
27       YUMA
29       LAPAZ
99       OUT-OF-STATE

LANGUAGE SPOKEN CODES

CODE            DESCRIPTION                    AREA OF ORIGIN
----            -----------                    --------------
01       SPANISH
02       ALBANIAN
03       AMERICAN SIGN LANGUAGE
04       APACHE
05       ARABIC
06       ARMENIAN
07       BOSNIAN
08       CHINESE
09       CROATIAN
10       CZECH
11       DANISH
12       DUTCH
13       EDO                                       NIGERIA
14       FINNISH
15       FRENCH
16       GERMAN
17       GREEK
18       GUJARATI                                  INDIA
19       HEBREW
20       HINDI, INDIAN, EAST INDIAN
21       HOPI
22       IRANIAN, PERSIAN, FARSI

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

LANGUAGE SPOKEN CODES (CONT'D)

CODE         DESCRIPTION                                 AREA OF ORIGIN
----         -----------                                 --------------
23        ITALIAN
24        JAPANESE
25        KANNADA                              INDIA
26        KOREAN
27        MARATHI                              AFGHANISTAN, BANGLADESH, INDIA, IRAN,
                                               NEPAL, PAKISTAN, AND SRI LANKA
28        NAVAJO
29        NIGERIAN
30        NORWEGIAN
31        IGBO                                 NIGERIA
32        POLISH
33        PORTUGUESE
34        PUNJABI                              PAKISTAN
35        ROMANIAN
36        RUSSIAN
37        SERBIAN
38        SINGHALESE                           SRI LANKA
39        SWEDISH
40        TAGALOG (FILIPINO)
41        TAIWANESE
42        TAMIL                                INDIA
43        THAI, SIAMESE
44        TOHONO O'ODHAM
45        UKRANIAN
46        URDU, PAKISTANI
47        VIETNAMESE
48        YAQUI
49        YORUBA                               WESTERN AFRICA
99        OTHER

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

PROVIDER TYPE CODES

CODE                      DESCRIPTION
----                      -----------
02         HOSPITAL
03         PHARMACY
04         LABORATORY
05         URGENT CARE CENTER
07         DENTIST
08         MD-PHYSICIAN ALLOPATH
09         CERTIFIED NURSE-MIDWIFE
12         CERTIFIED REGISTERED NURSE ANESTHETIST
16         CHIROPRACTOR
18         PHYSICIAN'S ASSISTANT
19         REGISTERED NURSE PRACTITIONER
22         NURSING HOME
23         HOME HEALTH AGENCY
28         NON-EMERGENCY TRANSPORTATION PROVIDERS
30         DME SUPPLIER
31         DO-PHYSICIAN OSTEOPATH
35         HOSPICE
41         DIALYSIS CLINIC
48         NUTRITIONIST
62         AUDIOLOGIST
65         HOSPITAL OUTPATIENT SURGERY CENTER
69         OPTOMETRIST
84         LICENSED MIDWIFE
99         OTHER

                                                            Final Acute Care RFP
                                                               September 15,2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

SPECIALTY CODES

CODE                 DESCRIPTION
----                 -----------
 010       ALLERGIST/IMMUNOLOGIST
 011       ALLERGIST
 012       IMMUNOLOGIST
 020       ANESTHESIOLOGIST
 030       SURGERY-COLON/RECTAL
 040       DERMATOLOGIST
 050       FAMILY PRACTICE
 055       GENERAL PRACTICE
 060       INTERNAL MEDICINE
 062       CARDIOVASCULAR MEDICINE
 063       ENDOCRINOLOGIST
 064       GASTROENTEROLOGIST
 065       HEMATOLOGIST
 066       INFECTIOUS DISEASES
 067       NEPHROLOGIST
 068       PULMONARY DISEASES
 069       RHEUMATOLOGIST
 070       SURGERY-NEUROLOGY
 075       NEUROLOGIST
 076       PEDIATRIC NEUROLOGIST
 080       NUCLEAR MEDICINE
 082       GERONTOLOGIST
 083       PSYCHOLOGIST
 084       RN FAMILY NURSE PRACTITIONER
 085       RN SCHOOL NURSE PRACTITIONER
 086       RN PEDIATRIC NURSE ASSOCIATE
 087       RN PEDIATRIC NURSE PRACTITIONER
 088       RN GERIATRIC NURSE PRACTITIONER
 089       OBSTETRICIAN AND GYNECOLOGIST
 090       GYNECOLOGIST
 091       OBSTETRICIAN
 092       MATERNAL AND FETAL MEDICINE
 093       REPRODUCTIVE ENDOCRINOLOGIST
 094       RN MIDWIFE
 095       WOMEN'S HC/OB-GYN NP
 096       NEONATAL NURSE PRACTITIONER
 097       RN ADULT NURSE PRACTITIONER
 100       OPHTHALMOLOGIST
 110       SURGERY-ORTHOPEDIC
 120       OTOLARYNGOLOGIST
 122       LARYNGOLOGIST
 124       OTOLOGIST
 125       RHINOLOGIST
 150       PEDIATRICIAN
 151       PEDIATRIC CARDIOLOGIST
 152       PEDIATRIC HEMATOLOGIST

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

SPECIALTY CODES (CONT'D)

CODE                      DESCRIPTION
----                      -----------
 153       SURGERY-PEDIATRIC
 154       PEDIATRIC NEPHROLOGIST
 155       PEDIATRIC NEONATAL/PERINATAL
 156       PEDIATRIC ENDOCRINOLOGIST
 157       PEDIATRIC ALLERGIST
 158       RADIOLOGY PEDIATRIC
 159       PEDIATRIC PULMONARY
 160       PHYSICAL MEDICINE/REHABILITATION
 161       OSTEOPATHIC MANIPULATIVE THERAPY
 165       THERAPIST-SPEECH
 166       THERAPIST-OCCUPATIONAL
 167       THERAPIST-PHYSICAL
 170       SURGERY-PLASTIC
 171       SURGERY-PLASTIC, OTOLARYNGOLOGICAL FACIAL
 175       ACUPUNCTURIST
 176       ADOLESCENT MEDICINE
 181       SURGERY-OBSTETRICAL
 182       PREVENTIVE MEDICINE
 183       OCCUPATIONAL MEDICINE
 187       NUTRITIONIST
 188       PHARMACOLOGIST
 191       PEDIATRIC-PSYCHIATRIST
 192       PSYCHIATRIST
 195       PSYCHIATRIST AND NEUROLOGIST
 200       RADIOLOGY
 201       RADIOLOGY-DIAGNOSTIC
 205       RADIOLOGY-THERAPEUTIC
 210       SURGERY
 211       SURGERY-ABDOMINAL
 212       SURGERY-CARDIOVASCULAR
 213       SURGERY-HAND
 214       SURGERY-HEAD AND NECK
 215       SURGERY-MAXILLOFACIAL
 216       SURGERY-TRAUMA
 217       SURGERY-UROLOGICAL
 218       SURGERY-VASCULAR
 219       SURGERY-GYNECOLOGICAL
 220       SURGERY-THORACIC
 230       UROLOGIST
 241       ONCOLOGIST
 250       EMERGENCY MEDICINE
 251       CRITICAL CARE MEDICINE
 441       SURGERY-OPHTHALMOLOGICAL
 484       SURGERY-PODIATRIST
 490       IMMUNOHEMATOLOGY
 503       PHYSIOLOGICAL TESTING

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

SPECIALTY CODES (CONT'D)

CODE                DESCRIPTION
----                -----------
 600       OPTOMETRIST
 650       PODIATRIST
 714       EYE (LOW VISION SPECIALIST)
 798       PHYSICIAN ASSISTANT
 800       DENTIST-GENERAL
 801       DENTIST-ORTHODONTURE
 802       DENTIST-ENDODONTIST
 803       DENTIST-ORAL PATHOLOGIST
 804       DENTIST-PEDODONTIST
 805       DENTIST-PROSTHODONTIST
 806       DENTIST-PERIODONTIST
 808       DENTIST-ORAL SURGEON
 809       DENTIST-ANESTHESIOLOGIST
 900       PROCEDURES-ANY CERTIFIED LAB
 901       EMERGENCY ROOM PHYSICIANS
 925       AUDIOLOGIST
 927       CARDIOLOGIST
 935       OTORHINOLARYNGOLOGIST (ENT)
 943       PEDIATRIC ORTHOPEDIST
 950       ORTHOPEDIST
 958       GYNECOLOGICAL ONCOLOGY
 963       PEDIATRIC HEMATOLOGY-ONCOLOGY
 999       OTHER

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

PROVIDER CONTRACT STATUS CODES

CODE                    PROVIDER CONTRACT STATUS
----                    ------------------------
 01        PROVIDER CURRENTLY CONTRACTED WITH OFFEROR
 02        PROVIDER HAS SIGNED LETTER OF INTENT WITH OFFEROR

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT D (2): NETWORK SUBMISSION
                  REQUIREMENTS                        CONTRACT/RFP NO. YH04-0001

                        PROVIDER NETWORK SUBMISSION FORM

OFFERER NAME_______________________________________________________

TOTAL RECORD COUNT__________________________________

THIS SUBMISSION INCLUDES A NETWORK FOR THE FOLLOWING GSA(s)

           YES       NO
-------------------------
 GSA 2
-------------------------
 GSA 4
-------------------------
 GSA 6
-------------------------
 GSA 8
-------------------------
 GSA 10
-------------------------
 GSA 12
-------------------------
 GSA 14
-------------------------

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT E: INSTRUCTIONS FOR PREPARING               CONTRACT/RFP NO. YH8-0001
              CAPITATION PROPOSAL

ATTACHMENT E: INSTRUCTIONS FOR PREPARING CAPITATION PROPOSAL

All capitation rate bid proposals (including and best and final offers, if applicable) must be submitted to AHCCCSA via the AHCCCS Web Based Capitation Rate Proposal application. A Capitation Rate Calculation Sheet (CRCS) must be completed for every risk group in each Geographic Service Area (GSA) in which the Offeror bids.

The Offeror must also use the Web application to print and submit Section B, Capitation Rates, of the Request for Proposal (RFP). In the event that the Web application bid submission differs from the bid submission included with Section B of the RFP, the bid submitted with Section B of the RFP will prevail. The first page of Section B should be the certification that the capitation rates are actuarially sound by an actuary who is a member of the American Academy of Actuaries

The Web application will present the CRCS bid screens by:

         a. Pharmacy expenditures included and without pharmacy expenditures

         b.       Geographic Service Area (GSA), and

         c.       Risk Group

The following is a list of the seven GSAs and the fifteen counties associated to each GSA that will be effective 10/1/03.

GSA              County or Counties
--------------------------------------------
  2     Yuma, La Paz
--------------------------------------------
  4     Apache, Coconino, Mohave, and Navajo
--------------------------------------------
  6     Yavapai
--------------------------------------------
  8     Gila, Pinal
--------------------------------------------
 10     Pima, Santa Cruz
--------------------------------------------
 12     Maricopa
--------------------------------------------
 14     Graham, Greenlee, Cochise
--------------------------------------------

The following is a listing of the nine risk groups for which capitation rates need to be bid. All nine risk groups apply to each GSA.

1.       TANF<1

2.       TANF 1-13

3.       TANF 14-44 Female

4.       TANF 14-44 Male

5.       TANF 45+

6.       SSI with Medicare

7.       SSI without Medicare

8.       SOBRA Family Planning

9.       Delivery Supplemental Payment

Note: 1931s, KidsCare, SOBRA Children, SOBRA Mothers, and Breast and Cervical Cancer Treatment Program populations are included in TANF risk groups. See the Data Supplement for the roll up of rate codes in the nine risk groups.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT E: INSTRUCTIONS FOR PREPARING               CONTRACT/RFP NO. YH8-0001
              CAPITATION PROPOSAL

Detailed instructions for the Web application will be included within the Web application at the time it becomes available. Instructions will also be made available via a solicitation amendment. These instructions will include general guidelines for the usage of the Web application as well as the following items:

         - Process to receive a unique ID and password for the Web application

         -        Application software requirements

         -        Customer technical support desk phone number

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS            CONTRACT/RFP NO. YH04-0001

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

                                                                                                    AHCCCS
           REPORT                        WHEN DUE                    SOURCE/REFERENCE               CONTACT:
----------------------------------------------------------------------------------------------------------------
Monthly Financial                30 days after the end of       Reporting Guide                 Financial
Reporting Package                the month, as applicable                                       Manager
----------------------------------------------------------------------------------------------------------------
Quarterly Financial              60 days after the end of       Reporting Guide                 Financial
Reporting Package                each quarter                                                   Manager
----------------------------------------------------------------------------------------------------------------
Draft Annual Financial           90 days after the end of       Reporting Guide                 Financial
Reporting Package                each fiscal year                                               Manager
----------------------------------------------------------------------------------------------------------------
Final Annual Financial           120 days after the end of      Reporting Guide                 Financial
Reporting Package                each fiscal year                                               Manager
----------------------------------------------------------------------------------------------------------------
Management Services              120 days after the end of      Reporting Guide                 Financial
Subcontractor Audit Report       the subcontractor's fiscal                                     Manager
(if services > $50,000)          year
----------------------------------------------------------------------------------------------------------------
Physician Incentive Plan         To be determined               RFP Section D, Paragraph 42     Financial
(PIP) reporting                                                                                 Manager
----------------------------------------------------------------------------------------------------------------
Provider Affiliation             15 days after the end of       PMMIS Provider-to-Health        DHCM, Health
Transmission                     each quarter                   Plan FTP submission and         Plan Operations
                                                                processing
----------------------------------------------------------------------------------------------------------------
Corrected Pended                 Monthly, according to          Encounter Manual                Encounter
Encounter Data                   established schedule                                           Administrator
----------------------------------------------------------------------------------------------------------------
New Day Encounter                Monthly, according to          Encounter Manual                Encounter
                                 established schedule                                           Administrator
----------------------------------------------------------------------------------------------------------------
Medical Records for Data         90 days after the request      RFP Attachment I, Encounter     Encounter
Validation                       received from                  Submission Requirements         Administrator
                                 AHCCCSA
----------------------------------------------------------------------------------------------------------------
Quarterly Grievance and          45 days after the end of       RFP Section D, Paragraph 26     Office of Legal
Appeals Report                   each quarter                                                   Assistance
----------------------------------------------------------------------------------------------------------------
Comprehensive EPSDT              Annually on December           RFP Section D, Paragraph 24     DHCM/CQM
Plan including Dental            15 th
----------------------------------------------------------------------------------------------------------------
EPSDT Progress Report            15 days after the end of       AMPM, Chapter 400               DHCM/CQM
including Dental - Quarterly     each quarter
Update
----------------------------------------------------------------------------------------------------------------
Quarterly Inpatient Hospital     15 days after the end of       State Medicaid Manual and       DHCM CSM
Showing                          each quarter                   the AMPM, Chapter 1000
----------------------------------------------------------------------------------------------------------------
Quality Management               Annually on December           AMPM, Chapter 900               DHCM/CQM
Utilization Management           15 th
Plan and Evaluation
----------------------------------------------------------------------------------------------------------------
Monthly Pregnancy                End of the month               AMPM, Chapter 400               DHCM/CQM
Termination Report               following the pregnancy
                                 termination
----------------------------------------------------------------------------------------------------------------

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS            CONTRACT/RFP NO. YH04-0001

-----------------------------------------------------------------------------------------------------------------
Maternity Care Plan              Annually on December           AMPM, Chapter 400               DHCM/CQM
                                 15th
-----------------------------------------------------------------------------------------------------------------
Semi-annual report of            30 days after the end of       AMPM, Chapter 400               DHCM/CQM
number of pregnant women         the 2nd and 4th quarter
who are HIV/AIDS positive        of each contract year
-----------------------------------------------------------------------------------------------------------------
Provider Network                 45 days after the first        RFP Section D, Paragraph 27     DHCM, Health
Development and                  day of a new contract                                          Plan Operations
Management Plan                  year
-----------------------------------------------------------------------------------------------------------------
Cultural Competency Plan         45 days after the first day    AHCCCS Cultural                 DHCM, Health
                                 of a new contract year         Competency Policy               Plan Operations
-----------------------------------------------------------------------------------------------------------------
Quality Improvement              Annually on December           AMPM, Chapter 900               DHCM/CQM
Project Proposal                 15th
(initial/baseline year of the
project)
-----------------------------------------------------------------------------------------------------------------
Quality Improvement              Annually on December           AMPM, Chapter 900               DHCM/CQM
Project Interim Report           15th
(intervention/measurement
year(s) of the project)
-----------------------------------------------------------------------------------------------------------------
Quality Improvement              Within 180 days of the         AMPM Chapter 900                DHCM/CQM
Project Final Report             end of the project, as
                                 defined in the project
                                 proposal approved by
                                 AHCCCS DHCM
-----------------------------------------------------------------------------------------------------------------
Provider Fraud/ Abuse            Immediately following          RFP Section D, Paragraph 62     Office of
Report                           discovery                                                      Program Integrity
                                                                                                Manager
-----------------------------------------------------------------------------------------------------------------
Eligible Person                  Immediately following          RFP Section D, Paragraph 62     Office of
Fraud/ Abuse Report              discovery                                                      Program Integrity
                                                                                                Manager
-----------------------------------------------------------------------------------------------------------------
Non-Transplant                   Annually, within 30 days       RFP Section D, Paragraph 57     DHCM
Catastrophic Reinsurance         of the beginning of the                                        Reinsurance
covered Diseases                 contract year, enrollment                                      Manager
                                 to the plan, and when
                                 newly diagnosed.
-----------------------------------------------------------------------------------------------------------------
Prescription Drug                Monthly, within 45 days        AMPM                            Pharmacy
Utilization Report*              of month end                                                   Program
                                                                                                Administrator
-----------------------------------------------------------------------------------------------------------------

*Applicable in the event that the prescription drug benefit remains the responsibility of the Contractor - see Paragraph 75, Pending Legislation / Other Issues, for more information.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM               CONTRACT/RFP NO. YH04-0001

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a Contractor or members who have the right to choose but do not exercise this right, are assigned to a Contractor through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various Contractors in a manner that is predictable and consistent with AHCCCSA goals.

The algorithm employs a data table and a formula to assign cases (a case may be a member or a household of members) to Contractors using the target percentages developed. The algorithm data table consists of all the geographic service areas
(GSA) in the state, all Contractors serving each GSA, and the target percentages by risk group within each GSA.

The Contractor farthest away from its target percentage within a GSA and risk group, the largest negative difference, is assigned the next case for that GSA. The equation used is:

                 (t/T)-P = d

t = The total members assigned to the GSA, per risk group category, for the Contractor

T = The total members assigned to the GSA, per risk group category, all Contractors combined

P = The target percentage of members per risk group for the Contractor

d = The difference

The algorithm is calculated after each assignment to give a new difference for each Contractor. When more than one Contractor has the same difference, and their differences are greater than all other Contractors, the Contractor with the lowest Health Plan I.D. Number will be assigned the case.

Assignment by the algorithm applies to:

         1. Members that are newly eligible to the AHCCCS program that did not choose a Contractor within the prescribed time limits.

         2. Members whose assigned health plan is no longer available after the member moves to a new GSA and did not choose a new Contractor within the prescribed time limits.

         3. Members whose assigned plan is no longer available at the beginning of a contract cycle that did not choose a Contractor within the prescribed time limits.

All Contractors, within a given geographic service area (GSA) and for each risk group, will have a placement in the algorithm and will receive members accordingly. A Contractor with a more favorable target percentage in the algorithm will receive proportionally more members. Conversely, a Contractor with a lower target percentage in the algorithm will receive proportionally fewer members. The algorithm favors Contractors with both lower final bids and awarded rates. The algorithm also favors those Contractors with programs that score higher based on AHCCCSA's evaluation criteria.

For Contractors in the Maricopa and Pima/Santa Cruz GSAs with fewer than 25,000 members statewide, a temporary adjustment will be made to the algorithm formula in order to ensure a minimum membership (see the discussion entitled "Adjustment Methodology for Contractors with Fewer than 25,000 Members" for more information).

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM               CONTRACT/RFP NO. YH04-0001

DEVELOPMENT OF THE TARGET PERCENTAGES

For the first year of the contract, the algorithm target percentages will be developed using the methodology described below. However, for subsequent years, AHCCCS reserves the right to change the algorithm methodology to assure assignments are made in the best interest of the AHCCCS program and the State.

A Contractor's placement in the algorithm is based upon the following three factors, which are weighted as follows:

 #                                                FACTOR                                                WEIGHTING
-----------------------------------------------------------------------------------------------------------------
 1    The final capitation rate bid submitted by the Contractor. Final bids that are below the bottom      30%
      of the rate range will be assigned to the bottom of the rate range for development of the target percentages.
-----------------------------------------------------------------------------------------------------------------
 2    The Contractor's final awarded rate from AHCCCSA.                                                    30%
-----------------------------------------------------------------------------------------------------------------
 3    The Contractor's score on the Program component of the proposal.                                     40%
-----------------------------------------------------------------------------------------------------------------

Points will be assigned to each Contractor by risk group by GSA. Based on the rankings of the final bid rates and the final awarded rates, each Contractor will be assigned a number of points for each of these two components separately as follows:

TABLE FOR FACTORS #1 AND #2

                                  2ND         3RD        4TH         5TH         6TH        7TH
NUMBER OF AWARDS      LOWEST     LOWEST      LOWEST     LOWEST      LOWEST      LOWEST     LOWEST
     IN GSA            RATE       RATE        RATE       RATE        RATE        RATE       RATE
-------------------------------------------------------------------------------------------------
       2                60         40
       3                44         32          24
       4                35         28          22         15
       5                30         25          20         15          10
       6                26         23          19         15          11          6
       7                25         20          17         14          11          8           5
-------------------------------------------------------------------------------------------------

Contractors that have equal bids in a GSA for the same risk group will be given an equal percentage of the points for all of the positions combined.

The third component of the calculation, program scores, will be assigned a number of points based on the Contractor's ranking among the scores. The higher the score, the more points assigned. For this component, points will be assigned as follows:

TABLE FOR FACTOR #3

NUMBER OF   HIGHEST         2ND         3RD        4TH         5TH         6TH        7TH
AWARDS IN   PROGRAM       HIGHEST     HIGHEST    HIGHEST     HIGHEST     HIGHEST    HIGHEST
   GSA       SCORE         SCORE       SCORE      SCORE       SCORE       SCORE      SCORE
-------------------------------------------------------------------------------------------
    2          60            40
    3          44            32          24
    4          35            28          22        15
    5          30            25          20        15          10
    6          26            23          19        15          11          6
    7          25            20          17        14          11          8           5
-------------------------------------------------------------------------------------------

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM               CONTRACT/RFP NO. YH04-0001

Contractors that have equal program scores will be given an equal percentage of the points for all of the positions combined.

The points awarded for the three components will be combined as follows to give the target percentage for each Contractor by GSA by risk group:

Final Bid Points (.30) + Awarded Bid Points (.30) + Program
                    Score Points (.40)                       = TARGET PERCENTAGE
-----------------------------------------------------------
                             100

ADJUSTMENT METHODOLOGY FOR CONTRACTORS WITH FEWER THAN 25,000 MEMBERS

At the beginning of the new contract cycle, the auto-assignment algorithm for the Maricopa and Pima/Santa Cruz GSAs will be adjusted to favor Contractors with fewer than 25,000 members statewide. The adjusted algorithm will be utilized until a target membership of 25,000 members statewide, per Contractor, is reached.

The adjustment will be made to the final percentages developed using the methodology above. A pre-determined percentage, based on the table below, will be added to the affected Contractor(s) and subtracted evenly from the other Contractors.

                                       PERCENTAGE ADDED
                                              TO            PERCENTAGE TO BE EVENLY
NUMBER OF CONTRACTORS BELOW 25,000         TARGETED        SUBTRACTED FROM REMAINING
   STATEWIDE MINIMUM ENROLLMENT           CONTRACTORS               BIDDERS
------------------------------------------------------------------------------------
                1                            20%                      20%
                2                            15%                      30%
                3                            10%                      30%
------------------------------------------------------------------------------------

*In the event that there are more than three affected Contractors, AHCCCS will disclose adjustment methodology by July 1,2003.

In the event that a Contractor only receives an award in rural GSAs, AHCCCS reserves the right to make a temporary adjustment to the auto-assignment target to favor the new Contractor until a minimum enrollment is reached.

AHCCCSA reserves the right to adjust capitation rates for potential changes to the populations risk due to the adjusted algorithm.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

ATTACHMENT H (1): ENROLLEE GRIEVANCE SYSTEM STANDARDS AND POLICY

The Contractor shall have a written policy delineating its Grievance System which shall be in accordance with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall provide the Enrollee Grievance System Policy to all providers and subcontractors at the time of contract. The Contractor shall also furnish this information to enrollees within a reasonable time after the Contractor receives notice of the enrollment. Additionally, the Contractor shall provide written notification of any significant change in this policy at least 30 days before the intended effective date of the change.

The written information provided to enrollees describing the Grievance System including the grievance process, enrollee rights, grievance system requirements and timeframes, shall be in each prevalent non-English language occurring within the subcontractor's service area and in an easily understood language and format. The Contractor shall inform enrollees that oral interpretation services are available in any language, that additional information is available in prevalent non-English languages upon request and how enrollees may obtain this information.

Written documents, including but not limited to the Notice of Action, the Notice of Appeal Resolution, Notice of Extension for Resolution, and Notice of Extension of Notice of Action shall be translated in the enrollee's language if information is received by the Contractor, orally or in writing, indicating that the enrollee has a limited English proficiency. Otherwise, these documents shall be translated in the prevalent non-English language(s) or shall contain information in the prevalent non-English language(s) advising the enrollee that the information is available in the prevalent non-English language(s) and in alternative formats along with an explanation of how enrollees may obtain this information. This information must be in large, bold print appearing in a prominent location on the first page of the document.

At a minimum, the Contractor's Grievance System Standards and Policy shall specify:

1. That the Contractor shall maintain records of all grievances and appeals.

2. Information explaining the grievance, appeal, and fair hearing procedures and timeframes describing the right to hearing, the method for obtaining a hearing, the rules which govern representation at the hearing, the right to file grievances and appeals and the requirements and timeframes for filing a grievance or appeal.

3. The availability of assistance in the filing process and the Contractor's toll-free numbers that an enrollee can use to file a grievance or appeal by phone if requested by the enrollee.

4. That the Contractor shall acknowledge receipt of each grievance and appeal. For Appeals, the Contractor shall acknowledge receipt of standard appeals in writing within five working days of receipt and within one working day of receipt of expedited appeals.

5. That the Contractor shall permit both oral and written appeals and grievances and that oral inquiries appealing an action are treated as appeals and are followed-up in writing unless expedited resolution is requested.

6. That the Contractor shall ensure that individuals who make decisions regarding grievances and appeals are individuals not involved in any previous level of review or decision making and that individuals who make decisions regarding: 1) appeals of denials based on lack of medical necessity, 2) a grievance regarding denial of expedited resolution of an appeal or 3) grievances or appeals involving clinical issues are health

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

         care professionals as defined in 42 CFR 438.2 with the appropriate clinical expertise in treating the enrollee's condition or disease.

7. The resolution timeframes for grievances, standard appeals and expedited appeals may be extended up to 14 calendar days if the enrollee requests the extension or if the Contractor establishes a need for additional information and that the delay is in the enrollee's interest.

8. That if the Contractor extends the timeframe for resolution of a grievance or appeal when not requested by the enrollee, the Contractor shall provide the enrollee with written notice of the reason for the delay.

9. The definition of grievance as a member's expression of dissatisfaction with any aspect of their care, other than the appeal of actions.

10. That an enrollee must file a grievance with the Contractor and that the enrollee is not permitted to file a grievance directly with the State.

11. That the Contractor must dispose of each grievance in accordance with the Division of Health Care Management Enrollee Grievance System Policy, but in no case shall the timeframe exceed 90 days, unless an extension is in effect.

12.      The definition of action as the:

                  a) Denial or limited authorization of a requested service, including the type or level of service;

                  b) Reduction, suspension, or termination of a previously authorized service;

                  c) Denial, in whole or in part, of payment for a service;

                  d)       Failure to provide services in a timely manner;

                  e) Failure to act within the timeframes required for standard and expedited resolution of appeals and standard disposition of grievances; or

                  f) Denial of a rural enrollee's request to obtain services outside the Contractor's network under 42 CFR 438.52(b)(2)(ii), when the contractor is the only Contractor in the rural area.

13. The definition of a service authorization request as an enrollee's request through a provider for the provision of a service.

14. The definition of appeal as the request for review of an action, as defined above.

15. Information explaining that a provider acting on behalf of an enrollee and with the enrollee's written consent, may file an appeal.

16. That an enrollee may file an appeal of: 1) the denial or limited authorization of a requested service including the type or level of service, 2) the reduction, suspension or termination of a previously authorized service, 3) the denial in whole or in part of payment for service, 4) the failure to provide services in a timely manner, 5) the failure of the Contractor to comply with the timeframes for dispositions of grievances and appeals and 6) the denial of a rural enrollee's request to obtain services outside the Contractor's network under 42 CFR 438.52(b)(2)(ii) when the Contractor is the only Contractor in the rural area.

17. The definition of a standard authorization request and that for standard authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee's health condition requires, but not later than 14 calendar days following the receipt of the authorization with a possible extension of up to 14 calendar days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee's best interest.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

18. The definition of an expedited authorization request and that for expedited authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee's health condition requires, but not later than 3 working days following the receipt of the authorization with a possible extension of up to 14 calendar days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee's interest.

19. That the Notice of Action for a service authorization decision not made within the standard or expedited timeframes, whichever is applicable, will be made on the date that the timeframes expire. If the Contractor extends the timeframe to make a standard or expedited authorization decision, the contractor must give the enrollee written notice of the reason to extend the timeframe and inform the enrollee of the right to file a grievance if the enrollee disagrees with the decision. The Contractor must issue and carry out its decision as expeditiously as the enrollee's health condition requires and no later than the date the extension expires.

20. That the Contractor shall notify the requesting provider of the decision to deny or reduce a service authorization request. The notice to the provider need not be written.

21. The definition of a standard appeal and that the Contractor shall resolve standard appeals no later than 30 days from the date of receipt of the appeal unless an extension is in effect.

22. The definition of an expedited appeal and that the Contractor shall resolve all expedited appeals not later than three working days from the date the Contractor receives the appeal (unless an extension is in effect) where the Contractor determines (for a request from the enrollee), or the provider (in making the request on the enrollee's behalf indicates) that the standard resolution timeframe could seriously jeopardize the enrollee's life or health or ability to attain, maintain or regain maximum function. The Contractor shall make reasonable efforts to provide oral notice to an enrollee regarding an expedited resolution appeal.

23. That if the Contractor denies a request for expedited resolution, it must transfer the appeal to the 30-day timeframe for a standard appeal. The Contractor must make reasonable efforts to give the enrollee prompt oral notice and follow-up within two calendar days with a written notice of the denial of expedited resolution.

24. That an enrollee shall be given 60 days from the date of the Contractor's Notice of Action to file an appeal.

25. That the Contractor shall mail a Notice of Action: 1) at least 10 days before the date of a termination, suspension or reduction of previously authorized AHCCCS services, except as provided in (a)-(f) below; 2) at least 5 days before the date of action in the case of suspected fraud;
         3) at the time of any action affecting the claim when there has been a denial of payment for a service, in whole or in part; 4) within 14 calendar days from receipt of a request for a standard service authorization which has been denied or reduced unless an extension is in effect; 5) within three working days from receipt of an expedited service authorization request unless an extension is in effect. As described below, the Contractor may elect to mail the Notice of Action no later than the date of action when:

                  a) The Contractor receives notification of the death of an enrollee;

                  b) The enrollee signs a written statement requesting service termination or gives information requiring termination or reduction of services (which indicates understanding that the termination or reduction will be the result of supplying that information);

                  c) The enrollee is admitted to an institution where he is ineligible for further services;

                  d) The enrollee's address is unknown and mail directed to the enrollee has no forwarding address;

                  e) The enrollee has been accepted for Medicaid in another local jurisdiction; or

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

                  f) The enrollee's physician prescribes the change in the level of medical care.

26. That the Contractor include, as parties to the appeal, the enrollee, the enrollee's legal representative, or the legal representative of a deceased enrollee's estate.

27. That the Notice of Action must explain: 1) the action the Contractor has taken or intends to take, 2) the reasons for the action, 3) the enrollee's right to file an appeal with the Contractor, 4) the procedures for exercising these rights, 5) circumstances when expedited resolution is available and how to request it and 6) the enrollee's right to request continued benefits pending resolution of the appeal, how to request continued benefits and the circumstances under which the enrollee may be required to pay for the cost of these services.

28. That benefits shall continue only if: 1) the enrollee files an appeal before the later of a) 10 days from the mailing of the Notice of Action or b) the intended date of the Contractor's action, 2) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment, 3) the services were ordered by an authorized provider, 4) the original period covered by the original authorization has not expired, and 5) the enrollee requests a continuation of benefits.

29. That for appeals, the Contractor provides the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person and in writing and that the Contractor informs the enrollee of the limited time available in cases involving expedited resolution.

30. That for appeals, the Contractor provides the enrollee and his representative the opportunity before and during the appeals process to examine the enrollee's case file including medical records and other documents considered during the appeals process.

31. That the Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an enrollee's appeal.

32. That the Contractor shall provide written Notice of Appeal Resolution to the enrollee and the enrollee's representative or the representative of the deceased enrollee's estate which must contain: 1) the results of the resolution process, including the legal citations or authorities supporting the determination, and the date it was completed, and 2) for appeals not resolved wholly in favor of enrollees: a) the enrollee's right to request a State fair hearing no later than 30 days from the date of the Contractor's notice of appeal resolution and how to do so,
         b) the right to receive benefits pending the hearing and how to request continuation of benefits and c) information explaining that the enrollee may be held liable for the cost of benefits if the hearing decision upholds the Contractor.

33. That the Contractor continues extended benefits originally provided to the enrollee until any of the following occurs: 1) the enrollee withdraws appeal, 2) the enrollee has not specifically requested continued benefits pending a hearing decision within 10 days of the Contractor mailing of the appeal resolution notice, 3) the AHCCCS Administration issues a state fair hearing decision adverse to the enrollee or 4) time period or service limits of a previously authorized service has been met.

34. That if the Contractor's decision is appealed and a request for hearing is filed, the Contractor must ensure that the case file and all supporting documentation is received by the AHCCCSA, Office of Legal Assistance (OLA) as specified in the OLA request. The file provided by the Contractor must contain a cover letter that includes:

                  a)       Enrollee's name

                  b)       Enrollee's AHCCCS I.D. number

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

         c)       Enrollee's address

         d)       Enrollee's phone number (if applicable)

         e)       date of receipt of the appeal

         f) summary of the Contractor's actions undertaken to resolve the appeal and summary of the appeal resolution

35.      The following material shall be included in the file sent by the
         Contractor:

         1.       the Enrollee's written request for hearing

         2. copies of the entire appeal file which includes all supporting documentation including pertinent findings and medical records;

         3.       the Contractor's resolution notice

         4.       other information relevant to the resolution of the appeal

36. That if the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished while the appeal was pending, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee's health condition requires.

37. That if the Contractor or State fair hearing decision reverses a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor shall pay for those services, as specified in policy and/or regulation.

38. That if the Contractor or State fair hearing decision upholds a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor may recover the cost of those services from the enrollee.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

ATTACHMENT H(2) PROVIDER GRIEVANCE SYSTEM STANDARDS AND POLICY

The Contractor shall have in place a written grievance system policy for providers regarding adverse actions taken by the Contractor. The policy shall be in accordance with applicable Federal and State laws, regulations and policies. The grievance policy shall include the following provisions:

1. The grievance policy shall be provided to all subcontractors at the time of contract. For providers without a contract, the grievance policy may be mailed with a remittance advice, provided the remittance is sent within 45 days of receipt of a claim.

2. The grievance policy must specify that all grievances, with the exception of those challenging claim denials, must be filed with the Contractor no later than 60 days from the date of the adverse action. Grievances challenging claim denials must be filed in writing with the Contractor no later that 12 months from the date of service, 12 months after the date of eligibility posting or within 60 days after the date of a timely claim submission, whichever is later.

3. Specific individuals are appointed with authority to require corrective action and with requisite experience to administer the grievance process. '

4. A log is maintained for all grievances containing sufficient information to identify the Complainant, date of receipt, nature of the grievance and the date the grievance is resolved. Separate logs must be maintained for provider and behavioral health recipient grievances

5. Within five working days of receipt, the Complainant is informed by letter that the grievance has been received.

6. Each grievance is thoroughly investigated using the applicable statutory, regulatory, contractual and policy provisions, ensuring that facts are obtained from all parties.

7. All documentation received by the Contractor during the grievance process is dated upon receipt.

8. All grievances are filed in a secure designated area and are retained for five years following the Contractor's decision, the Administration's decision, judicial appeal or close of the grievance, whichever is later.

9. A copy of the Contractor's decision will be communicated in writing to all parties. The decision must include and describe in detail, the following:

                  a)       the nature of the grievance

                  b)       the issues involved

                  c) the reasons supporting the Contractor's decision, including references to applicable statute, rule, applicable contractual provisions, policy and procedure

                  d) the Complainant's right to request a hearing by filing the request for hearing to the Contractor no later than 30 days after the date of the Contractor's decision.

10. If the Contractor's decision is appealed and a request for hearing is filed, the Contractor must ensure that all supporting documentation is received by the AHCCCSA, Office of Legal Assistance, no later than five working days from the date the Contractor receives the verbal or written request from AHCCCSA, Office of Legal Assistance. The file sent by the Contractor must contain a cover letter that includes:

                  a)       Complainant's name

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT H:                                         CONTRACT/RFP NO. YH04-0001
GRIEVANCE SYSTEM AND STANDARDS

                  b)       Complainant's AHCCCS ID number

                  c)       Complainant's address

                  d)       Complainant's phone number (if applicable)

                  e)       the date of receipt of grievance

                  f) a summary of the Contractor's actions undertaken to resolve the grievance and basis of the determination

11.      The following material shall be included in the file sent by the
         Contractor:

                  a) written request of the Program Complainant asking for the request for hearing

                  b) copies of the entire file which includes the investigations and/or medical records; and the Contractor's decision

                  c) other information relevant to the resolution of the grievance

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT I: ENCOUNTER SUBMISSION
REQUIREMENTS                                          CONTRACT/RFP NO. YH04-0001

ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS

The Contractor will be assessed sanctions for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

ENDED ENCOUNTER CORRECTIONS

The Contractor must resolve all pended encounters within 120 days of the original processing date. Sanctions will be imposed according to the following schedule for each encounter pended for more than 120 days unless the pend is due to AHCCCSA error:

0-120 days     121-180 days    181-240 days     241-360 days        361+days
No sanction   $ 5 per month   $ 10 per month   $ 15 per month     $ 20 per month

"AHCCCSA error" is defined as a pended encounter, which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if ' circumstances warrant.

When the Contractor notifies AHCCCSA, in writing, that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor, in writing, of the total number of sanctionable encounters pended more than 120 days. Pended encounters shall not be deleted by the Contractor as a means of avoiding sanctions for failure to correct encounters within 120 days. The Contractor shall document deleted encounters and shall maintain a record of the deleted CRNs with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCSA for review.

ENCOUNTER VALIDATION STUDIES

Per CMS requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with CMS. The Contractor will be notified in writing of any significant change in study methodology.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT I: ENCOUNTER SUBMISSION
REQUIREMENTS                                          CONTRACT/RFP NO. YH04-0001

AHCCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Correctness: A correct encounter contains a complete and accurate description of AHCCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT I: ENCOUNTER SUBMISSION
REQUIREMENTS                                          CONTRACT/RFP NO. YH04-0001

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to CMS, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance and request for hearing pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

ENCOUNTER CORRECTIONS

Contractors are required to submit replacement or voided encounters in the event that claims are subsequently corrected following the initial encounter submission. This includes corrections as a result of inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCSA or the Contractor. Contractors shall refer to the Encounter Reporting User Manual for instructions regarding submission of corrected encounters.

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT J: EPSDT PERIODICITY SCHEDULE              CONTRACT/RFP No. YH04-0001

ATTACHMENT J: EPSDT PERIODICITY SCHEDULE

                        AHCCCS EPSDT PERIODICITY SCHEDULE

---------------------------------------------------------------------------------------------------------------------------------
       PROCEDURES                     INFANCY               EARLY CHILDHOOD     MIDDLECHILDHOOD         ADOLESCENCE
                       ----------------------------------------------------------------------------------------------------------
                       new  2-4   by   2   4   6    9  12  15  18  24  3   4       5   6   8    10  12  14  16  18  20+up to 21yr
                       born day  1 mo  mo  mo  mo  mo  mo  mo  mo  mo  yr  yr      yr  yr  yr   yr  yr  yr  yr  yr
---------------------------------------------------------------------------------------------------------------------------------
History
Initial/Interval        X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Height & Weight         X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Head Circumference      X    X     X    X   X   X   X   X   X   X   X
---------------------------------------------------------------------------------------------------------------------------------
Blood Pressure                                                          X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Nutritional
Assessment              X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Vision**
---------------------------------------------------------------------------------------------------------------------------------
Hearing**/Speech
---------------------------------------------------------------------------------------------------------------------------------
Dev. /Behavioral
Assess.                 X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Physical Examination    X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Immunization           <X -------- >    X   X   X      <--- X -->          <------- X -->       <--- X  ----->
---------------------------------------------------------------------------------------------------------------------------------
Tuberculin Test                                         +   +   +   +   +   +       +  +   +     +   +   +  +    +       +
---------------------------------------------------------------------------------------------------------------------------------
Hematocrit/Hemoglobin            <----------------- X>                                               < ----- X --------------->
---------------------------------------------------------------------------------------------------------------------------------
Urinalysis                                                                          X                < ----- X --------------->
---------------------------------------------------------------------------------------------------------------------------------
Lead Screen
---------------------------------------------------------------------------------------------------------------------------------
    Verbal                                      X   X       X   X       X   X       X   X
---------------------------------------------------------------------------------------------------------------------------------
    Blood                                               X           X  X*  X*      X*  X*
---------------------------------------------------------------------------------------------------------------------------------
Anticipatory Guidance   X    X     X    X   X   X   X   X   X   X   X   X   X       X  X   X     X   X   X  X    X       X
---------------------------------------------------------------------------------------------------------------------------------
Dental Referral**
---------------------------------------------------------------------------------------------------------------------------------

These are minimum requirements. If at any time other procedures, tests, etc. are medically indicated, the physician is obligated to perform them. If a child comes under care for the first time at any point on the schedule, or if any items are not accomplished at the suggested age, the schedule should be brought up to date at the earliest possible time.
Key: X   = to be completed          + = to be performed for members at risk when
  indicated.

<-- X -->= the range during which a service may be provided, with the x indicating the preferred age.

* Members not previously screened who fall within this range (36 to 72 months of age) must have a blood lead screen performed.

**  See separate schedule for detail.

*** If American Academy of Pediatrics guidelines are used for the screening schedule and/or more screenings are medically necessary, those additional interperiodic screenings will be covered

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT J: EPSDT PERIODICITY SCHEDULE              CONTRACT/RFP NO. YH04-0001

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                           DENTAL PERIODICITY SCHEDULE

----------------------------------------------------------------------------------------------------------------------------
               MONTHS                                                   YEARS
----------------------------------------------------------------------------------------------------------------------------
            Birth thru 36        3   4   5   6   7    8   9   10   11     12    13    14    15   16   17    18   19   20+ up
Procedure   months                                                                                                    to 21
----------------------------------------------------------------------------------------------------------------------------
Dental            +              X   X   X   X   X    X   X   X    X      X     X     X     X    X     X     X    X     X
Referral
----------------------------------------------------------------------------------------------------------------------------

REFERRALS FOR ROUTINE DENTAL VISITS SHOULD BEGIN AT AGE THREE (3). EARLIER INITIAL DENTAL EVALUATIONS MAY BE APPROPRIATE FOR SOME CHILDREN. SUBSEQUENT EXAMINATIONS AS PRESCRIBED BY DENTIST.

KEY:   + = BIRTH TO 36 MONTHS IF INDICATED
       X = TO BE COMPLETED

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT J: EPSDT PERIODICITY SCHEDULE
No. YH04-0001                                                       CONTRACT/RFP

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                          VISION PERIODICITY SCHEDULE

---------------------------------------------------------------------------------------------------------------------------
                                      MONTHS                                             YEARS
---------------------------------------------------------------------------------------------------------------------------
 Procedure   New   2-4   by 1 2    4   6   9    12  15   18  24    3*  4    5   6    8   10   12  14  16  18      20 + up
             born  Days  mo                                                                                        to 21 yr
---------------------------------------------------------------------------------------------------------------------------
Vision +++   S     S     S    S    S   S   S    S   S    S   S     O   O    O   S    S   O    O   S   S   O           S
---------------------------------------------------------------------------------------------------------------------------

THESE ARE MINIMUM REQUIREMENTS: IF AT ANY TIME OTHER PROCEDURES, TESTS, ETC. ARE MEDICALLY INDICATED, THE PHYSICIAN IS OBLIGATED TO PERFORM THEM.

KEY:  S  = SUBJECTIVE, BY HISTORY
      O  = OBJECTIVE, BY A STANDARD TESTING METHOD
      *  = IF THE PATIENT IS UNCOOPERATIVE, RESCREEN IN 6 MONTHS.
    +++  = MAY BE DONE MORE FREQUENTLY IF INDICATED OR AT INCREASED RISK.

                  ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                    HEARING AND SPEECH PERIODICITY SCHEDULE

----------------------------------------------------------------------------------------------------------------------
                                      MONTHS                                             YEARS
----------------------------------------------------------------------------------------------------------------------
Procedure     New  2-4   by 1  2   4    6    9   12   15  18  24    3   4    5   6   8   10   12  14  16  18  20 + Up
              born Days  mo                                                                                   to 2l yr
----------------------------------------------------------------------------------------------------------------------
Hearing/
Speech+++     S/O  S     S     S   S    S    S   S    S   S   S     O   O    O   S   S   O    O   S   S   O      S
----------------------------------------------------------------------------------------------------------------------

THESE ARE MINIMUM REQUIREMENTS: IF AT ANY TIME OTHER PROCEDURES, TESTS, ETC. ARE MEDICALLY INDICATED, THE PHYSICIAN IS OBLIGATED TO PERFORM THEM.

KEY:  S  = SUBJECTIVE, BY HISTORY
      O  = OBJECTIVE, BY A STANDARD TESTING METHOD
      * = A11 CHILDREN, INCLUDING NEWBORNS, MEETING RISK CRITERIA FOR HEARING LOSS SHOULD BE OBJECTIVELY SCREENED.
    +++ =  MAY BE DONE MORE FREQUENTLY IF INDICATED OR AT INCREASED RISK

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT K: OFFEROR'S CHECKLIST                     CONTRACT/RFP NO. YH04-0001

ATTACHMENT K: OFFEROR'S CHECKLIST

Offerers must submit all items below, unless otherwise noted. In the column titled "Offeror's Page #", the Offeror must enter the appropriate page numbers from its proposal where the AHCCCS Evaluation Panel may find the Offeror's response to that requirement.

I.       GENERAL MATTERS

-------------------------------------------------------------------------------------
SUBJECT:                                           REFERENCE         OFFEROR'S PAGE #
-------------------------------------------------------------------------------------
Offeror's signature page                          (Front page)              N/A
-------------------------------------------------------------------------------------
Offeror's Checklist (this attachment)                 N/A
-------------------------------------------------------------------------------------
Completion of all items in Section G of the RFP    Section G
-------------------------------------------------------------------------------------

NOTE: The "Reqmt. #" shown below in Parts II, III, IV and V refers to the numbered 'submission requirements outlined in Section I, Paragraph 1 of this RFP.

II.      PROVIDER NETWORK

--------------------------------------------------------------------------------------
                                                      SECTION D
                                                   PARAGRAPH #S AND          OFFERER'S
SUBJECT:                           REQMT. #          ATTACHMENTS               PAGE #
--------------------------------------------------------------------------------------
Provider Network Development          1.      Attachment D (1)
--------------------------------------------------------------------------------------
                                      2.      Paragraph 27, Attachment
                                              B
--------------------------------------------------------------------------------------
                                      3.      Paragraph 27, Attachment
                                              B
--------------------------------------------------------------------------------------
Provider Network Management:
--------------------------------------------------------------------------------------
Monitoring and Managing               4.      Paragraph 16, 27, 29,
                                              30, 31, 33
--------------------------------------------------------------------------------------
                                      5.      Paragraph 29
--------------------------------------------------------------------------------------
Network Communication                 6.      Paragraph 27, 29
--------------------------------------------------------------------------------------
                                      7.      N/A
--------------------------------------------------------------------------------------
Capacity Analysis/Planning and        8.      Paragraph 27
Development
--------------------------------------------------------------------------------------
                                      9.      Paragraph 73
--------------------------------------------------------------------------------------

III.     CAPITATION

---------------------------------------------------------------------------------------
                                                     SECTION D
                                                 PARAGRAPH #S AND             OFFEROR'S
           SUBJECT:                REQMT. #         ATTACHMENTS                PAGE #
---------------------------------------------------------------------------------------
Capitation                           10.      Paragraph 53, 57, 75,
                                              Section B, Attachment E
---------------------------------------------------------------------------------------

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT K: OFFEROR'S CHECKLIST                     CONTRACT/RFP NO. YH04-0001

IV.      PROGRAM

---------------------------------------------------------------------------------------
                                                       SECTION D
                                                   PARAGRAPH #S AND           OFFEROR'S
           SUBJECT:               REQMT. #            ATTACHMENTS               PAGE #
---------------------------------------------------------------------------------------
Quality Management                   11.      Paragraph 23, 24
---------------------------------------------------------------------------------------
                                     12.      Paragraph 23
---------------------------------------------------------------------------------------
                                     13.      Paragraph 23
---------------------------------------------------------------------------------------
Utilization Management               14.      Paragraph 23
---------------------------------------------------------------------------------------
                                     15.      Paragraph 23
---------------------------------------------------------------------------------------
                                     16.      Paragraph 23
---------------------------------------------------------------------------------------
                                     17.      Paragraph 23
---------------------------------------------------------------------------------------
                                     18.      Paragraph 23
---------------------------------------------------------------------------------------
Disease Prevention/Health
Maintenance                          19.      Paragraph 10, 23, 24
---------------------------------------------------------------------------------------
                                     20.      Paragraph 10, 15, 23, 24
---------------------------------------------------------------------------------------
                                     21.      Paragraph 10, 24
---------------------------------------------------------------------------------------
                                     22.      Paragraph 10, 23
---------------------------------------------------------------------------------------
Focused Health Needs                 23.      Paragraph 11,23
---------------------------------------------------------------------------------------
                                     24.      Paragraph 23
---------------------------------------------------------------------------------------
                                     25.      Paragraph 18, 20
---------------------------------------------------------------------------------------
                                     26.      Paragraph 10, 11,23
---------------------------------------------------------------------------------------
                                     27.      Paragraph 10, 23, 24, 31, 33
---------------------------------------------------------------------------------------
Member Services                      28.      Paragraph 18, 23, 25,
                                              Attachment H (1)
---------------------------------------------------------------------------------------
                                     29.      Paragraph 8, 16, 18, 20
---------------------------------------------------------------------------------------
                                     30.      Paragraph 4, 19, 23, 25,
                                              Attachment H (1)
---------------------------------------------------------------------------------------

V.       ORGANIZATION

---------------------------------------------------------------------------------------
                                                       SECTION D
                                                   PARAGRAPH #S AND           OFFEROR'S
           SUBJECT:               REQMT. #            ATTACHMENTS               PAGE #
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
Organization and Staffing            31.      N/A
---------------------------------------------------------------------------------------
                                     32.      N/A
---------------------------------------------------------------------------------------
                                     33.      Paragraph 73
---------------------------------------------------------------------------------------
Corporate Compliance                 34.      Paragraph 62
---------------------------------------------------------------------------------------
                                     35.      Paragraph 62
---------------------------------------------------------------------------------------
Grievance and Appeals                36.      Paragraph 25, Attachment
                                              H (1), Attachment H (2)
---------------------------------------------------------------------------------------
                                     37.      Paragraph 25, Attachment
                                              H(l), Attachment H (2)
---------------------------------------------------------------------------------------

                                                            Final Acute Care RFP
                                                             September 15, 2003

ATTACHMENT K: OFFEROR'S CHECKLIST                     CONTRACT/RFP NO. YH04-0001

---------------------------------------------------------------------------------------
                                                      SECTION D
                                                   PARAGRAPH #S AND           OFFEROR'S
           SUBJECT:               REQMT. #           ATTACHMENTS                PAGE #
---------------------------------------------------------------------------------------
Claims                               38.      Paragraph 38, 58
---------------------------------------------------------------------------------------
                                     39.      N/A
---------------------------------------------------------------------------------------
                                     40.      N/A
---------------------------------------------------------------------------------------
Encounters                           41.      Paragraph 64,
                                              65, Attachment I
---------------------------------------------------------------------------------------
Financial Standards                  42.      Paragraph 46, 47
---------------------------------------------------------------------------------------
                                     43.      Paragraph 45
---------------------------------------------------------------------------------------
                                     44.      N/A
---------------------------------------------------------------------------------------
                                     45.      N/A
---------------------------------------------------------------------------------------
                                     46.      N/A
---------------------------------------------------------------------------------------
                                     47.      N/A
---------------------------------------------------------------------------------------
                                     48.      N/A
---------------------------------------------------------------------------------------
                                     49.      Paragraph 50
---------------------------------------------------------------------------------------
                                     50.      Paragraph 43
---------------------------------------------------------------------------------------
Liability Management                 51.      Paragraph 50
---------------------------------------------------------------------------------------

VI.      EXTRA CREDIT

---------------------------------------------------------------------------------------
                                                       SECTION D
                                                   PARAGRAPH #S AND           OFFEROR'S
           SUBJECT:               REQMT. #            ATTACHMENTS               PAGE #
---------------------------------------------------------------------------------------
OPTIONAL SUBMISSIONS:
---------------------------------------------------------------------------------------
EXTRA CREDIT                         52.           N/A
---------------------------------------------------------------------------------------

[END OF CHECKLIST]

                                                            Final Acute Care RFP
                                                              September 15, 2003

ATTACHMENT L: COST SHARING COPAYMENTS                 CONTRACT/RFP NO. YH04-0001

ATTACHMENT L: COST SHARING COPAYMENTS

I.       EXEMPT POPULATIONS (REGARDLESS OF RATE CODE)

         The following populations are EXEMPT FROM COPAYMENTS FOR ALL SERVICES ($0 COPAY):

         - All recipients under the age of 19, including all KidsCare members

         -        All Pregnant Women

         -        All ALTCS enrolled members

         - All persons with Serious Mental Illness receiving RBHA services

         -        All members who are receiving CRS services

         -        SOBRA Family Planning Services Only members

         Additionally, NO RECIPIENT may be asked to make a copayment for family planning services or supplies.

II.      MANDATORY COPAYMENTS APPLY TO THE TITLE XIX WAIVER GROUP
         SERVICES TO THIS POPULATION MAY BE DENIED FOR FAILURE TO PAY COPAYMENT.

                  - EXCEPTION: RBHA GENERAL MENTAL HEALTH AND SUBSTANCE ABUSE SERVICE RECIPIENTS ARE SUBJECT TO STANDARD COPAYMENT AMOUNTS DESCRIBED BELOW.

SERVICE                                                                COPAYMENT
----------------------------------------------------------------------------------
Generic Prescriptions or Brand Name if generic not available           $  4 per Rx
----------------------------------------------------------------------------------
Brand Name Prescriptions when generic is available                     $        10
----------------------------------------------------------------------------------
Non Emergency Use of ER                                                $        30
----------------------------------------------------------------------------------
Physician Office Visits                                                $         5
----------------------------------------------------------------------------------

III.     STANDARD COPAYMENTS APPLY TO THE FOLLOWING POPULATIONS

         SERVICES TO THIS POPULATION MAY NOT BE DENIED FOR FAILURE TO PAY COPAYMENT.

                  -        AHCCCS for Families with Children

                  -        Supplemental Security Income with and without
                           Medicare

SERVICE                                                                COPAYMENT
---------------------------------------------------------------------------------
Generic Prescriptions or Brand Name if generic not available           $        0
---------------------------------------------------------------------------------
Brand Name Prescriptions when generic is available                     $        0
---------------------------------------------------------------------------------
Non Emergency Use of ER                                                $        5
---------------------------------------------------------------------------------
Physician Office Visits                                                $        1
---------------------------------------------------------------------------------

IV.      OTHER CO-PAYS

         HIFA Parents (Parents of KidsCare and SOBRA Children)

                  -        Copayment is not mandatory

                  - EXCEPTION: NATIVE AMERICAN HEALTH PLAN ENROLLED PARENTS ARE EXEMPT FROM ANY COPAYMENT

SERVICE                                                                COPAYMENT
---------------------------------------------------------------------------------
Generic Prescriptions or Brand Name if generic not available           $        0
---------------------------------------------------------------------------------
Brand Name Prescriptions when generic is available                     $        0
---------------------------------------------------------------------------------
Non Emergency Use of ER                                                $        5
---------------------------------------------------------------------------------
Physician Office Visits                                                $        0
---------------------------------------------------------------------------------

                                                            Final Acute Care RFP
                                                              September 15, 2003